UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Transocean Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April             , 2011

Dear Shareholder:

        The 2011 annual general meeting of Transocean Ltd. will be held on Friday, May 13, 2011 at 4:00 p.m., Swiss time, at the Lorzensaal Cham, Dorfplatz 3, CH-6330 Cham, Switzerland. The invitation to the annual general meeting, the proxy statement and a proxy card are enclosed and describe the matters to be acted upon at the meeting.

        It is important that your shares be represented and voted at the meeting whether you plan to attend or not. Please read the enclosed invitation and proxy statement and date, sign and promptly return the proxy card in the enclosed self-addressed envelope.

        Sincerely,

Robert E. Rose Chairman of the Board	Steven L. Newman President and Chief Executive Officer

        This invitation, proxy statement and the accompanying proxy card are first being mailed to our shareholders on or about April             , 2011.

INVITATION TO ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.
Friday, May 13, 2011
4:00 p.m., Swiss time,
at the Lorzensaal Cham, Dorfplatz 3, CH-6330 Cham, Switzerland

Agenda Items

  (1)
  Approval of the 2010 Annual Report, including the Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2010 and the Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2010.

    Proposal of the Board of Directors

    The Board of Directors proposes that the 2010 Annual Report, including the consolidated financial statements for fiscal year 2010 and the statutory financial statements for fiscal year 2010, be approved.

  (2)
  Discharge of the Members of the Board of Directors and the Executive Management From Liability for Activities During Fiscal Year 2010.

    Proposal of the Board of Directors

    The Board of Directors proposes that discharge be granted to the members of the Board of Directors and executive management from liability for activities during fiscal year 2010.

  (3)
  Appropriation of the Available Earnings for Fiscal Year 2010.

    Proposal of the Board of Directors

    The Board of Directors proposes that all available earnings of the Company be carried forward.

in CHF
Balance brought forward from previous years	36,713,000
Net profit of the year	224,976,369
Total available earnings	261,689,369
Appropriation of available earnings
Balance to be carried forward on this account	261,689,369
  (4)
  Proposed Reallocation of Free Reserve to Legal Reserve, Reserve From Capital Contributions.

    Proposal of the Board of Directors

    The Board of Directors proposes that CHF 3,243,051,000 of free reserve be reallocated to legal reserve, reserve from capital contributions.

	in CHF
Free reserve as of December 31, 2010	3,243,051,000
Reallocation to legal reserve, reserve from capital contributions	3,243,051,000
Total legal reserve, reserve from capital contributions	11,168,051,396	*

    * Prior to the release and allocation of legal reserve, reserve from capital contributions, to the dividend reserve from capital contributions pursuant to the conditional Agenda Item 6.

  (5)
  Rescission of the Distribution to Shareholders in the Form of a Par Value Reduction as Approved at the 2010 Annual General Meeting.

    Proposal of the Board of Directors

    The Board of Directors proposes that the resolution of the 2010 Annual General Meeting (the "2010 Distribution Resolution"), by which the distribution to shareholders in the form of a par value reduction in an amount in Swiss francs equal to USD 3.11 per issued share (including

i

    treasury shares) to be calculated and paid in U.S. dollars in four quarterly installments (the "2010 Distribution"), was approved, be rescinded. The effect of this Agenda Item 5, if approved, is that the 2010 Distribution will not be made to shareholders, and any steps initiated, or to be initiated, by the Board of Directors to implement the 2010 Distribution Resolution, including, but not limited to, the appeal to the Swiss Federal Supreme Court to achieve the registration of the initial quarterly installment of the 2010 Distribution, will no longer be pursued.

  (6)
  Conditional Agenda Item: Release and Allocation of Legal Reserve, Reserve From Capital Contributions, to Dividend Reserve From Capital Contributions; Dividend Distribution out of the Dividend Reserve From Capital Contributions.

    Note: A vote by shareholders at the 2011 Annual General Meeting on this Agenda Item 6 is contingent on the approval by shareholders at the 2011 Annual General Meeting of the proposals of the Board of Directors under Agenda Item 3 (carry forward of the entire available earnings) and Agenda Item 5 (rescission of the distribution to shareholders in the form of a par value reduction as approved at the 2010 Annual General Meeting). Accordingly, if either Agenda Item 3 or Agenda Item 5 has not been approved at the 2011 Annual General Meeting, there will be no vote on Agenda Item 6 at the 2011 Annual General Meeting.

    Proposal of the Board of Directors

    The Board of Directors proposes that (A) CHF 1,937,000,000 of legal reserve, reserve from capital contributions, be released and allocated to "dividend reserve from capital contributions" (the "Dividend Reserve") and (B) a dividend in the amount of USD 3.16 per share of the Company be distributed out of, and limited at a maximum to the amount of, such Dividend Reserve and paid in four installments. Dividend payments shall be made with respect to the outstanding share capital of the Company on the record date for the applicable installment, which amount will exclude any shares held by the Company or any of its direct or indirect subsidiaries. The proposed shareholder resolution is included in Annex A.

    Proposed Release and Allocation of Legal Reserve, Reserve From Capital Contributions to Dividend Reserve

in CHF
Legal reserve, reserve from capital contributions, as of December 31, 2010	7,925,000,396
Less release to dividend reserve from capital contributions	(1,937,000,000)
CHF 3,243,051,000 allocated to legal reserve, reserve from capital contributions pursuant to Agenda Item 4	3,243,051,000
Remaining legal reserve, reserve from capital contributions	9,231,051,396
  (7)
  New Authorized Share Capital.

    Proposal of the Board of Directors

    The Board of Directors proposes that its authority to issue shares out of the Company's authorized share capital, which expired on December 18, 2010, be readopted for a new two-year period, expiring on May 13, 2013. Under the proposal, the Board of Directors' authority to issue new shares in one or several steps will be limited to a maximum of 67,047,057 new shares, or 19.99% of the currently existing stated share capital of the Company. The proposed amendments to the Articles of Association are included in Annex B.

  (8)
  Reduction of the Maximum Number of Members of the Board of Directors to 12.

    Proposal of the Board of Directors

    The Board of Directors proposes that article 22 of the Articles of Association be amended such that the maximum number of the members of the Board of Directors be reduced to 12. The proposed amendment to article 22 of the Articles of Association is included in Annex C.

  (9)
  Election of Three New Directors—Jagjeet S. Bindra, Steve Lucas and Tan Ek Kia; Reelections.

    Proposal of the Board of Directors

    The Board of Directors proposes that the nominees set forth below be elected as Class III Directors for a three-year term:

      •
      Jagjeet S. Bindra; and

      •
      Steve Lucas.

    The Board of Directors further proposes that the nominee set forth below be elected as a Class I Director for a one-year term:

      •
      Tan Ek Kia.

    The Board of Directors further proposes that the directors set forth below be reelected as Class III Directors for a three-year term:

      •
      Martin B. McNamara; and

      •
      Ian C. Strachan.

  (10)
  Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2011 and Reelection of Ernst & Young Ltd., Zurich, as the Company's Auditor for a Further One-Year Term.

    Proposal of the Board of Directors

    The Board of Directors proposes that Ernst & Young LLP be appointed as Transocean Ltd.'s independent registered public accounting firm for the fiscal year 2011 and that Ernst & Young Ltd., Zurich, be reelected as Transocean Ltd.'s auditor pursuant to the Swiss Code of Obligations for a further one-year term, commencing on the day of election at the 2011 annual general meeting and terminating on the day of the 2012 annual general meeting.

  (11)
  Advisory Vote on Executive Compensation.

    Proposal of the Board of Directors

    The Board of Directors proposes that shareholders be provided with an advisory vote on the compensation of the Company's Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in this proxy statement.

  (12)
  Advisory Vote on Frequency of Executive Compensation Vote.

    Proposal of the Board of Directors

    The Board of Directors proposes that shareholders be provided with an advisory vote on whether the advisory vote on the compensation of the Company's Named Executive Officers should occur every one, two or three years.

Organizational Matters

        A copy of the proxy materials, including a proxy and admission card, has been sent to each shareholder registered in Transocean Ltd.'s share register as of March 16, 2011. Any additional shareholders who are registered in Transocean Ltd.'s share register on April 26, 2011 will receive a copy of the proxy materials after April 26, 2011. Shareholders not registered in Transocean Ltd.'s share register as of April 26, 2011 will not be entitled to attend, vote or grant proxies to vote at, the 2011 annual general meeting. No shareholder will be entered in Transocean Ltd.'s share register as a shareholder with voting rights between the close of business on April 26, 2011 and the opening of business on the day following the annual general meeting. BNY Mellon Shareowner Services, which maintains Transocean Ltd.'s share register, will, however, continue to register transfers of Transocean Ltd. shares in the share register in its capacity as transfer agent during this period.

        Shareholders registered in Transocean Ltd.'s share register as of April 26, 2011 have the right to attend the annual general meeting and vote their shares (in person or by proxy), or may grant a proxy to vote on each of the proposals in this invitation and any other matter properly presented at the meeting for consideration to either Transocean Ltd. (as corporate proxy) or the independent representative, Rainer Hager, by marking the proxy card appropriately, executing it in the space provided, dating it and returning it either to:

    Transocean Ltd.
    Vote Processing
    c/o Broadridge
    51 Mercedes Way
    Edgewood, NY 11717
    USA

    or, if granting a proxy to the independent representative
    Rainer Hager
    Attorney at Law and Notary
    Schweiger, Advokatur/Notariat
    Dammstrasse 19
    CH-6300
    Zug, Switzerland

        We urge you to return your proxy card by 4 p.m. Eastern Daylight Time (EDT), 10 p.m. Swiss time, on May 12, 2011 to ensure that your proxy card is timely submitted.

        Shares of holders who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. Shares of holders who have timely submitted a properly executed proxy card and have not specifically indicated their votes (irrespective of whether a proxy has been granted to Transocean Ltd. or the independent representative or neither is specified) will be voted in the manner recommended by the Board of Directors and Transocean Ltd. will act as such holders' proxy. Any proxy card marked to grant a proxy to both Transocean Ltd. (as corporate proxy) and the independent representative will be counted as a proxy granted to Transocean Ltd. only.

        If any other matters are properly presented at the meeting for consideration, Transocean Ltd. and the independent representative, as applicable, will, in the absence of specific instructions to the contrary, have the discretion to vote on these matters in the manner recommended by the Board of Directors in the name and on behalf of shareholders who have timely submitted a properly executed proxy card.

        Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee when voting their shares. Shareholders who hold their shares in the name of a bank, broker or other nominee and wish to vote in person at the meeting must obtain a valid proxy from the organization that holds their shares.

        We may accept a proxy by any form of communication permitted by Swiss law and our Articles of Association.

        Please note that shareholders attending the annual general meeting in person or by proxy are required to show their admission card on the day of the annual general meeting. In order to determine attendance correctly, any shareholder leaving the annual general meeting early or temporarily is requested to present such shareholder's admission card upon exit.

Proxy Holders of Deposited Shares

        Institutions subject to the Swiss Federal Law on Banks and Savings Banks and professional asset managers who hold proxies for beneficial owners who did not grant proxies to Transocean Ltd. or the independent representative are kindly asked to inform Transocean Ltd. of the number and par value of the registered shares they represent as soon as possible, but no later than May 13, 2011, 12 p.m. Swiss time, at the admission office for the annual general meeting.

Annual Report, Consolidated Financial Statements, Statutory Financial Statements

        A copy of the 2010 Annual Report (including the consolidated financial statements for fiscal year 2010, the statutory financial statements of Transocean Ltd. for fiscal year 2010 and the audit reports on such consolidated and statutory financial statements) is available for physical inspection at Transocean Ltd.'s registered office, Turmstrasse 30, CH-6300 Zug, Switzerland. Copies of these materials may be obtained without charge by contacting our Corporate Secretary, at our registered office, Turmstrasse 30, CH-6300 Zug, Switzerland, telephone number +41 (041) 749 0500, or Investor Relations at our offices in the United States, at 4 Greenway Plaza, Houston, Texas 77046.

On behalf of the Board of Directors,
Robert E. Rose Chairman of the Board

Zug, Switzerland
April             , 2011

YOUR VOTE IS IMPORTANT

        You may designate proxies to vote your shares by mailing the enclosed proxy card. Please review the instructions in the proxy statement and on your proxy card regarding voting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON MAY 13, 2011.

Our proxy statement and 2010 Annual Report are available at
http://www.deepwater.com/proxymaterials.cfm.

v

Page
Information about the Meeting And Voting	P-1

Agenda Item 1. Approval of the 2010 Annual Report, the Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2010 and the Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2010

P-6
Agenda Item 2. Discharge of the Board of Directors and Executive Management from Liability for Activities During Fiscal Year 2010	P-7
Agenda Item 3. Appropriation of the Available Earnings for Fiscal Year 2010	P-8
Agenda Item 4. Reallocation of Free Reserve to Legal Reserve, Reserve From Capital Contributions	P-9
Agenda Item 5. Rescission of the Distribution to Shareholders in the Form of a Par Value Reduction as Approved at the 2010 Annual General Meeting	P-10

Agenda Item 6. Conditional Agenda Item: Release and Allocation of Legal Reserve, Reserve From Capital Contributions, to Dividend Reserve From Capital Contributions; Dividend Distribution out of the Dividend Reserve From Capital Contributions

P-11
Agenda Item 7. New Authorized Share Capital	P-13
Agenda Item 8. Reduction of the Maximum Number of Members of the Board of Directors to 12	P-15
Agenda Item 9. Election of Three New Directors—Jagjeet S. Bindra, Steve Lucas and Tan Ek Kia; Reelections	P-16
Corporate Governance	P-21
Board Meetings and Committees	P-26
2010 Director Compensation	P-29
Audit Committee Report	P-31
Security Ownership of Certain Beneficial Owners	P-32
Security Ownership of Directors and Executive Officers	P-33
Compensation Discussion and Analysis	P-34
Executive Compensation Committee Report	P-56
Executive Compensation	P-57
Summary Compensation Table	P-57
Grants of Plan-Based Awards for Fiscal Year 2010	P-60
Outstanding Equity Awards at Fiscal Year-End 2010	P-61
Option Exercises and Shares Vested for Fiscal Year 2010	P-63
Pension Benefits for Fiscal Year 2010	P-63
Nonqualified Deferred Compensation for Fiscal Year 2010	P-67
Potential Payments Upon Termination or Change of Control	P-68
Certain Transactions	P-74
Equity Compensation Plan Information	P-74

Agenda Item 10. Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2011 and Reelection of Ernst & Young Ltd., Zurich, as the Company's Auditor Pursuant to the Swiss Code of Obligations for a Further One-Year Term

P-75
Fees Paid to Ernst & Young	P-75
Audit Committee Pre-Approval of Audit and Non-Audit Services	P-76
Agenda Item 11. Advisory Vote on Executive Compensation	P-77
Agenda Item 12. Advisory Vote on Frequency of Executive Compensation Vote	P-78
Other Matters	P-79

PROXY STATEMENT
FOR ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.
MAY 13, 2011

INFORMATION ABOUT THE MEETING AND VOTING

        This proxy statement is furnished in connection with the solicitation of proxies by Transocean Ltd., on behalf of our Board of Directors, to be voted at our annual general meeting to be held on May 13, 2011 at 4:00 p.m., Swiss time, at the Lorzensaal Cham, Dorfplatz 3, CH-6330 Cham, Switzerland.

Agenda Items

        At the annual general meeting, shareholders will be asked to vote upon the following agenda items:

  •
  Approval of the 2010 Annual Report, including the consolidated financial statements of Transocean Ltd. for fiscal year 2010 and the statutory financial statements of Transocean Ltd. for fiscal year 2010.

  •
  Discharge of the members of the Board of Directors and executive management from liability for activities during fiscal year 2010.

  •
  Appropriation of the available earnings for fiscal year 2010.

  •
  Reallocation of free reserve to legal reserve, reserve from capital contributions.

  •
  Rescission of the distribution to shareholders in the form of a par value reduction as approved at the 2010 Annual General Meeting.

  •
  Release and allocation of legal reserve, reserve from capital contributions, to dividend reserve from capital contributions; and dividend distribution out of the dividend reserve from capital contributions. This proposal is contingent on shareholder approval of the proposals by the Board of Directors to (a) carry forward the entire available earnings (Agenda Item 3) and (b) rescind the distribution to shareholders in the form of a par value reduction as approved at the 2010 Annual General Meeting (Agenda Item 5).

  •
  New authorized share capital.

  •
  Reduction of the maximum number of members of the Board of Directors to 12 and respective amendment to article 22 of the Articles of Association of the Company.

  •
  Election of three new directors—Jagjeet S. Bindra, Steve Lucas and Tan Ek Kia; reelections:

    The following nominees are proposed to be elected as Class III Directors for a three-year term:

    •
    Jagjeet S. Bindra; and

    •
    Steve Lucas.

    The following nominee is proposed to be elected as a Class I Director for a one-year term:

    •
    Tan Ek Kia.

    Each of the directors set forth below is proposed to be reelected as a Class III Director for a three-year term:

    •
    Martin B. McNamara; and

    •
    Ian C. Strachan.

  •
  Appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2011 and reelection of Ernst & Young Ltd., Zurich, as the Company's auditor pursuant to the Swiss Code of Obligations for a further one-year term.

  •
  Advisory vote on the compensation of the Company's Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement.

  •
  Advisory vote on whether the advisory vote on the compensation of the Company's Named Executive Officers should occur every one, two or three years.

Quorum

        Our Articles of Association provide that the presence of shareholders, in person or by proxy, holding at least a majority of the shares entitled to vote at the meeting constitutes a quorum for purposes of this annual general meeting. Our Articles of Association further provide that the presence of shareholders, in person or by proxy, holding at least two-thirds of the share capital recorded in the commercial register constitutes a quorum for purposes of amending article 22 of our Articles of Association. This higher quorum will therefore be the applicable quorum in relation to Agenda Item 8 regarding the proposed reduction of the maximum number of members of the Board of Directors. Abstentions and "broker nonvotes" will be counted as present for purposes of determining whether there is a quorum at the meeting.

Record Date

        Only shareholders of record on April 26, 2011 are entitled to notice of, to attend, and to vote or to grant proxies to vote at, the annual general meeting. No shareholder will be entered in Transocean Ltd.'s share register with voting rights between the close of business on April 26, 2011 and the opening of business on the day following the annual general meeting.

Votes Required

  •
  Approval of the proposal with respect to the 2010 Annual Report and the 2010 consolidated financial statements and 2010 statutory financial statements of Transocean Ltd. requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual general meeting, not counting abstentions or blank or invalid ballots.

  •
  Approval of the proposal to discharge the members of the Board of Directors and our executive management from liability for activities during fiscal year 2010 requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual general meeting, not counting abstentions or blank or invalid ballots. No member of the Board of Directors or Transocean executive management has voting rights in relation to the proposal to discharge the members of the Board of Directors and our executive management from liability for activities during fiscal year 2010.

  •
  Approval of the proposal for the appropriation of available earnings for fiscal year 2010 to be carried forward requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual general meeting, not counting abstentions or blank or invalid ballots.

  •
  Approval of the proposal for the reallocation of CHF 3,243,051,000 of free reserve to legal reserve, reserve from capital contributions requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual general meeting, not counting abstentions or blank or invalid ballots.

  •
  Approval of the proposal for the rescission of the distribution to shareholders in the form of a par value reduction as approved at the 2010 Annual General Meeting requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual general meeting, not counting abstentions or blank or invalid ballots.

  •
  Approval of the proposal for (1) the release and allocation of legal reserve, reserve from capital contributions, to dividend reserve from capital contributions, and (2) the dividend distribution out of the dividend reserve from capital contributions requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual general meeting, not counting abstentions or blank or invalid ballots.

    Note: A vote by shareholders at the 2011 Annual General Meeting on this Agenda Item 6 is contingent on the approval by shareholders at the 2011 Annual General Meeting of the proposals of the Board of Directors under Agenda Item 3 (carry forward of the entire available earnings) and Agenda Item 5 (rescission of the distribution to shareholders in the form of a par value reduction as approved at the 2010 Annual General Meeting). Accordingly, if either Agenda Item 3 or Agenda Item 5 is not approved at the 2011 Annual General Meeting, there will be no vote on Agenda Item 6 at the 2011 Annual General Meeting.

  •
  Approval of the proposal for a new authorized share capital requires the affirmative vote of two-thirds of the votes represented at the annual general meeting. An abstention or blank or invalid ballot will have the effect of a vote "against" this proposal.

  •
  Approval of the proposal to reduce the maximum number of members of the Board of Directors requires the affirmative vote of two-thirds of the shares recorded in the commercial register and entitled to vote at the annual general meeting. An abstention or blank or invalid ballot will have the effect of a vote "against" this proposal.

  •
  Approval of the proposal to elect three nominees and reelect two nominees named in the proxy statement as directors requires the affirmative vote of a plurality of the votes cast in person or by proxy at the annual general meeting. The plurality requirement means that the director nominee with the most votes for a board seat is elected to that board seat. You may vote "for" or "against" or "abstain" with respect to the election of each director. Only votes "for" or "against" are counted in determining whether a plurality has been cast in favor of a director. Abstentions and broker non-votes are not counted for purposes of the election of directors. As described later in this proxy statement, our Corporate Governance Guidelines set forth our procedures if a director nominee is elected but does not receive more votes cast "for" than "against" the nominee's election.

  •
  Approval of the proposal to appoint Ernst & Young LLP as the Company's independent registered public accounting firm for 2011 and to reelect Ernst & Young Ltd. as the Company's auditor pursuant to the Swiss Code of Obligations for a further one-year term requires the affirmative vote of holders of a majority of the votes cast in person or by proxy at the annual general meeting on the proposal. Abstentions and blank or invalid ballots are not counted for purposes of this proposal.

  •
  Approval of the advisory vote on the compensation of the Company's Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual general meeting, not counting abstentions, broker non-votes or blank or invalid ballots. The vote is advisory and therefore not binding on the Company.

  •
  For the purposes of the proposal included in Agenda Item 12, which provides for an advisory vote on whether the advisory vote on the compensation of our Named Executive Officers should occur every one, two, or three years, the approval of an alternative requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual general meeting, not counting abstentions, broker non-votes or blank or invalid ballots. If none of the alternatives (one year, two years or three years) receive a majority vote, we will consider the alternative with the highest number of votes cast by shareholders to be the alternative that has been selected by shareholders.

        As of March 16, 2011, there were                    shares outstanding. Only registered holders of our shares on April 26, 2011, the record date established for the annual general meeting, are entitled to notice of, to attend and to vote at, the meeting. Holders of shares on the record date are entitled to one vote for each share held.

Proxies

        A proxy card is being sent to each record holder of shares as of March 16, 2011. In addition, a proxy card will be sent to each additional record holder of shares as of the record date, April 26, 2011. If you are registered as a shareholder in Transocean Ltd.'s share register as of April 26, 2011, you may grant a proxy to vote on each of the proposals and any other matter properly presented at the meeting for consideration to either Transocean Ltd. or the independent representative, Rainer Hager, by marking your proxy card appropriately, executing it in the space provided, dating it and returning it either to:

    Transocean Ltd.
    Vote Processing
    c/o Broadridge
    51 Mercedes Way
    Edgewood, NY 11717
    USA

    or, if granting a proxy to the independent representative
    Rainer Hager
    Attorney at Law and Notary
    Schweiger, Advokatur/Notariat
    Dammstrasse 19
    CH-6300
    Zug, Switzerland

        We urge you to return your proxy card by 4 p.m. Eastern Daylight Time (EDT), 10 p.m. Swiss time, on May 12, 2011 to ensure that your proxy card is timely submitted. Proxies granted to Transocean Ltd. will not be exercised by an executive officer or director of Transocean Ltd. at the annual general meeting.

        Please sign, date and mail your proxy card in the envelope provided. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

        Under New York Stock Exchange rules, brokers who hold shares in street name for customers, such that the shares are registered on the books of the Company as being held by the brokers, have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for "non-routine" matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as "broker non-votes." Agenda Item 9 for the election of directors, as well as Agenda Items 11 and 12, are non-routine matters under New York Stock Exchange rules. If you hold your shares in "street name," your broker may not be able to vote your shares in the election of directors unless the broker receives appropriate instructions from you. We recommend that you contact your broker.

        If you were a holder on the record date and have timely submitted a properly executed proxy card and specifically indicated your votes, your shares will be voted as indicated. If you were a holder on the record date and you have timely submitted a properly executed proxy card and have not specifically indicated your votes (irrespective of whether a proxy has been granted to Transocean Ltd. or the independent representative or neither is specified), your shares will be voted in the manner recommended by the Board of Directors and Transocean Ltd. will act as your proxy. Any proxy card marked to grant a proxy to both Transocean Ltd. (as corporate proxy) and the independent representative will be counted as a proxy granted to Transocean Ltd. only.

        There are no other matters that the Board of Directors intends to present, or has received proper notice that others will present, at the annual general meeting. If any other matters are properly presented at the meeting for consideration, Transocean Ltd. and the independent representative, as applicable, will, in the absence of specific instructions to the contrary, vote any proxies submitted to them on these matters in the manner recommended by the Board of Directors.

        You may revoke your proxy card at any time prior to its exercise by:

  •
  giving written notice of the revocation to our Corporate Secretary at Transocean Ltd., Turmstrasse 30, CH-6300 Zug, Switzerland, with respect to proxies granted to Transocean Ltd., or to the independent representative at the address set forth above, with respect to proxies granted to the independent representative;

  •
  appearing at the meeting, notifying our Corporate Secretary, with respect to proxies granted to Transocean Ltd., or the independent representative, with respect to proxies granted to the independent representative, and voting in person; or

  •
  properly completing and executing a later-dated proxy and timely delivering it to our Corporate Secretary or the independent representative.

        Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

        We may accept a proxy by any form of communication permitted by Swiss law and our Articles of Association. Please note that shareholders attending the annual general meeting in person or by proxy are required to show their admission card on the day of the annual general meeting. In order to determine attendance correctly, any shareholder leaving the annual general meeting early or temporarily is requested to present such shareholder's admission card upon exit.

Background of Transocean

        In December 2008, Transocean Ltd. completed a transaction pursuant to an Agreement and Plan of Merger among Transocean Ltd., Transocean Inc., which was our former parent holding company, and Transocean Cayman Ltd., a company organized under the laws of the Cayman Islands that was a wholly-owned subsidiary of Transocean Ltd., pursuant to which Transocean Inc. merged by way of schemes of arrangement under Cayman Islands law with Transocean Cayman Ltd., with Transocean Inc. as the surviving company (the "Redomestication Transaction"). In the Redomestication Transaction, Transocean Ltd. issued one of its shares in exchange for each ordinary share of Transocean Inc. In addition, Transocean Ltd. issued 16 million of its shares to Transocean Inc. for future use to satisfy Transocean Ltd.'s obligations to deliver shares in connection with awards granted under our incentive plans, warrants or other rights to acquire shares of Transocean Ltd. The Redomestication Transaction effectively changed the place of incorporation of our parent holding company from the Cayman Islands to Zug, Switzerland. As a result of the Redomestication Transaction, Transocean Inc. became a direct, wholly-owned subsidiary of Transocean Ltd. In connection with the Redomestication Transaction, we also relocated our principal executive offices to Vernier, Switzerland.

        References to "Transocean," the "Company," "we," "us" or "our" include Transocean Ltd. together with its subsidiaries and predecessors, unless the context requires otherwise.

AGENDA ITEM 1.

Approval of the 2010 Annual Report, including the Consolidated Financial Statements of
Transocean Ltd. for Fiscal Year 2010 and the Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2010

Proposal

        The Board of Directors proposes that the 2010 Annual Report, including the consolidated financial statements of Transocean Ltd. for fiscal year 2010 and the statutory financial statements for fiscal year 2010, be approved.

Explanation

        The consolidated financial statements of Transocean Ltd. for fiscal year 2010 and the Swiss statutory financials for fiscal year 2010 are contained in the 2010 Annual Report, which was made available to all registered shareholders with this invitation and proxy statement. In addition, these materials will be available for physical inspection at the Company's registered office, Turmstrasse 30, CH-6300 Zug, Switzerland. The 2010 Annual Report also contains information on the Company's business activities and our business and financial situation, information relating to corporate governance as required by the SIX Swiss Exchange directive on corporate governance, and the reports of Ernst & Young Ltd., Zurich, the Company's auditors pursuant to the Swiss Code of Obligations, on the Company's consolidated financial statements for fiscal year 2010 and statutory financial statements for fiscal year 2010. In its reports, Ernst & Young Ltd., the Company's auditors pursuant to the Swiss Code of Obligations, recommended without qualification that the Company's consolidated financial statements and statutory financial statements for the year ended December 31, 2010 be approved. Ernst & Young Ltd. expresses its opinion that the "consolidated financial statements for the years ended December 31, 2010 and 2009 present fairly, in all material respects, the financial position, the results of operations and the cash flows in accordance with accounting principles generally accepted in the United States of America (US GAAP) and comply with Swiss law." Ernst & Young Ltd. further expresses its opinion and confirms that the statutory financial statements for the year ended December 31, 2010 and the proposed appropriation of available earnings comply with Swiss law and the Articles of Association of the Company.

        Under Swiss law, the 2010 Annual Report and the consolidated financial statements and Swiss statutory financials must be submitted to shareholders for approval at each annual general meeting.

        If the shareholders do not approve this proposal, the Board of Directors may call an extraordinary general meeting of shareholders for reconsideration of this proposal by shareholders.

Voting Requirement to Approve Proposal

        The affirmative "FOR" vote of a majority of the votes cast in person or by proxy at the annual general meeting, not counting abstentions or blank or invalid ballots.

Recommendation

        The Board of Directors recommends a vote "FOR" approval of the 2010 Annual Report, the consolidated financial statements and the Swiss statutory financials.

 AGENDA ITEM 2.

Discharge of the Members of the Board of Directors and Executive Management from Liability for Activities during Fiscal Year 2010.

Proposal of the Board of Directors

        The Board of Directors proposes that shareholders discharge the members of the Board of Directors and our executive management from liability for activities during fiscal year 2010.

Explanation

        As is customary for Swiss corporations and in accordance with article 698, para. 2, item 5 of the Swiss Code of Obligations, shareholders are requested to discharge the members of the Board of Directors and our executive management from liability for their activities during fiscal year 2010. This release is only effective with respect to facts that have been disclosed to shareholders (including through any publicly available information, whether or not included in our filings with the SEC) and binds shareholders who either voted in favor of the proposal or who subsequently acquired shares with knowledge of the resolution. In addition, shareholders who vote against this proposal, abstain from voting on this proposal, do not vote on this proposal, or acquire their shares without knowledge of the approval of this resolution, must bring, as a plaintiff, any claims in a future shareholder derivative suit within six months after the approval of this resolution. After the expiration of this six-month period, such shareholders will generally no longer have the right to bring, as a plaintiff, claims in shareholder derivative suits against our directors and executive management.

        By voting for this proposal, you may be giving up the right to be a plaintiff in the pending shareholder derivative suits related to the Macondo incident described in Item 3 of our Annual Report on Form 10-K for the year ended December 31, 2010, if you are currently a plaintiff in any such proceedings, as well as giving up the ability to bring, as a plaintiff, claims in future shareholder derivative suits that have not been brought to date. The pending shareholder derivative claims allege the breach by our directors of their fiduciary duties based on allegations that our directors failed to monitor safety risks, including risks related to the Company's blowout preventers, and made misleading statements regarding the Company's safety risks, the safety of the blowout preventers, and the Company's financial condition. In addition, other allegations have been made against us in investigations and other contexts that are publicly available and could form the basis of similar claims against our directors and executive management.

        For purposes of this proposal, the members of management included in the executive management group are the same as the Company's executive officers, as defined by the Securities Exchange Act of 1934.

Voting Requirement to Approve Proposal

        The affirmative "FOR" vote of a majority of the votes cast in person or by proxy at the annual general meeting, not counting abstentions or blank or invalid ballots. No member of the Board of Directors or Transocean executive officer has voting rights in relation to the proposal.

Recommendation

        The Board of Directors recommends a vote "FOR" the proposal to discharge the members of the Board of Directors and our executive management from liability for activities during fiscal year 2010.

 AGENDA ITEM 3.

Appropriation of the Available Earnings for Fiscal Year 2010.

Proposal of the Board of Directors

        The Board of Directors proposes that all available earnings of the Company be carried forward.

in CHF
Appropriation of the Company's Available Earnings
Balance brought forward from previous years	36,713,000
Net profit of the year	224,976,369
Total available earnings	261,689,369
Appropriation of Available Earnings
Balance to be carried forward on this account	261,689,369

Explanation

        Under Swiss law, the appropriation of available earnings as set forth in the Swiss statutory financial statements must be submitted to shareholders for approval at each Annual General Meeting. The available earnings at the disposal of the Company's shareholders at the 2011 Annual General Meeting are the earnings of the Transocean group parent company, on a stand-alone basis.

        The Board of Directors proposes that CHF 261,689,369 (the entire available earnings balance) be carried forward in available earnings.

        The Board of Directors does not propose that a dividend be distributed out of the available earnings. Instead, the Board of Directors is submitting Agenda Item 6 regarding the distribution of a dividend out of additional paid-in capital, which agenda item is contingent on the approval by shareholders at the Annual General Meeting of the proposals of the Board of Directors under Agenda Item 3 (carry forward of the entire available earnings) and Agenda Item 5 (rescission of the distribution to shareholders in the form of a par value reduction as approved at the 2010 Annual General Meeting). If this Agenda Item 3 is not approved as proposed by the Board of Directors, then there will be no vote on Agenda Item 6 and, as a result, no dividend out of qualifying additional paid-in capital will be authorized by shareholders at the Annual General Meeting. Unlike a dividend distributed out of available earnings, a dividend paid out of additional paid-in capital is not subject to any Swiss federal withholding tax.

Voting Requirement to Approve Proposal

        The affirmative "FOR" vote of a majority of the votes cast in person or by proxy at the annual general meeting, not counting abstentions or blank or invalid ballots.

Recommendation

        The Board of Directors recommends a vote "FOR" this proposal.

 AGENDA ITEM 4.

Reallocation of Free Reserve to Legal Reserve, Reserve From Capital Contributions

Proposal of the Board of Directors

        The Board of Directors proposes that CHF 3,243,051,000 of free reserve be reallocated to legal reserve, reserve from capital contributions.

	in CHF
Free reserve as of December 31, 2010	3,243,051,000
Reallocation to legal reserve, reserve from capital contributions	3,243,051,000
Total legal reserve, reserve from capital contributions	11,168,051,396	*

*
Prior to the release and allocation of legal reserve, reserve from capital contributions, to the dividend reserve from capital contributions pursuant to the conditional Agenda Item 6.

Explanation

        At the 2009 annual general meeting of the Company, shareholders approved the release of CHF 3.5 billion of additional paid-in capital, which had been booked in the Swiss statutory standalone balance sheet in the account "legal reserve," to the account "free reserve." The Board of Directors had submitted the respective proposal for approval by shareholders in accordance with then-prevailing Swiss practice in view of the concurrently proposed CHF 3.5 billion share repurchase program. Under the 2009 shareholder resolution, which approved the share repurchase program, we have repurchased, as of March 1, 2011, 2,863,267 of our shares for an aggregate purchase price of approximately CHF 257 million. The amount of free reserves as of December 31, 2010 was CHF 3,243,051,000.

        On January 1, 2011, a new tax law regarding the distribution of qualifying additional paid-in capital came into force. Under the new tax law, distributions of qualifying additional paid-in capital in the form of a dividend are no longer subject to Swiss federal withholding tax. The Swiss federal tax authorities require Swiss companies to present qualifying additional paid-in capital in their statutory financial statements as a sub-item to the "legal reserve" account and designate it as "legal reserve, reserve from capital contributions."

        The proposed reallocation of CHF 3,243,051,000 from free reserve to legal reserve, reserve from capital contributions, is intended to ensure (1) compliance with the requirements of the Swiss federal tax authorities, and (2) that such amount, which as of December 31, 2010 had been booked as "free reserve," continues to be available for share repurchases in the future without any incurrence of Swiss federal withholding tax.

Voting Requirement to Approve Proposal

        The affirmative "FOR" vote of a majority of the votes cast in person or by proxy at the annual general meeting, not counting abstentions or blank or invalid ballots.

Recommendation

        The Board of Directors recommends a vote "FOR" this proposal.

 AGENDA ITEM 5.

Rescission of the Distribution to Shareholders in the Form of a Par Value Reduction
as Approved at the 2010 Annual General Meeting

Proposal of the Board of Directors

        The Board of Directors proposes that the resolution of the 2010 Annual General Meeting (the "2010 Distribution Resolution"), by which the distribution to shareholders in the form of a par value reduction in an amount in Swiss francs equal to USD 3.11 per issued share (including treasury shares) to be calculated and paid in U.S. dollars in four quarterly installments (the "2010 Distribution"), was approved, be rescinded. The effect of this Agenda Item 5, if approved, is that the 2010 Distribution will not be made to shareholders, and any steps initiated, or to be initiated, by the Board of Directors to implement the 2010 Distribution Resolution, including, but not limited to, the appeal to the Swiss Federal Supreme Court, to achieve the registration of the initial quarterly installment of the 2010 Distribution, will no longer be pursued.

Explanation

        As previously disclosed, the commercial register rejected the registration of the initial installment of the 2010 Distribution, and upon appeal by the Company the Administrative Court of the Canton of Zug upheld the commercial register's rejection. After a comprehensive review of all legal, procedural, financial and other aspects relevant to the implementation of the 2010 Distribution, including the uncertainty of the timing and outcome of the pending appeal with the Swiss Federal Supreme Court, the Board of Directors believes it is in the best interest of the Company to discontinue with the disputed 2010 Distribution and ask shareholders to rescind the 2010 Distribution Resolution. The Board of Directors has requested the Swiss Federal Supreme Court to stay the appeal proceedings until shareholders have voted on the proposed rescission of the 2010 Distribution Resolution. As of March 1, 2011, the Swiss Federal Supreme Court has not ruled on the Company's stay request. Instead of the 2010 Distribution, the Board of Directors is proposing to the 2011 Annual General Meeting the distribution of a dividend out of qualifying additional paid-in capital in an amount of USD 3.16 per outstanding share, payable in four installments. The proposed dividend under Agenda Item 6 is contingent upon shareholder approval of the proposal of the Board of Directors under Agenda Item 3 (carry forward of the entire available earnings) and the proposal of the Board of Directors under this Agenda Item 5. Accordingly, a vote against this Agenda Item 5 will have the effect that no dividend out of qualifying additional paid-in capital will be paid to shareholders. Under new Swiss tax laws effective January 1, 2011, like a distribution by way of a par value reduction, shareholders will not incur Swiss withholding tax on the proposed dividend out of qualifying additional paid-in capital. Unlike a distribution by way of a par value reduction, a dividend paid out of qualifying additional paid-in capital will not require registration with the commercial register.

Voting Requirement to Approve Proposal

        The affirmative "FOR" vote of a majority of the votes cast in person or by proxy at the annual general meeting, not counting abstentions or blank or invalid ballots.

Recommendation

        The Board of Directors recommends a vote "FOR" this proposal.

 AGENDA ITEM 6.

Conditional Agenda Item: Release and Allocation of Legal Reserve, Reserve From Capital Contributions, to Dividend Reserve From Capital Contributions; Dividend Distribution out of the
Dividend Reserve From Capital Contributions

Proposal of the Board of Directors

        The Board of Directors proposes that (A) CHF 1,937,000,000 of legal reserve, reserve from capital contributions, be released and such amount be allocated to "dividend reserve from capital contributions" (the "Dividend Reserve") and (B) a dividend in the amount of USD 3.16 per share of the Company be distributed out of, and at a maximum limited to the amount of, such Dividend Reserve and paid in four installments. Dividend payments shall be made with respect to the outstanding share capital of the Company on the record date for the applicable installment, which amount will exclude any shares held by the Company or any of its direct or indirect subsidiaries. The proposed shareholder resolution is included in Annex A.

Explanation

        On January 1, 2011, a new tax law regarding the distribution of additional paid-in capital came into force. Under the new tax law, distributions of qualifying additional paid-in capital in the form of a dividend are no longer subject to Swiss federal withholding tax. The Board of Directors is proposing that, in lieu of a dividend out of available earnings, a dividend be made in the form of a dividend of qualifying additional paid-in capital because such a dividend is not subject to Swiss federal withholding tax. The Board of Directors believes that such a dividend distribution should only be made if the 2010 Distribution is discontinued and shareholders approve the resolution proposed under Agenda Item 5, according to which the 2010 Distribution Resolution would be rescinded. Accordingly, a vote by shareholders at the 2011 Annual General Meeting on this Agenda Item 6 is contingent on shareholder approval of the proposal by the Board of Directors under Agenda Item 5. In addition, a vote on this Agenda Item 6 is contingent on shareholder approval of the proposal of the Board of Directors under Agenda Item 3.

        On this contingent basis, the Board of Directors is seeking shareholder approval of a dividend in the amount of USD 3.16 per share of the Company. Subject to the Dividend Reserve not being exceeded, as further explained below, the dividend would be distributed to shareholders in four installments at such times and with such record dates as shall be determined by the Board of Directors. The Board of Directors expects that the four payment dates will be set in June 2011, September 2011, December 2011, and March 2012. Dividend payments shall be made with respect to the outstanding share capital of the Company on the record date for the applicable installment, which amount will exclude any shares held by the Company or any of its direct or indirect subsidiaries.

        The aggregate U.S. dollar dividend amount approved at the annual general meeting and paid out to shareholders must at no time exceed the Swiss franc-denominated additional paid-in capital available to shareholders for the aggregate 2011 dividend (including all four installments). The Board of Directors is proposing that CHF 1,937,000,000 of the existing additional paid-in capital (which under Swiss law is referred to as "legal reserve, reserve from capital contributions"), or approximately USD 6.27 per share based on a USD/CHF exchange rate of approximately CHF 0.929 per USD 1 in effect on February 25, 2011, be made available for purposes of the aggregate 2011 dividend (including all four installments) by way of a release and allocation to the account "Dividend Reserve." Based on the number of shares outstanding as of February 25, 2011 and an exchange rate of CHF 0.929 per USD effective as of the same date, the amount of the proposed aggregate dividend (including all four installments) under this Agenda Item 6 would be CHF 975,829,659. Accordingly, the Dividend Reserve exceeds the aggregate USD dividend amount by approximately 98.5%. The Board of Directors is proposing this excess amount in order to increase the likelihood that the issuance of new shares after the date hereof (which shares, to the extent then outstanding, would generally share in the quarterly dividend installments) and a decrease in value of the Swiss franc relative to the U.S. dollar will not reduce the per share amount of the dividend installments paid. If, notwithstanding the allocation of this excess amount to the Dividend Reserve, the Dividend

Reserve would be exceeded upon the occurrence of the payment date for a quarterly dividend installment (including as a result of the issuance of additional shares after the date hereof or changes in the exchange rate), the Company would be required under the terms of the proposed shareholder resolution to adjust the relevant quarterly installment downward so that the respective payment does not exceed the Dividend Reserve. No further quarterly installment payments could then be made. Also, a downward adjustment of the per share dividend amount would have to be made if at the date of the 2011 Annual General Meeting the aggregate USD dividend amount exceeded the Dividend Reserve.

        The Board of Directors' dividend proposal has been confirmed to comply with Swiss law and the Company's Articles of Association by the statutory auditor, Ernst & Young Ltd., as state-supervised auditing enterprise, representatives of which will be present at the meeting.

        Shareholders may, upon the terms and conditions provided by the Board of Directors in its reasonable discretion, elect, during the election period as determined by the Board of Directors or, upon its due authorization, executive management in its reasonable discretion, to receive quarterly installments in Swiss francs.

        If you are a holder of shares registered in our share register, you must elect in writing to the following address:

  BNY Mellon Shareowner Services
  Attn: Steven Myers
  480 Washington Boulevard
  29th Floor
  Jersey City, NJ 07310 USA
  Fax number: +1 (732) 667-9464

        If you hold your shares in the name of a bank, broker or nominee, please contact your bank, broker or nominee in order to make the election arrangements.

        Shares issued after the date of the 2011 Annual General Meeting will generally participate in the dividend payments, except with respect to shares issued between the record date and the payment date with respect to the relevant installment.

        The Board of Directors or, upon its due authorization, executive management has the task of executing the dividend resolution, including, but not limited to, by setting the record date (and thus, indirectly, the ex-dividend date), the election period for receiving the dividend in Swiss francs and the payment dates.

Voting Requirement to Approve Proposal

        The affirmative "FOR" vote of a majority of the votes cast in person or by proxy at the annual general meeting, not counting abstentions or blank or invalid ballots.

        Note: A vote by shareholders at the 2011 Annual General Meeting on this Agenda Item 6 is contingent on shareholder approval of the proposals by the Board of Directors under Agenda Item 3 and under Agenda Item 5. Accordingly, if either Agenda Item 3 or Agenda Item 5 is not approved at the 2011 Annual General Meeting, there will be no vote on Agenda Item 6 at the 2011 Annual General Meeting.

Recommendation

        The Board of Directors recommends a vote "FOR" this proposal.

 AGENDA ITEM 7.

New Authorized Share Capital

Proposal of the Board of Directors

        The Board of Directors proposes that its authority to issue shares out of the Company's authorized share capital, which expired on December 18, 2010, be readopted for a new two-year period, expiring on May 13, 2013. Under the proposal, the Board of Directors' authority to issue new shares in one or several steps will be limited to a maximum of 67,047,057 shares, or 19.99% of the currently existing stated share capital of the Company. The proposed amendments to the Articles of Association are included in Annex B.

Explanation

        Under the Swiss Code of Obligations, the authority of the Board of Directors to issue shares out of the Company's authorized share capital is limited to a maximum two-year period. The use of an authorized share capital of 167,617,649 shares (50% of the outstanding share capital registered in the commercial register) under the current Article 5 of the Articles of Association expired on December 18, 2010.

        If the proposed authorized share capital is approved, and the Board of Directors resolves to use the authorized share capital in one or several steps, the Board of Directors will determine the time of the issuance, the issuance price, the manner in which the new shares have to be paid, the date from which the shares carry the right to dividends and, subject to the provisions of our Articles of Association, the conditions for the exercise of the preemptive rights with respect to the issuance and the allotment of preemptive rights that are not exercised.

        The proposed amendments could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for us to seek to impede the attempt by issuing additional shares, which would dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of us. However, the Board is not aware of any attempt to take control of the Company, and the Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

        To the extent that additional authorized shares are issued in the future, the issuance may decrease the existing shareholders' percentage equity ownership and, depending on the price at which such shares are issued, could be dilutive to the existing shareholders.

        The Board of Directors may allow preemptive rights that are not exercised to expire, or it may place such rights or shares, the preemptive rights of which have not been exercised, at market conditions or use them otherwise in our interest. Under our Articles of Association, in connection with the issuance of new shares from authorized capital, the Board of Directors is authorized to limit or withdraw the preemptive rights of the existing shareholders in various circumstances, including (1) following a shareholder or group of shareholders acting in concert having acquired in excess of 15% of the share capital registered in the commercial register without having submitted a takeover proposal to shareholders that is recommended by the Board of Directors or (2) for purposes of the defense of an actual, threatened or potential unsolicited takeover bid, in relation to which the Board of Directors has, upon consultation with an independent financial adviser retained by the Board of Directors, not recommended acceptance to the shareholders.

        In the ordinary course of our business, we may determine from time to time that the issuance of shares is in the best interest of the Company for various purposes, including financings, acquisitions and the issuance of shares under the Company's Long-Term Incentive Plan.

        The Board of Directors believes the proposed authorized share capital will help ensure that the Company will have the flexibility to make acquisitions and access the equity capital markets when opportunities arise, rather than being subject to the delays associated with preemptive rights or the need to call a shareholders' meeting and obtain further shareholder approval, except as may be required by applicable laws or regulations, including the rules of the NYSE (which requires shareholder approval in certain instances, such as in connection with transactions where the present or potential issuance of shares is or will be equal to or in excess of 20% of the shares outstanding before such issuance).

Voting Requirement to Approve Proposal

        The affirmative "FOR" vote of two-thirds of the votes represented at the general meeting. An abstention or blank or invalid ballot will have the effect of a vote "against" this proposal.

Recommendation

        The Board of Directors recommends a vote "FOR" this proposal.

 AGENDA ITEM 8.
Reduction of the Maximum Number of Members of the Board of Directors to 12

Proposal of the Board of Directors

        The Board of Directors proposes that the number of the members of the Board of Directors be reduced to a maximum number of 12. The proposed amendments to the Articles of Association are included in Annex C.

Explanation

        For two years after the completion of our merger with GlobalSantaFe Corporation in November 2007, we were subject to a provision in our organizational documents requiring that our Board of Directors use reasonable best efforts to maintain an allocation of directors consisting of seven legacy Transocean members and seven legacy GlobalSantaFe members. To this end, our Articles of Association provided that our Board of Directors shall not have more than 14 members. However, the post-merger arrangement has now expired and, as of the time of the annual general meeting, six of the members appointed at the time of the merger will have left the Board of Directors.

        The Board of Directors periodically reviews the size of the Board of Directors and the corporate governance provisions relating thereto to determine whether any changes are appropriate. Assuming all of our proposed nominees are elected at our 2011 annual general meeting, our Board of Directors will have 11 members and, based on its review, the Board of Directors believes it would no longer be appropriate for the size of the Board to exceed 12 directors. The Board believes a greater number of directors would not be conducive to substantive discussions in which each director can participate meaningfully and, therefore, could reduce the efficiency of Board functions. The Board of Directors believes that a Board size not exceeding 12 directors will still provide for sufficient diversity and expertise among our directors and, at the same time, allow the Board of Directors to establish committees of an appropriate size and composition. The Board of Directors is therefore proposing to amend article 22 of the Company's Articles of Association accordingly and reduce the maximum number of directors to 12. If this amendment to our Articles of Association is approved, then, in the absence of any subsequent vacancy on the Board or any further amendment to our Articles of Association, shareholders will, in effect, be able to elect two fewer additional members to the Board than the shareholders could have elected prior to the amendment.

Voting Requirement to Approve Proposal

        Under our Articles of Association, the approval of the proposal to reduce the maximum number of members of the Board of Directors requires the affirmative vote of two-thirds of the shares recorded in the commercial register and entitled to vote at the annual general meeting. An abstention or blank or invalid ballot will have the effect of a vote "against" this proposal.

Recommendation

        The Board of Directors recommends a vote "FOR" this proposal.

AGENDA ITEM 9.

Election of Three New Directors—Jagjeet S. Bindra, Steve Lucas and Tan Ek Kia; Reelections

        Our Articles of Association divide our Board of Directors into three classes: Class I, Class II and Class III. Four Class III directors are to be elected at our 2011 annual general meeting to serve for three-year terms expiring at the annual general meeting in 2014. One Class I director is to be elected at our 2011 annual general meeting to serve for a one-year term expiring at the annual general meeting in 2012.

        Robert E. Rose and Victor E. Grijalva are currently Class III directors with their terms set to expire at the 2011 annual general meeting, but Messrs. Rose and Grijalva are not standing for reelection at the 2011 annual general meeting. Richard L. George, formerly a Class I director, resigned from the Board in February 2011.

        The Board has nominated Jagjeet S. Bindra and Steve Lucas for election as Class III directors, Tan Ek Kia for election as a Class I director, and the following individuals for reelection as Class III directors: Martin B. McNamara and Ian C. Strachan.

        The Board does not have a specific policy regarding diversity in the selection of director nominees. However, the Board does consider diversity in the director nominee selection process. The Board takes an expansive view of the diversity of the Board with the goal of having the directors eventually reflect the global diversity of our workforce, our clients and the cultures in which we operate. We are a multinational company with four different nationalities represented in our officer group and over 89 in our global workforce. We operate in 46 countries worldwide.

        We have adopted a majority vote policy in the election of directors as part of our Corporate Governance Guidelines. This policy provides that the Board may nominate only those candidates for director who have submitted an irrevocable letter of resignation which would be effective upon and only in the event that (1) such nominee fails to receive a sufficient number of votes from shareholders in an uncontested election and (2) the Board accepts the resignation. If a nominee who has submitted such a letter of resignation does not receive more votes cast "for" than "against" the nominee's election, the Corporate Governance Committee must promptly review the letter of resignation and recommend to the Board whether to accept the tendered resignation or reject it. The Board must then act on the Corporate Governance Committee's recommendation within 90 days following the certification of the shareholder vote. The Board must promptly disclose its decision regarding whether or not to accept the nominee's resignation letter in a Form 8-K furnished to the SEC or other broadly disseminated means of communication. Full details of this policy are set out in our Corporate Governance Guidelines which are available on our website at www.deepwater.com under "Investor Relations—Corporate Governance."

        The Board has received from each nominee for election at the annual general meeting listed below, an executed irrevocable letter of resignation consistent with these guidelines described above. Each such letter of resignation is effective only in the event that (1) such director fails to receive a sufficient number of votes from shareholders in an uncontested election of such director and (2) the Board accepts such resignation.

Nominee for Director—Class III—Term Expiring 2014

Recommendation

Election of Jagjeet S. Bindra

  JAGJEET S. BINDRA, age 63, U.S. citizen, is the retired President of Chevron Global Manufacturing, a position in which he served from 2003 to 2009. Mr. Bindra joined the Chevron group of companies in 1977 as a research engineer and served in a variety of positions during his career, including as Managing Director of Caltex Australia Ltd. (50% owned by Chevron, ASX: CTX) from 2002 to 2003, President of Chevron Pipeline Company from 1997 to 2002, Senior Vice President, Pipeline & Transportation, of Chevron Overseas Petroleum from 1995 to 1997, Manager of Strategic Planning for Chevron Corporation from 1994 to 1995 and Group Manager, Projects & Engineering Technology from 1991 to 1994. Mr. Bindra is a director of Edison International (NYSE: EIX) and Southern California Edison Company (since 2010), Larsen & Toubro Ltd., India (since 2009) and Transfield Services Limited, Australia (ASX: TSE) (since 2009). He previously served as a director of Reliance Petroleum Ltd. from 2006 to 2007, Caltex Australia Ltd. from 2002 to 2003, GS Caltex, Korea from 2003 to 2009 and Sriya Innovations Inc. (from 2009 to 2010). Mr. Bindra received his MBA in 1979 from St. Mary's College of California, his Master of Science in Chemical Engineering in 1970 from the University of Washington and his bachelor's degree in Chemical Engineering in 1969 from the Indian Institute of Technology, Kanpur.

  The Board of Directors has concluded that that Mr. Bindra should be elected to the Board. Mr. Bindra has extensive energy value chain expertise and significant senior management experience in the international energy sector, particularly in Russia/Kazakhstan, India, Australia and Southeast Asia. This international energy experience and the perspective it brings are expected to benefit the Board's decision making process.

  The Board of Directors recommends a vote "FOR" the election of Jagjeet S. Bindra.

Election of Steve Lucas

  STEVE LUCAS, age 56, U.K. citizen, is the retired Group Finance Director of National Grid plc, a position in which he served from 2002 to 2010. From 2000 to 2002, Mr. Lucas served as Group Finance Director, Lattice Group plc. Mr. Lucas previously served as the Treasurer of BG Group plc from 1998 to 2000 and as Finance Director, Exploration & Production, of British Gas plc from 1994 to 1998. From 1983 to 1994, Mr. Lucas served in a variety of finance roles with Royal Dutch/Shell in the U.K., East Africa, Hong Kong and China. Mr. Lucas is a director of Compass Group plc (since 2004). Mr. Lucas received his Bachelor of Arts in Geology in 1976 from Oxford University and is also a member of the Institute of Chartered Accountants in England & Wales.

  The Board of Directors has concluded that Mr. Lucas should be elected to the Board. Mr. Lucas has significant finance experience in the international energy sector. This finance experience and international energy experience and the perspective they bring are expected to benefit the Board's decision making process.

  The Board of Directors recommends a vote "FOR" the election of Steve Lucas.

Nominee for Director—Class I—Term Expiring 2012

Recommendation

Election of Tan Ek Kia

  TAN EK KIA, age 62, Malaysian citizen, is the retired Vice President, Ventures and Developments, Asia Pacific and Middle East Region of Shell Chemicals, a position in which he served from 2003 to 2006. Mr. Tan joined the Shell group of companies in 1973 as an engineer and served in a variety of positions in Asia, the U.S. and Europe during his career, including as Chairman, Shell Companies, Northeast Asia from 2000 to 2003, Managing Director of Shell Nanhai from 1997 to 2000 and Managing Director of Shell Malaysia Exploration and Production from 1994 to 1997. Mr. Tan is a director of PT Chandra Asri Petrochemical Tbk (since 2011), Keppel Corporation (since 2010), City Spring (since 2010), SMRT Corporation (since 2009), Dialog Systems Asia (since 2008) and Chairman of City Gas (since 2009). Mr. Tan received his Bachelor of Science in Mechanical Engineering in 1973 from the University of Nottingham.

  The Board of Directors has concluded that Mr. Tan should be elected to the Board. Mr. Tan has significant senior management and engineering experience in the international energy sector, particularly in Asia. This international energy experience and the perspective it brings are expected to benefit the Board's decision making process.

  The Board of Directors recommends a vote "FOR" the election of Tan Ek Kia.

Reelection of Martin B. McNamara

  MARTIN B. MCNAMARA, age 63, U.S. citizen, has served as a director of the Company since November 1994. Mr. McNamara is a retired Partner of the law firm of Gibson, Dunn & Crutcher LLP and has served as a member of the firm's executive, finance, planning and compensation committees, as well as a Partner-in-Charge of the firm's Texas practice. During the past ten years and prior to his retirement in 2010, Mr. McNamara was in the private practice of law. Mr. McNamara received his Bachelor of Arts degree in 1969 from Providence College and his law degree in 1972 from Yale Law School. Mr. McNamara has served as the chair of the Corporate Counsel Section of the State Bar of Texas and is a lifetime fellow of the Texas Bar Foundation.

  The Board of Directors has concluded that Mr. McNamara should remain on the Board and has recommended that he serve an additional term. Mr. McNamara is an attorney by education with extensive management experience with energy companies and experience as a lawyer representing energy clients. Mr. McNamara was on the board of legacy Transocean from 1994 until the merger with GlobalSantaFe Corporation in November 2007. His institutional knowledge combined with his professional experience aids the Board in reviewing decisions and strategy for the Company.

  The Board of Directors recommends a vote "FOR" the reelection of Martin B. McNamara.

Reelection of Ian C. Strachan

  IAN C. STRACHAN, age 67, U.K. and U.S. citizen, has served as a director of the Company since December 1999. Mr. Strachan is a director of Caithness Petroleum Ltd. (since 2008), Xstrata plc (since 2003), and Rolls Royce Group plc (since 2003). He served as a director of Johnson Matthey plc from 2002 to March 2009 and as Chairman of the Board of Instinet Group Incorporated from January 2003 to December 2005. Mr. Strachan served as Chief Executive Officer of BTR plc from 1996 until 1999. From 1987 to 1995, Mr. Strachan was with Rio Tinto plc, serving as Chief Financial Officer from 1987 to 1991 and as Deputy Chief Executive Officer from 1991 to 1995. He was employed by Exxon Corporation from 1970 to 1986. Mr. Strachan received his Master of Arts in History in 1965 from Christ's College, Cambridge University, and his Master of Public Affairs in 1967 from the Woodrow Wilson School, Princeton University and was a teaching fellow and Ph.D. candidate at Harvard University from 1969 to 1970.

  The Board of Directors has concluded that Mr. Strachan should remain on the Board and has recommended that he serve an additional term. Mr. Strachan holds a Masters of Public Affairs degree and has significant senior management experience in the energy and other business sectors, including CEO and Chairman positions in international companies. He also brings customer expertise to the Board, along with international financial experience. This experience, combined with his educational and financial background, are helpful to the Board's decision making process.

  The Board of Directors recommends a vote "FOR" the reelection of Ian C. Strachan.

Continuing Directors—Class I—Terms Expiring 2012

  W. RICHARD ANDERSON, age 57, U.S. citizen, has served as a director of the Company since November 2007. He served as a director of GlobalSantaFe Corporation from September 2006 until

  November 2007. Since August 2008, Mr. Anderson has served as the Chief Financial Officer of Eurasia Drilling Company Limited, the largest land drilling company in the former Soviet Union. From March 2007 until August 2008, Mr. Anderson was a private investor. Mr. Anderson served as the President and Chief Executive Officer of Prime Natural Resources, Inc. from May 2002 until March 2007. Before joining Prime Natural Resources, Inc., Mr. Anderson was managing partner of Hein & Associates, LLP, a certified public accounting firm. Since 2007, he has served as the chairman of the board and chairman of the audit committee of Vanguard Natural Resources, LLC. Within the past ten years, Mr. Anderson was also a director of Calibre Energy, Inc. from 2006 to 2007 and a director of Boots & Coots, Inc. from 1999 until it was acquired by Halliburton Company in September 2010. Mr. Anderson received his Bachelor of Science degree in accounting in 1978 and his Masters in Taxation degree in 1985 from the University of Colorado. He is a member of the AICPA, the Texas Society of CPAs and the Society of Exploration Geophysicists.

  The Board of Directors has concluded that that Mr. Anderson should remain on the Board. Mr. Anderson holds a Masters-Taxation degree and has significant senior management experience in the international energy sector. This international experience and the perspective it brings, combined with his educational background, benefit the Board's decision making process.

  EDWARD R. MULLER, age 59, U.S. citizen, has served as a director of the Company since November 2007 and served as a director of GlobalSantaFe Corporation from November 2001 to November 2007 and of Global Marine, Inc. from 1997 to 2001. Since the merger of Mirant Corporation with RRI Energy, Inc. to form GenOn Energy, Inc. in December 2010, he has served as GenOn Energy Inc.'s Chairman and Chief Executive Officer. Prior to the merger, Mr. Muller served as Chairman, President and Chief Executive Officer of Mirant Corporation since September 2005. Mr. Muller was a private investor from 2000 until 2005. Mr. Muller served as President and Chief Executive Officer of Edison Mission Energy, a wholly owned subsidiary of Edison International, from 1993 until 2000. During his tenure, Edison Mission Energy was engaged in developing, owning and operating independent power production facilities worldwide. Within the past ten years, Mr. Muller was also a director of The Keith Companies, Inc. and Omat Technologies, Inc. Mr. Muller received his Bachelor of Arts degree in 1973 from Dartmouth College and his law degree in 1976 from Yale Law School. Since 2004, Mr. Muller has been a trustee of the Riverview School and, since 2008, its chairman.

  The Board of Directors has concluded that Mr. Muller should remain on the Board. Mr. Muller is an attorney by education with extensive executive experience in a capital intensive energy business. Mr. Muller is an active CEO and thus adds this helpful CEO perspective to the Board's deliberations in advising the Company's CEO. His background and education also benefit the Board's decision making process.

Continuing Directors—Class II—Terms Expiring 2013

  STEVEN L. NEWMAN, age 46, U.S. citizen, is President and Chief Executive Officer, and a member of the Board of the Company since 2010. Before being named as Chief Executive Officer in March 2010, Mr. Newman served as President and Chief Operating Officer from May 2008 to November 2009 and subsequently as President. Mr. Newman's prior senior management roles included Executive Vice President, Performance (November 2007 to May 2008), Executive Vice President and Chief Operating Officer (October 2006 to November 2007), Senior Vice President of Human Resources and Information Process Solutions (May 2006 to October 2006), Senior Vice President of Human Resources, Information Process Solutions and Treasury (March 2005 to May 2006), and Vice President of Performance and Technology (August 2003 to March 2005). He also has served as Regional Manager for the Asia and Australia Region and in international field and operations management positions, including Project Engineer, Rig Manager, Division Manager, Region Marketing Manager and Region Operations Manager. Mr. Newman joined the Company in 1994 in the Corporate Planning Department. Mr. Newman received his Bachelor of Science degree in Petroleum Engineering in 1989 from the Colorado School of Mines and his MBA in 1992 from the Harvard University Graduate School of Business. Mr. Newman is also a member of the Society of Petroleum Engineers. The Board has concluded that Mr. Newman should remain on the Board.

  The Board of Directors believes that it is important for the Company's Chief Executive Officer to serve on the Board. The Chief Executive Officer provides a link to senior management, and the Board believes that this perspective is important in making decisions for the Company. In addition, Mr. Newman brings an industry and competitive context perspective to the Board which assists the Board in making strategic decisions.

  THOMAS W. CASON, age 68, U.S. citizen, has served as a director of the Company since November 2007. He served as a director of GlobalSantaFe Corporation from November 2001 until November 2007 and of Global Marine, Inc. from 1995 to 2001. Mr. Cason owned and managed five agricultural equipment dealerships until his retirement in December 2006. He served as interim President and Chief Operating Officer of Key Tronic Corporation during 1994 and 1995 and was a partner in Hiller Key Tronic Partners, L.P. Mr. Cason previously held various financial and operating positions with Baker Hughes Incorporated, including senior executive positions with Baker Hughes' Drilling Group, serving most recently as Senior Vice President and Chief Financial Officer of Baker Hughes Incorporated. Mr. Cason started his career as a public accountant with Arthur Young & Company. Mr. Cason served as a member of the Board of Directors of Mirant Corporation from 2006 until December 2010 and was chairman of its audit committee from January 2006 until May 2009. Mr. Cason received his Bachelor of Science degree in Accounting in 1970 from Louisiana State University.

  The Board of Directors has concluded that Mr. Cason should remain on the Board. Mr. Cason is an accountant by education with extensive professional experience in the financial services area of the oilfield services industry. Mr. Cason served as chairman of the audit committee for GlobalSantaFe Corporation and now serves as chairman of the audit committee for the Company. This overlap in experience combined with his education, professional experience and institutional knowledge of a legacy company are assets to the Board's decision making process.

  ROBERT M. SPRAGUE, age 66, U.S. citizen, has served as a director of the Company since May 2004. Mr. Sprague is the retired Regional Business Director of Shell EP International BV, a position in which he served from April 1997 until June 2003. Mr. Sprague served as Director of Strategy & Business Services for Shell EP International BV from January 1996 until March 1997 and as Exploration & Production Coordinator of Shell International Petroleum BV from May 1994 to December 1995. Mr. Sprague joined the Royal Dutch/Shell group of companies in 1967 and served in a variety of positions in the United States and Europe during his career, including as a director of Shell Canada Limited, a publicly traded company, from April 2000 to April 2003. Mr. Sprague received his Bachelor of Science degree in 1966 and his Masters in Electrical Engineering degree in 1967 from Cornell University.

  The Board of Directors has concluded that Mr. Sprague should remain on the Board. Mr. Sprague is an engineer by education and spent many years serving in senior management in the energy business with one of the Company's customers and thus brings that perspective to the Board. In addition, most of his professional career was spent serving in the oil and gas industry outside the United States, thus bringing an important international perspective to the Board.

  J. MICHAEL TALBERT, age 64, U.S. citizen, has served as a director of the Company since August 1994. He has served as the non-executive Vice Chairman of the Board since August 2010 and previously served as non-executive Chairman of the Board from October 2004 until November 2007. Mr. Talbert served as the executive Chairman of the Board from October 2002 until October 2004. Mr. Talbert also served as Chief Executive Officer from August 1994 until October 2002, Chairman of the Board of Directors from August 1994 until December 1999, and as President from December 1999 until December 2001. Prior to assuming his duties with us, Mr. Talbert was President and Chief Executive Officer of Lone Star Gas Company, a natural gas distribution company and a division of Ensearch Corporation. He is currently a director of El Paso Corporation (since 2003). Within the past ten years, Mr. Talbert was also a director and the chairman of TODCO. Mr. Talbert received his Bachelor of Science degree in chemical engineering in 1970 from the University of Akron and his MBA in 1975 from Loyola of the South.

  The Board of Directors has concluded that Mr. Talbert should remain on the Board. Mr. Talbert holds an engineering degree and an MBA and has extensive executive experience in the energy sector including serving as a senior executive in exploration and production and as the Chairman and CEO of legacy Transocean. As a result, he brings a necessary perspective to the Board based upon his understanding of the business. His knowledge from the customer perspective and his knowledge of the culture of the Company are helpful in analyzing the future direction of the Company. Mr. Talbert also has extensive experience in merger and acquisition activity, including negotiating transactions as well as the integration of combined companies and boards.

Corporate Governance

        We believe that we have had good corporate governance practices for many years, including written corporate governance guidelines, committee charters and a code of business conduct and ethics for employees in place before enactment of the Sarbanes-Oxley Act and revisions to the corporate governance rules of the New York Stock Exchange (NYSE). Furthermore, the Board held separate meetings of the non-management directors for several years before executive sessions were required by the NYSE.

        In February 2011, our Board adopted a new Code of Integrity to update and replace our existing Code of Business Conduct and Ethics. We have historically conducted on-line mandatory training for employees on our Code of Business Conduct and Ethics and other relevant compliance topics and will continue to conduct on-line mandatory training for employees on our new Code of Integrity. We also require all managerial and supervisory employees to certify compliance with our Code of Integrity each year.

        The Corporate Governance Committee of the Board has continued to evaluate the Company's and the Board's governance practices and formally reviews all committee charters along with recommendations from the various committees of the Board and the Board's governance principles at least annually. In October 2006, the Corporate Governance Committee recommended and the Board adopted a guideline regarding the majority election of directors that is included in our Corporate Governance Guidelines. This Committee further receives updates at each meeting regarding new developments in the corporate governance arena. Our committee charters also require, among other things, that the committees and the Board annually evaluate their own performance.

        In 2005, we adopted ownership guidelines for directors that require each current non-management director to acquire and retain a number of our shares and/or deferred units at least equal in value to an amount five times the annual director retainer. Each new director is required to acquire and retain such number of shares and/or deferred units over his or her initial five years as a director. In connection with such ownership requirement, the Board currently grants deferred units to each of our non-management directors. Mr. Newman is also subject to officer share ownership guidelines. See "Compensation Discussion and Analysis" for more information about these guidelines.

        Our current governance documents may be found on our website at www.deepwater.com under "Investor Relations—Corporate Governance." Among the information you can find there is the following:

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  Corporate Governance Guidelines;

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  Audit Committee Charter;

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  Corporate Governance Committee Charter;

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  Executive Compensation Committee Charter;

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  Finance/Benefits Committee Charter;

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  Health Safety and Environment Committee Charter; and

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  Code of Integrity.

        Information contained on our website is not part of this proxy statement. We will continue to monitor our governance practices in order to maintain our high standards.

        Board Leadership.    The Board has chosen not to combine the positions of Chief Executive Officer and Chairman of the Board. The Board believes that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while our Chairman of the Board presides over the Board as it provides advice to and independent oversight of management. The Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position, as well as the commitment required to serve as our Chairman. The Board believes that having separate positions and having an independent outside director serve as chairman is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

        Risk Management.    The Board is generally responsible for overseeing risk management at the Company. Through their oversight role, the directors satisfy themselves that the risk management processes designed and implemented by management (as more particularly described below) are adapted to and integrated with the Company's corporate strategy, are functioning as designed and that steps are taken to foster a culture in which each employee understands his or her impact on risk taking, his or her responsibility for acting within acceptable limits, and his or her ultimate accountability.

        The Company also has a risk management committee composed of members of management, including the Chief Executive Officer. The duties of the risk management committee include the following: reviewing the Company's policies and procedures regarding risk management; identifying and assessing operational, commercial, macroeconomic and geopolitical risks facing the Company; monitoring key indicators to assess the effectiveness of the Company's risk management activities; and communicating with the Board and the committees of the Board with respect to risk management. The risk management committee conducts an annual Company-wide risk assessment and communicates the results to the Board. The risk management committee also updates the Board and the committees of the Board regarding risks as circumstances warrant.

        Compensation and Risk.    We regularly assess risks related to our compensation programs, including our executive compensation programs, and do not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Executive Compensation Committee reviews information and solicits input from its independent compensation consultant regarding compensation factors which could mitigate or encourage excessive risk-taking. In its review in 2010, the Executive Compensation Committee considered the attributes of our programs, including the metrics used to determine incentive awards, the weighting of each metric, the timing and processes for setting performance targets and validating results, the performance measurement periods and time horizons of risk, the total mix of pay and the maximum compensation and incentive award payout opportunities.

        Independence of Board Members/Committee Structure.    Our corporate governance guidelines require that at least a majority of the directors meet the independence requirements of the NYSE. The director independence standards of the NYSE require a board determination that the director has no material relationship with the listed company and has no specific relationships that preclude independence. Our Board considers all relevant facts and circumstances in assessing whether a director is independent.

        The Board has carefully considered the criteria of the NYSE and believes that each of the following directors meets the NYSE independence requirements: Thomas W. Cason, Martin B. McNamara, Edward R. Muller, Robert M. Sprague, Ian C. Strachan and J. Michael Talbert. The Board also believes that each of the director nominees, Jagjeet S. Bindra, Steve Lucas and Tan Ek Kia, meets the NYSE independence requirements. The Board does not believe that Steven L. Newman (our Chief Executive Officer) or W. Richard Anderson currently meet the NYSE independence requirements. The Board believes that our Executive Compensation, Audit and Corporate Governance Committees are composed solely of directors who meet the NYSE independence requirements.

        The Board considers all relevant facts and circumstances in determining whether a director is independent. However, to assist the Board in making disclosures regarding its determinations of independence, in 2004 the Board adopted categorical standards as permitted under the listing standards of the NYSE then in effect. These categorical standards dealt only with what types of relationships needed to be disclosed and not whether a particular director was independent. Under those rules, the relationships satisfying the categorical standards were not required to be disclosed or separately discussed in our proxy statement.

        A relationship satisfies the categorical standards adopted by the Board if it:

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  is a type of relationship addressed in: Item 404 of Regulation S-K of the Securities Act of 1933 (containing requirements for disclosure of related person transactions in a company's proxy statement), but under those rules, disclosure is not required, or Section 303A.02(b) of the NYSE Listed Company Manual (listing relationships that preclude a determination of independence), but under those rules, a determination of independence is not precluded; or

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  results from charitable contributions by the Company to an organization where a director is an executive officer and such contributions do not exceed the greater of $100,000 or 1% of the organization's gross revenue in any of the last three years.

        Mr. Anderson is the Chief Financial Officer of Eurasia Drilling Company Limited ("EDC"). The Company sold an entity that owns one of the Company's rigs to EDC in February 2011. This transaction resulted in payments to the Company by the EDC entity in excess of the greater of $1 million or 2% of EDC's consolidated gross revenues. As such, these payments preclude a finding that Mr. Anderson is independent under the listing standards of the NYSE. The Board has evaluated this relationship and, after considering all relevant facts and circumstances, has determined that Mr. Anderson is no longer independent.

        Mr. Tan is a director of Keppel Corporation ("Keppel"). The Company contracts with Keppel and its affiliates from time to time for services related to rig construction and shipyard work. In 2010, Keppel received approximately $76.3 million from the Company for the provision of such services. The Board evaluated this relationship and determined that Mr. Tan is independent under the listing standards of the NYSE. Mr. Tan, as a non-executive director of Keppel, is not involved in the negotiation of Keppel's contracts with the Company, and the value of these contracts was not material to either of the parties.

        Executive Sessions.    Our independent directors met in executive session without management at each regularly scheduled Board meeting in 2010. During 2011, they are again scheduled to meet in executive session at each regularly scheduled Board meeting. The independent directors previously designated Robert E. Rose, the Chairman of the Board, to act as the presiding director for their meetings. As Mr. Rose is not standing for reelection at the 2011 annual general meeting, the Board will designate a new Chairman of the Board following the 2011 annual general meeting and the independent directors will designate a new presiding director for their meetings. Shareholders or other interested persons may send communications to the presiding director or to the independent directors as a group by writing to him or to the independent directors as a group c/o the Corporate Secretary, Transocean Ltd., Turmstrasse 30, CH-6300 Zug, Switzerland. The Corporate Secretary will forward these communications as appropriate to the addressee depending on the facts and circumstances outlined in the communication. The independent directors have directed the Corporate Secretary not to forward certain items such as spam, junk mailings, product inquiries, resumes and other forms of job inquiries, surveys and business solicitations. Additionally, the independent directors have advised the Corporate Secretary not to forward material that is illegal or threatening, but to make the presiding director aware of such material which he may request be forwarded, retained, or destroyed at his discretion.

        Director Nomination Process.    The Board has designated the Corporate Governance Committee as the committee authorized to consider and recommend nominees for the Board. We believe that all members of the Committee meet the NYSE independence requirements.

        Our Corporate Governance Guidelines require that the Corporate Governance Committee assess the needs of our Company and the Board so as to recommend candidates who will further our goals. In making that assessment, the Committee has determined that a candidate must have the following minimum qualifications:

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  high professional and personal ethics and values;

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  a record of professional accomplishment in his/her chosen field;

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  relevant expertise and experience; and

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  a reputation, both personal and professional, consistent with our core values.

        In addition to these minimum qualifications, the Committee considers other qualities that may be desirable. In particular, the Board is committed to having a majority of independent directors and, accordingly, the Committee evaluates the independence status of any potential director. The Committee evaluates whether or not a candidate contributes to the Board's overall diversity and whether or not the candidate can contribute positively to the existing chemistry and culture among the Board members. Also, the Committee considers whether or not the candidate may have professional or personal experiences and expertise relevant to our business and position as the leading international provider of offshore drilling services.

        As described above, in accordance with the majority vote provisions of our Corporate Governance Guidelines, our Board may nominate only those candidates for director who have submitted an irrevocable letter of resignation which would be effective upon and only in the event that (1) such nominee fails to receive a sufficient number of votes from shareholders in an uncontested election and (2) the Board accepts the resignation. The Board will also request a statement from any person nominated as a director by other than the Board as to whether that person will also submit an irrevocable letter of resignation upon the same terms as a person nominated by the Board.

        The Committee has several methods of identifying Board candidates. First, the Committee considers and evaluates whether or not the existing directors whose terms are expiring remain appropriate candidates for the Board. Second, the Committee requests from time to time that its members and the other Board members identify possible candidates. Third, the Committee has the authority to retain one or more search firms to aid in its search. The search firm assists the Board in identifying potential Board candidates, interviewing those candidates and conducting investigations relative to their background and qualifications. In the cases of Messrs. Bindra, Lucas and Tan, each was identified by a search firm as a potential candidate based on their backgrounds and experience.

        The Corporate Governance Committee considers nominees for director recommended by shareholders. Please submit your recommendations in writing, along with:

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  the name of and contact information for the candidate;

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  a statement detailing the candidate's qualifications and business and educational experience;

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  information regarding the qualifications and qualities described under "Director Nomination Process" above;

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  a signed statement of the proposed candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director;

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  a signed irrevocable letter of resignation from the proposed candidate which, in accordance with our Corporate Governance Guidelines, would be effective upon and only in the event that (1) such candidate fails to receive a sufficient number of votes from shareholders in an uncontested election and (2) the Board accepts the resignation;

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  a statement that the writer is a shareholder and is proposing a candidate for consideration by the Committee;

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  a statement detailing any relationship between the candidate and any customer, supplier or competitor of ours;

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  financial and accounting experience of the candidate, to enable the Committee to determine whether the candidate would be suitable for Audit Committee membership; and

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  detailed information about any relationship or understanding between the proposing shareholder and the candidate.

        Submit nominations to our Corporate Secretary, Transocean Ltd., Turmstrasse 30, CH-6300 Zug, Switzerland. The extent to which the Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the Committee about the qualifications and suitability of the individual, viewed in light of the needs of the Board, and is at the Committee's discretion. The Committee evaluates the desirability for incumbent directors to continue on the Board following the expiration of their respective terms, taking into account their contributions as Board members and the benefit that results from the increasing insight and experience developed over a period of time. Although the Corporate Governance Committee will consider candidates for director recommended by shareholders, it may determine not to recommend that the Board, and the Board may determine not to, nominate those candidates for election to our Board.

        In addition to recommending director nominees to the Corporate Governance Committee, any shareholder may nominate directors for election at annual general meetings of the shareholders. For more information on this topic, see "Other Matters—Proposals of Shareholders."

        Executive Officer and Director Compensation Process.    Our Executive Compensation Committee has established an annual process for reviewing and establishing executive compensation levels. An outside consultant retained by the Committee has provided the Committee with relevant market data and alternatives to consider in determining appropriate compensation levels for each of our executive officers. Longnecker & Associates served as the Committee's outside consultant in 2010. Our CEO also assists the Committee in the executive compensation process. For a more thorough discussion of the roles, responsibilities and process we use for setting executive compensation, see "Compensation Discussion and Analysis."

        Director compensation is set by the Board upon a recommendation from the Corporate Governance Committee of the Board. At its first meeting of each calendar year, the Corporate Governance Committee reviews the compensation paid to our directors to be certain that it is competitive in attracting and retaining qualified directors. The Corporate Governance Committee has used the outside consultant to gather data regarding director compensation at (1) certain similar size companies in the general industry as well as (2) the same peer group of companies generally utilized in the consideration of executive compensation. Based upon its review of the data and its own judgment, the Committee develops a recommendation for consideration by the Board. Our employees receive no additional compensation for serving as directors on our Board.

        Process for Communication by Interested Parties with the Board.    The Board has established a process whereby interested parties may communicate with the Board and/or with any individual director. Interested parties, including shareholders, may send communications in writing, addressed to the Board or an individual director, c/o the Corporate Secretary, Transocean Ltd., Turmstrasse 30, CH-6300 Zug, Switzerland. The Corporate Secretary will forward these communications as appropriate to the addressee depending on the facts and circumstances outlined in the communication. The Board has directed the Corporate Secretary not to forward certain items such as spam, junk mailings, product inquiries, resumes and other forms of job inquiries, surveys and business solicitations. Additionally, the Board has advised the Corporate Secretary not to forward material that is illegal or threatening, but to make the Board aware of such material which it may request be forwarded, retained or destroyed at the Board's discretion.

        Policies and Procedures for Approval of Transactions with Related Persons.    In February 2007, the Board formally adopted a policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K. The Audit Committee, with assistance from the Company's General Counsel, is responsible for reviewing, approving and ratifying any related person transaction.

        To identify related person transactions, each year we submit and require our directors and officers to complete questionnaires identifying transactions with us in which the officer or director or their immediate family members have an interest. Our Code of Integrity further requires that any executive officer inform the Company when the executive officer's private interest interferes or appears to interfere, in any way with our interests. In addition, the Board's governance guidelines require that a director immediately inform the Board or Chairman of the Board in the event that a director believes that the director has an actual or potential conflict with our interests. Furthermore, under our Organizational Regulations, a director must disclose and abstain from voting with respect to certain conflicts of interest.

        Director Attendance at Annual General Meeting.    We expect all of our directors to attend our annual general meeting of shareholders. At the 2010 annual general meeting, all directors then serving on our Board were in attendance, either in person or, due to disruptions in air travel caused by volcanic ash, by telephone.

Board Meetings and Committees

        During 2010, the Board of Directors of Transocean Ltd. held four meetings. Each of our directors attended at least 75% of the meetings during the year, including meetings of committees on which the director served.

        The Board has standing Executive Compensation, Finance/Benefits, Corporate Governance, Audit and Health Safety and Environment Committees. As noted, the charters for these committees may be found on our website at www.deepwater.com under "Investor Relations—Corporate Governance." In addition, the Board may from time to time form special committees to consider particular matters that arise.

        Executive Compensation Committee.    The purpose of the Executive Compensation Committee is to assist the Board in (1) developing a fair compensation program for executives and (2) complying with the Board's legal and regulatory requirements as to executive compensation. The authority and responsibilities of the Executive Compensation Committee include the following:

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  annually review and approve the compensation paid to our executive officers and other officers at or above the Senior Vice President level;

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  annually establish performance goals and objectives for our CEO and annually review the CEO's performance in light of the goals and objectives which were established and set the CEO's compensation based on this evaluation;

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  administer (including the designation of eligible employees) our Long-Term Incentive Plan, Performance Award and Cash Bonus Plan, Deferred Compensation Plan, and any other executive compensation plan or arrangement providing for benefits to our executive officers in accordance with our goals and objectives established by the Board of Directors, the terms of the plans, and any rules and regulations thereunder;

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  consider and make recommendations to the Board concerning the existing executive compensation plans and the adoption of new plans and programs;

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  consider and recommend to the Board the terms of any contractual agreements and other similar arrangements that may be entered into with our officers; provided, however, that the Committee shall not recommend and the Board shall not authorize "single-trigger" change of control agreements for any of our officers; and

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  retain and approve the fees of independent legal, accounting or other advisors, including any compensation consultant, used to assist it in the evaluation of executive officer compensation.

        See "Compensation Discussion and Analysis" for a discussion of additional responsibilities of the Executive Compensation Committee.

        In addition to the responsibilities set forth above, the Executive Compensation Committee also assesses the risks arising from the Company's compensation policies and practices. In 2010, the Committee engaged its compensation consultant, Longnecker & Associates, to assist in this risk assessment.

        The Executive Compensation Committee may delegate specific responsibilities to one or more individual Committee members to the extent permitted by law, NYSE listing standards and the Committee's governing documents. The Committee may delegate all or a portion of its powers and responsibilities with respect to the plans described above to one or more of our management committees; provided that the Committee retains all power and responsibility with respect to awards granted to our executive officers. The Chief Executive Officer has been delegated authority to award restricted shares, restricted units and deferred units under the Company's Long-Term Incentive Plan to recently hired employees of the Company, excluding executive officers and other officers at or above the Senior Vice President level, not to exceed an aggregate of 100,000 restricted shares, restricted units or deferred units per calendar year. The Committee has delegated to a subcommittee composed of its Chairman and an additional committee member the authority to approve interim compensation resulting from promotions, competitive realignment, or the hiring of new executive officers (excluding the Chief Executive Officer), including but not limited to establishing annual base salary, annual bonus targets, long-term bonus targets and the grant of equity awards. The Committee has also delegated authority to the Chief Executive Officer to approve "convenience of the company" treatment of Long-Term Incentive Plan awards to participants other than executive officers and directors. The Committee is notified of compensation actions made by the Chief Executive Officer or the subcommittee at the meeting following the end of each quarter in which such actions are taken.

        The current members of the Executive Compensation Committee are Mr. Muller, Chairman, and Messrs. McNamara and Sprague. John L. Whitmire was the Chairman of the Committee until his resignation from the Board in June 2010. The Executive Compensation Committee met five times during 2010.

        Finance/Benefits Committee.    The Finance/Benefits Committee approves our long-term financial policies, insurance programs and investment policies. It also makes recommendations to the Board concerning dividend policy, the issuance and terms of debt and equity securities and the establishment of bank lines of credit. In addition, the Finance/Benefits Committee approves the creation, termination and amendment of certain of our employee benefit programs and periodically reviews the status of these programs and the performance of the managers of the funded programs. The current members of the Finance/Benefits Committee are Mr. Strachan, Chairman, and Messrs. Anderson and Talbert. Mr. George was a member of the Committee until his resignation from the Board in February 2011. The Finance/Benefits Committee met four times during 2010.

        Corporate Governance Committee.    The Corporate Governance Committee makes recommendations to the Board with respect to the selection and compensation of the Board members, how the Board functions and how the Board should interact with shareholders and management. It reviews the qualifications of potential candidates for the Board of Directors, coordinates the self evaluation of the Board and committees and nominates to the Board candidates to be elected at the annual general meeting of shareholders. The current members of the Corporate Governance Committee are Mr. McNamara, Chairman, and Messrs. Muller and Talbert. Mr. George was a member of the Committee until his resignation from the Board in February 2011. The Corporate Governance Committee met four times during 2010.

        Health Safety and Environment Committee.    In August 2010 the Board established the Health Safety and Environment Committee. The committee assists the Board in fulfilling its responsibilities to oversee the Company's management of risk in the areas of health, safety and the environment. The current members of the Health Safety and Environment Committee are Mr. Sprague, Chairman, and Messrs. Anderson and Grijalva. Mr. Grijalva is expected to continue to serve on the Committee until the effective time of his retirement at the 2011 annual general meeting. Mr. George was a member of the Committee until his resignation from the Board in February 2011. The Health Safety and Environment Committee met one time during 2010.

        Audit Committee.    The Audit Committee is responsible for recommending the retention and termination of our independent registered public accountants and our auditor pursuant to the Swiss Code of Obligations to the Board of Directors and to our shareholders for their approval at a general meeting of shareholders. The Audit Committee is directly responsible for the compensation and oversight of our independent registered public accountants and our auditor pursuant to the Swiss Code of Obligations. The Audit Committee also monitors the integrity of our financial statements and the independence and performance of our auditors and reviews our financial reporting processes. The Committee reviews and reports to the Board the scope and results of audits by our independent registered public accounting firm, our auditor pursuant to the Swiss Code of Obligations and our internal auditing staff and reviews the audit and other professional services rendered by the accounting firm. It also reviews with the accounting firm the adequacy of our system of internal controls. It reviews transactions between us and our directors and officers for disclosure in the proxy statement, our policies regarding those transactions and compliance with our business ethics and conflict of interest policies.

        The Audit Committee also assists the Board with oversight of the Company's risk management process. The risk management committee conducts an annual Company-wide risk assessment and communicates the results to the Audit Committee. The risk management committee also updates the Audit Committee regarding risks as circumstances warrant.

        The Board requires that all members of the Audit Committee meet the financial literacy standard required under the NYSE rules and that at least one member qualifies as having accounting or related financial management expertise under the NYSE rules. In addition, the SEC has adopted rules requiring that we disclose whether or not our audit committee has an "audit committee financial expert" as a member. An "audit committee financial expert" is defined as a person who, based on his or her experience, possesses all of the following attributes:

  •
  an understanding of generally accepted accounting principles and financial statements;

  •
  an ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

  •
  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and level of complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities;

  •
  an understanding of internal controls and procedures for financial reporting; and

  •
  an understanding of audit committee functions.

        The person must have acquired such attributes through one or more of the following:

  •
  education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

  •
  experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

  •
  experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

  •
  other relevant experience.

        The current members of the Audit Committee are Mr. Cason, Chairman, and Messrs. Grijalva and Strachan. Mr. Anderson served on the Committee until resigning from the Committee in February 2011. Mr. Grijalva is expected to continue to serve on the Committee until the effective time of his resignation at the 2011 annual general meeting. The Audit Committee met 17 times during 2010. The Board has reviewed the criteria set by the SEC and determined that each of the current members of the Audit

Committee is "financially literate" and Mr. Cason qualifies as an "audit committee financial expert." In addition, the Board has determined that Mr. Cason qualifies under NYSE rules as having accounting or related financial management expertise. Mr. Cason is an accountant by education, was an audit manager in an accounting firm and served as the Chief Financial Officer of Baker Hughes Incorporated, a public company.

        Finally, NYSE rules restrict directors that have relationships with the Company that may interfere with the exercise of their independence from management and the Company from serving on the Audit Committee. We believe that the members of the Audit Committee have no such relationships and are therefore independent for purposes of NYSE rules.

        Directors who are employees of the Company do not receive compensation for Board service. At present, all of the directors except for Mr. Newman, the Company's Chief Executive Officer, are non-employees and receive compensation for Board service.

        We use a combination of cash and equity incentive compensation to attract and retain qualified candidates to serve on our Board. The Corporate Governance Committee of the Board annually reviews the compensation paid to our directors and considers the significant amount of time directors expend in fulfilling their duties to the Company as well as the skill level we require of members of the Board.

        Currently, non-employee director compensation includes:

Annual Retainer	$90,000
Additional Annual Retainer for Committee Chairmen
Audit Committee	$35,000
Executive Compensation Committee	$20,000
Corporate Governance Committee, Finance/Benefits Committee and Health Safety and Environment Committee	$10,000
Board Meeting Attendance Fee	$2,500	(1)
Committee Meeting Attendance Fee	$2,500	(2)
Grant of Deferred Units	$260,000	(3)

(1)
The board meeting attendance fee is paid for those meetings that were attended in excess of the four regularly scheduled board meetings.

(2)
The committee meeting attendance fee is only paid for those meetings that were attended in excess of the four committee meetings.

(3)
Deferred units are granted to each non-employee director annually immediately following the Board meeting held in connection with our annual general meeting of shareholders. On the date of grant, the deferred units have an aggregate value equal to $260,000 based upon the average of the high and low sales prices of our shares for each of the 10 trading days immediately prior to the date of grant. The terms of the deferred units include vesting in equal installments over three years, on the first, second and third anniversaries of the date of grant.

        Mr. Rose has served the Company as its non-executive Chairman of the Board, in which capacity he has received a $332,000 annual retainer, paid quarterly, in lieu of the annual retainer the other non-employee directors receive. Since August 2011, Mr. Talbert has served the Company as its non-executive Vice-Chairman of the Board, in which capacity he has received a $50,000 annual retainer, paid quarterly, in addition to the annual retainer the other non-employee directors receive. Mr. Rose and Mr. Talbert also received the same meeting fees and the $260,000 grant of deferred units to non-employee directors described above.

        In addition, we pay or reimburse our directors' travel and incidental expenses incurred for attending Board, committee and shareholder meetings and for other Company business-related purposes.

2010 Director Compensation

        In 2010, each non-employee member of the Board received the same compensation as described above.

        At our Board meeting held immediately after the 2010 annual general meeting of our shareholders, the Board granted 3,703 deferred units to each non-employee director in aggregate value equal to $260,000 based upon the average of the high and low sales prices of our shares for the 10 trading days immediately prior to the date of our Board meeting (calculated at $70.21 per share). The terms of the deferred units included vesting in equal installments over three years, on the first, second and third anniversaries of the date of grant, and a requirement that each director hold the vested deferred units or the shares attributable to such units until he leaves the Board.

        The following summarizes the compensation of our non-employee directors for 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)
Robert E. Rose	334,500	245,583	580,083
W. Richard Anderson	122,500	245,583	368,083
Thomas W. Cason(3)	207,500	245,583	453,083
Richard L. George	90,000	245,583	335,583
Victor E. Grijalva	122,500	245,583	368,083
Martin B. McNamara	102.500	245,583	348,083
Edward R. Muller	100,163	245,583	345,746
Robert M. Sprague	96,332	245,583	341,915
Ian C. Strachan	130,000	245,583	375,583
J. Michael Talbert	161,658	245,583	407,241
John L. Whitmire	85,000	245,583	330,583

(1)
This represents the aggregate grant date fair value under accounting standards for recognition of share-based compensation expense for deferred units granted to our directors in 2010. For a discussion of the valuation assumptions with respect to these awards, please see Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
The aggregate number of vested and unvested deferred units, stock appreciation rights and outstanding option awards at December 31, 2010 for each non-employee director was as follows: Mr. Anderson, 6,368 share-settled appreciation rights or SARs and 2,322 vested and received and 6,647 unvested deferred units; Mr. Cason, options to purchase 21,215 shares, 7,640 SARs and 2,322 vested and 6,647 unvested deferred units; Mr. George, options to purchase 3,820 shares, 7,640 SARs and 2,322 vested and 6,647 unvested deferred units; Mr. Grijalva, options to purchase 5,635 shares and 7,455 vested and 6,647 unvested deferred units; Mr. McNamara, options to purchase 11,270 shares and 7,455 vested and 6,647 unvested deferred units; Mr. Muller, options to purchase 5,730 shares, 7,640 SARs and 2,322 vested and 6,647 unvested deferred units; Mr. Rose, options to purchase 10,188 shares, 7,640 SARs, and 2,322 vested and received and 6,647 unvested deferred units; Mr. Sprague, 7,455 vested and 6,647 unvested deferred units; Mr. Strachan, options to purchase 11,270 shares and 7,455 vested and 6,647 unvested deferred units; Mr. Talbert, 5,859 vested and 6,647 unvested deferred units; and Mr. Whitmire, options to purchase 12,297 shares and 7,640 SARs. All of the then-outstanding deferred units vested in connection with the merger with GlobalSantaFe but the units or underlying shares are required to be held by each director (other than Messrs. Anderson and Rose) until he leaves the Board. Messrs. Anderson and Rose have elected to receive shares in exchange for their vested 2008 and 2009 deferred unit awards; therefore, these deferred units are no longer outstanding.

(3)
On November 18, 2010, the Board of Directors granted Mr. Cason a special cash award of $50,000 for extraordinary efforts and time expended in connection with the Company's Foreign Corrupt Practices Act investigations.

AUDIT COMMITTEE REPORT

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2010 with management, our internal auditors and Ernst & Young LLP. In addition, the Committee has discussed with Ernst & Young LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Sarbanes-Oxley Act of 2002 requires certifications by the Company's chief executive officer and chief financial officer in certain of the Company's filings with the Securities and Exchange Commission (SEC). The Committee discussed the review of the Company's reporting and internal controls undertaken in connection with these certifications with the Company's management and independent registered public accounting firm. The Committee also reviewed and discussed with the Company's management and independent registered public accounting firm management's report and Ernst & Young LLP's report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has further periodically reviewed such other matters as it deemed appropriate, including other provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the SEC and the NYSE.

        The Committee also has received the written disclosures and the letter from Ernst & Young LLP regarding the auditor's independence pursuant to the applicable requirements of the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, and it has reviewed, evaluated and discussed the written disclosures with that firm and its independence from the Company. The Committee also has discussed with management of the Company and the independent registered public accounting firm such other matters and received such assurances from them as it deemed appropriate.

        Based on the foregoing review and discussions and relying thereon, the Committee recommended to the Company's Board of Directors the inclusion of the Company's audited financial statements for the year ended December 31, 2010 in the Company's Annual Report on Form 10-K for such year filed with the SEC.

Members of the Audit Committee:

    Thomas W. Cason, Chairman
    Victor E. Grijalva
    Ian C. Strachan

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Listed below are the only persons who, to the knowledge of the Company, may be deemed to be beneficial owners as of March 16, 2011, of more than 5% of the Company's shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class(1)
FMR LLC	19,165,692	(2)	[5.72	]%
82 Devonshire Street Boston, Massachusetts 02109

(1)
The percentage indicated is based on the            outstanding shares at March 16, 2011.

(2)
The number of shares held by FMR LLC is based on a statement on Schedule 13G filed with the SEC on February 14, 2011, which was filed jointly by FMR LLC, Edward C. Johnson 3d, and Fidelity Management & Research Company. According to the filing, FMR LLC has sole voting power over 2,891,991 shares and sole dispositive power over 19,165,692 shares and shared voting or dispositive power over no shares. Of the shares reported, 15,660,402 shares are beneficially owned by Fidelity Management & Research Company, an investment adviser and a wholly-owned subsidiary of FMR LLC, as a result of acting as investment advisor to various investment companies (collectively, the "Fidelity Funds"); with respect to these shares, FMR LLC, Mr. Edward C. Johnson 3d and each of the Fidelity Funds exercise sole dispositive power and the Fidelity Funds' Board of Trustees exercises sole voting power.

 SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The table below shows how many shares each of our directors and nominees, each of the Named Executive Officers included in the summary compensation section below and all directors and executive officers as a group beneficially owned as of March 16, 2011.

Name	Shares Owned(1)(2)	Shares Subject to Right to Acquire Beneficial Ownership(3)	Total Shares Beneficially Owned(2)(3)	Percent of Class(4)
Arnaud A.Y. Bobillier	22,746	36,117	58,863	*
Eric B. Brown	12,923	37,350	50,273	*
Robert L. Long	0	328,498	328,498	*
Steven L. Newman(5)	21,087	111,539	132,626	*
Cheryl D. Richard	0	11,333	11,333	*
Ricardo H. Rosa(6)	12,216	28,656	40,872	*
Ihab M. Toma	986	7,141	8,127	*
W. Richard Anderson	4,229	0	4,229	*
Jagjeet S. Bindra	0	0	0	*
Thomas W. Cason(7)	10,039	23,537	33,576	*
Victor E. Grijalva(8)	38,029	30,040	68,069	*
Steve Lucas	0	0	0	*
Martin B. McNamara	20,115	30,523	50,638	*
Edward R. Muller(9)	6,553	8,052	14,605	*
Robert E. Rose	7,903	10,188	18,091	*
Robert M. Sprague	1,049	7,455	8,504	*
Ian C. Strachan	4,849	18,725	23,574	*
J. Michael Talbert(10)	3,431	5,859	9,290	*
Tan Ek Kia	0	0	0	*
All of directors and executive officers as a group (18 persons)	187,609	372,376	559,985	*

(1)
The business address of each director and executive officer is c/o Transocean Management Ltd., 10 Chemin de Blandonnet, CH-1214, Vernier, Switzerland. None of the shares beneficially owned by our directors or executive officers are pledged as security.

(2)
Includes shares held in Employee Stock Purchase Plan as follows: Messrs. Brown (708), Bobillier (810), Newman (172), and all executive officers as a group (2,378).

(3)
Includes shares that may be acquired within 60 days from March 16, 2011 through the exercise of options held by Messrs. Bobillier (36,117), Brown (37,350), Long (328,498), Newman (111,539), Richard (11,333), Rosa (28,656), Toma (7,141), Cason (21,215), Grijalva (5,635), McNamara (11,270), Muller (5,730), Rose (10,188), Strachan (11,270), and all directors and executive officers as a group (308,940). Also includes (a) rights to acquire shares under our deferred compensation plan held by Messrs. Grijalva (16,950), McNamara (11,798) and all directors and executive officers as a group (28,748); (b) vested deferred units held by Messrs. Cason (2,322), Grijalva (7,455), McNamara (7,455), Muller (2,322), Sprague (7,455), Strachan (7,455), Talbert (5,859), and all directors and executive officers as a group (40,323), over which such individuals have sole voting power but no dispositive power. Does not include out-of-the-money SARs held by Messrs. Anderson (6,368), Cason (7,640), Muller (7,640), Rose (7,640), and all directors and executive officers as a group (36,928). The base prices of the SARs of $90.27 per share and $107.63 per share were above the closing price for our shares on the NYSE on February 22, 2011 of $81.62 per share.

(4)
As of March 16, 2011, each listed individual and our directors and executive officers as a group beneficially owned less than 1.0% of the outstanding shares.

(5)
Includes 172 shares held in a joint account with his wife.

(6)
Includes 175 shares held in a joint account with his wife.

(7)
Includes 2,950 shares held in a joint account with his wife.

(8)
Includes 1,427 shares held by his wife in her separate account.

(9)
Includes 6,389 shares held in a family trust with Mr. Muller and his wife serving as trustees.

(10)
Includes an aggregate of 1,629 shares held in joint accounts with his wife.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This Compensation Discussion and Analysis provides information regarding the fiscal 2010 compensation program for each individual who served as our principal executive officer or principal financial officer during fiscal 2010, the three executive officers (other than the principal executive officer and principal financial officer) at fiscal year-end who were the most highly compensated executives of the Company and one individual whose total compensation was impacted by severance payments made in accordance with a severance agreement. For fiscal 2010, these individuals were:

  •
  Steven L. Newman, our President and Chief Executive Officer;

  •
  Robert L. Long, our former Chief Executive Officer;

  •
  Ricardo H. Rosa, our Senior Vice President and Chief Financial Officer;

  •
  Eric B. Brown, our Executive Vice President, Legal & Administration;

  •
  Arnaud A.Y. Bobillier, our Executive Vice President, Asset and Performance;

  •
  Ihab M. Toma, our Executive Vice President, Global Business; and

  •
  Cheryl D. Richard, our former Senior Vice President, Human Resources and Information Technology.

        These executive officers were our Named Executive Officers for fiscal 2010. In this Compensation Discussion and Analysis, Transocean Ltd. is referred to as "our," "us," "we," or "the Company."

        This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2010. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Executive Compensation Committee of our Board of Directors (the "Committee") arrived at the specific compensation decisions for our executive officers, including the Named Executive Officers, with respect to fiscal year 2010, and discusses the key factors that the Committee considered in determining their compensation.

Executive Summary

  Fiscal 2010 Business Highlights

        We are the world's largest offshore oil and gas drilling contractor and the leading provider of drilling management services worldwide. We provide drilling services, including the equipment and personnel for operations, to our customers—the oil and gas companies throughout the world. We have a long-standing reputation for safety and for being able to manage and deliver on extraordinarily complex offshore drilling projects in challenging environments. Our vision is to be universally recognized for innovation and excellence in unlocking the world's offshore resources.

        Although in 2010 we made significant progress in achieving our strategic and operational objectives for the year, these developments were overshadowed by the April 20, 2010 fire and explosion onboard our semi-submersible drilling rig, the Deepwater Horizon, off the Louisiana coast that resulted in the deaths of 11 of our colleagues, including nine Transocean employees, and the uncontrolled flow of hydrocarbons from the well for an extended period (the "Macondo Incident"). As a result, many of our senior executive officers, including our Named Executive Officers (other than Mr. Long, who retired on February 28, 2010), dedicated a significant portion of their time in 2010 following the Macondo Incident to responding to the needs of the victims' families, coordinating the involvement of additional resources required to stem the flow of hydrocarbons, including drilling rigs and personnel to drill relief wells and other operations as requested by the Unified Area Command, cooperating with the numerous federal, state, and local reviews and investigations into the incident, overseeing our internal investigation of the incident, and managing other demands stemming from these activities, in addition to performing their normal responsibilities.

        As a direct consequence of the Macondo Incident, we were forced to revise our short-term business priorities and expand our focus to protect the immediate and long-term interests of our Company. In addition to the activities described above, we accomplished the following:

  •
  maintained close contact with our customers in the Gulf of Mexico and elsewhere to keep them informed and to minimize any potential impact on our contract backlog;

  •
  launched a proactive communication program with our employees to facilitate their continued engagement with the Company and to maintain their focus on running safe and efficient operations for our customers;

  •
  conducted a thorough review of our safety protocols, including additional emphasis on safety training and drills for our offshore personnel;

  •
  worked with our banks, insurers and other financial institutions to maintain our reputation as a credible investment grade organization; and

  •
  notwithstanding the tragic loss of life in the Gulf of Mexico, we achieved an exemplary statistical safety record as measured by our total recordable incident rate ("TRIR") and total potential severity rate ("TPSR"). As measured by these standards, we recorded the best year in safety performance in our Company's history, which is a reflection on our commitment to achieving an incident free environment, all the time, everywhere.

        Consequently, we believe that we are well-positioned to execute on our long-term strategic objectives over the next several years.

  Impact of Fiscal 2010 Business Results on Executive Compensation

        As reflected in our compensation philosophy, we set the compensation of our executive officers, including the Named Executive Officers, based on their ability to achieve annual operational objectives that further our long-term business objectives and to create sustainable long-term shareholder value in a cost-effective manner. Accordingly, our fiscal 2010 compensation actions and decisions were based on our executives' accomplishments in these areas. For fiscal 2010, the Committee took the following actions with respect to the compensation of our executive officers, including the Named Executive Officers:

  •
  approved base salary adjustments averaging a 3.8% increase per individual, excluding the CEO, whose base salary reflected his promotion into the CEO role. The salary adjustments were intended to achieve closer alignment with our compensation philosophy of paying salaries in line with the median of the market;

  •
  evaluated our performance as measured under the Performance Award and Cash Bonus Plan, which provides for cash awards based on our performance under safety, financial, newbuilds and enterprise resource planning objectives and, based on this evaluation, determined to pay cash performance awards for fiscal 2010 at 44.8% of the target bonus opportunity for each individual; and

  •
  approved long-term incentive awards in the form of stock options and contingent deferred units with target values ranging from $1.2 million to $5.4 million designed to satisfy competitive market concerns and reward individual performance during fiscal 2010.

        In addition, to address retention concerns with respect to individual Named Executive Officers, during fiscal 2010 the Committee made special one-time retention awards in the form of time-vested deferred units to certain Named Executive Officers.

        The Committee determined that the cash performance awards made to the Named Executive Officers for 2010 were appropriate in recognition of the Company's achievement of the objectives set at the beginning of 2010 relating to significantly improving the Company's safety record and the successful implementation of our enterprise resource planning system. In making these determinations, the Committee noted that, notwithstanding the near-term performance of our share price, the Named

Executive Officers' efforts had enabled the Company to maintain its financial flexibility during a challenging period, while, at the same time, positioning the Company for sustained growth in the future.

        In assessing the reasonableness of the total direct compensation of the Named Executive Officers, particularly the compensation of our Chief Executive Officer, the Committee considered that the mix of compensation continues to provide a direct link to creating sustainable shareholder value, achieving our mission and business strategy, and advancing the other core principles of our compensation philosophy and objectives.

  Chief Executive Officer Compensation

        Effective March 1, 2010, Mr. Newman was appointed our Chief Executive Officer. In connection with his promotion, the Committee approved the following compensation package for Mr. Newman:

  •
  an annual base salary of $900,000;

  •
  a target annual cash bonus opportunity equal to 100% of his base salary; and

  •
  a target long-term incentive compensation award with a value of $5.4 million.

  Significant Corporate Governance Policies and Actions

        We endeavor to maintain good governance standards in our executive compensation policies and practices. The following policies and practices were in effect in fiscal 2010:

  •
  The Committee is comprised solely of independent directors who, as noted elsewhere in this proxy statement, have established a means for communicating with shareholders regarding their executive compensation ideas and concerns.

  •
  The Committee's independent compensation consultant, Longnecker & Associates ("Longnecker"), is retained directly by the Committee and performs no other consulting or other services for us.

  •
  The Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

  •
  Our compensation philosophy and related governance features are complemented by several specific elements that are designed to align our executive compensation with long-term shareholder interests, including:

  –
  Stock ownership requirements for our executive officers, including the Named Executive Officers. Each of the Named Executive Officers was in compliance with his or her required stock ownership level during fiscal 2010.

  –
  A policy that prohibits any of our executive officers, including the Named Executive Officers, from holding derivative instruments tied to the Company's shares, other than derivative instruments issued by us, such as our convertible notes.

  –
  Effective in 2011, we stopped providing gross ups for social security (FICA) payments on perquisites, including the financial and tax planning assistance and club membership benefits that we provide to Named Executive Officers. This gross up was only provided to Named Executive Officers on the U.S. payroll. All Named Executive Officers continue to be covered by our tax protection program for expatriates assigned to Switzerland.

  –
  With the retirement of Mr. Long in 2010 and planned retirement of Mr. Brown in 2011, we will no longer have any individual severance arrangement with any of the Named Executive Officers.

Executive Compensation Program—Guiding Principles and Objectives

        The goal of our executive compensation program is to attract, motivate and retain talented individuals from within and outside of our highly competitive industry to be leaders in our Company. In designing and administering our executive compensation program, we are guided by two overarching principles:

We strive to align the interests of our executive officers with those of our shareholders by basing the compensation of our executive officers on corporate performance.

        We believe that the total compensation offered to each of our executive officers should be substantially linked to our organizational success. By focusing our executive officers on appropriate measures of success, we seek to align their interests with the interests of our shareholders. Barring any unusual transactions, both the annual incentive compensation and the equity compensation that each of our executive officers ultimately receives each year is structured to be directly related to our success.

We strive to set the compensation of our executive officers at competitive levels.

        We believe that our executive compensation program must be continuously monitored to ensure that we provide the opportunity for each of our executive officers to receive competitive compensation. The Committee annually reviews the total compensation and each component of compensation that may be paid or awarded to each of our executive officers and compares the total compensation and each component of compensation:

  •
  internally for purposes of ensuring internal equity; and

  •
  externally against the median amount paid to executive officers holding comparable positions at companies with whom we compete for executive talent.

        We seek to maintain an overall compensation mix and compensation levels that are appropriate within our industry sector that provide a direct link to enhancing shareholder value, achieving our vision and business strategy, and advancing the other core principles of our compensation philosophy and objectives, including attracting, motivating and retaining the key talent needed to ensure the long-term success of our Company.

        Within the framework of our compensation philosophy, we have developed executive compensation programs that are intended to achieve the following objectives:

  •
  close alignment of both cash- and share-based reward opportunities with the interests of our shareholders as supported by our vision, strategic imperatives and compensation strategy;

  •
  maintaining a pay-for-performance culture, including reward opportunities for exceeding specific annual and triennial goals;

  •
  reasonable reward opportunities that are sufficiently competitive to attract, motivate and retain superior employees in key positions; and

  •
  a connection between compensation and the attainment of goals that is clearly visible to the participants in our compensation programs.

Executive Compensation Program—Compensation-Setting Process

        The Committee, the compensation consultant engaged by the Committee, other outside advisors, and members of our management are involved in designing and administering our executive compensation program.

  Role of the Committee

        The Committee is responsible for overseeing our executive compensation program. Specifically, the Committee is responsible for:

  •
  reviewing and approving the compensation paid to and the benefits received by our executive officers and other officers at or above the Senior Vice President level;

  •
  annually establishing focus areas for our Chief Executive Officer, annually evaluating our Chief Executive Officer's performance in light of these focus areas (with the participation of our full Board of Directors), and setting our Chief Executive Officer's compensation based on this evaluation and after reviewing data concerning the competitive market;

  •
  establishing and administering our executive compensation plans and arrangements which provide benefits to our executive officers and other officers at or above the Senior Vice President level in accordance with the goals and objectives of our Company as established by the Board;

  •
  considering and making recommendations to our Board of Directors concerning the existing executive compensation programs and changes to such programs;

  •
  considering and approving executive employment and severance agreements or other contractual agreements that may be entered into with our executive officers (which shall not include "single-trigger" change-in-control agreements);

  •
  reviewing and discussing this Compensation Discussion and Analysis with our management and, based upon such review and discussion, recommending to our Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for our annual meeting of shareholders; and

  •
  assessing the risks associated with the Company's compensation arrangements.

        The Committee may delegate any of its powers or responsibilities to a subcommittee or subcommittees composed of one or more members of the Committee provided that the decisions of such subcommittee are presented to the full Committee at its next regularly scheduled meeting. Our Chief Executive Officer has been delegated authority to award restricted shares, restricted units and deferred units under our Company's Long-Term Incentive Plan to recently hired employees, excluding our executive officers and other officers at or above the Senior Vice President level, not to exceed an aggregate of 100,000 shares per calendar year. The Committee has delegated to a subcommittee composed of its Chairman and an additional committee member the authority to approve interim compensation resulting from promotions, competitive realignment, or the hiring of new executive officers (excluding the Chief Executive Officer) between meetings of the Committee, including, but not limited to, establishing annual base salary, annual bonus targets, long-term incentive plan targets, and granting equity awards. The Committee is notified of compensation actions taken by our Chief Executive Officer or this subcommittee at the meeting following the date such actions are taken.

        The Committee is composed solely of Board members who (a) are not employees of the Company, (b) meet the independence requirements of the New York Stock Exchange, and (c) meet the qualifications of outside directors under Section 162(m) of the U.S. Internal Revenue Code. The Committee currently consists of three directors: Edward R. Muller (chairman), Martin B. McNamara and Robert M. Sprague. John L. Whitmire was the Chairman of the Committee until his resignation from the Board in June 2010.

  The Compensation Consultant

        To assist it in discharging its responsibilities, in August 2009 the Committee engaged Longnecker, an executive compensation consulting firm, to serve as the Committee's compensation consultant.

        In order not to impair the independence of the Committee's compensation consultant or to create the appearance of such an impairment, in February 2009 the Committee adopted a policy that any compensation consultant to the Committee may not provide other services to our Company in excess of

$100,000. Accordingly, neither Longnecker nor any of its affiliates provided the Company with any non-executive compensation consulting services in 2010.

        Longnecker reports to and acts at the direction of the Committee. The Committee directs Longnecker, in the performance of its duties under its engagement, to provide certain guidance on an ongoing basis, including:

  •
  expertise on compensation strategy and program design;

  •
  information relating to the selection of our Company's peer group (as described below);

  •
  relevant market data and alternatives to consider when making compensation decisions;

  •
  assistance in establishing and updating annual and long-term incentive guidelines;

  •
  annual reviews of the total executive compensation program; and

  •
  support and advice as the Committee conducts its analysis of and makes its decisions regarding executive compensation.

        The Committee does not adopt all of Longnecker's recommendations but uses its work as a reference in exercising its own judgment with respect to its own executive compensation actions and decisions.

        The compensation consultant regularly participates in the meetings of the Committee and meets privately with the Committee at the Committee's request. Our management provides input to the consultant but does not direct or oversee its activities with respect to our executive compensation program.

  Other Advisors

        From time to time, we engage other advisors to assist management and the Committee regarding executive compensation matters. Such advisors have included, among others, an outside corporate law firm to advise management and the Committee regarding various legal issues and an outside actuarial firm to evaluate benefits programs.

  Role of Management

        Our Chief Executive Officer annually reviews the competitive pay position and the performance of each member of senior management, other than himself. Our Chief Executive Officer's conclusions and recommendations based on his reviews of the other Named Executive Officers, including his conclusions and recommendations with respect to base salary adjustments and annual award amounts, are presented to the Committee. The Committee makes all compensation decisions and approves all share-based awards for the Named Executive Officers, other executive officers and other officers at or above the Senior Vice President level. The Committee may exercise its discretion in modifying any compensation adjustment or awards to any executive officer.

        Our Board of Directors annually considers the performance of our Chief Executive Officer. The Committee determines all components of our Chief Executive Officer's compensation.

        Executives in our Human Resource Department assist our Chief Executive Officer with his recommendations and, with the assistance of other officers and employees as needed, develop and present other recommendations regarding compensation to the Committee. The Vice President, Human Resources, and a member of our Legal Department regularly attend Committee meetings, and our Chief Executive Officer, other executive officers and our Chairman of the Board of Directors participate on an as-needed basis. Our executive officers and other employees participate in Committee discussions in an informational and advisory capacity and have no vote in the Committee's decision-making process.

        The Committee meets outside the presence of all of our executive officers to consider appropriate compensation for our Chief Executive Officer. For the other Named Executive Officers, the Committee meets outside the presence of all executive officers except our Chief Executive Officer and Vice President, Human Resources.

Peer Group and Competitive Positioning

  Peer Group

        We compete for executive talent across many different sectors around the world. Our primary competitive market generally includes other companies in the energy industry (oil and gas companies, offshore drilling companies and other energy services companies). In making compensation decisions for the Named Executive Officers, each element of their total direct compensation is compared against published compensation data.

        For 2010, we used a group of peer companies to compare each component of our executive compensation program to the competitive marketplace. This group (the "Peer Group") was comprised of the following companies:

Anadarko Petroleum Corporation	Hess Corporation
Apache Corporation	Marathon Oil Corporation
Baker Hughes Incorporated	National-Oilwell Varco Inc.
Devon Energy Corporation	Noble Corporation
Diamond Offshore Drilling Inc.	Pride International, Inc.
ENSCO plc	Rowan Companies Inc.
EOG Resources, Inc.	Schlumberger Limited
Halliburton Company	Weatherford International Ltd.

        The Peer Group or a smaller group may be used for performance comparisons as determined by the Committee. In August 2010, the Committee removed Smith International, Inc. from the Peer Group due to Smith International, Inc.'s merger with Schlumberger Limited.

  Competitive Positioning

        Generally, we set the target compensation for our executive officers, including the Named Executive Officers, at the market median to remain competitive and avoid contributing to the "ratcheting-up" of executive compensation that occurs when a large number of companies all target their executive compensation at above-median levels. In 2010, we determined the market median based on data from the Peer Group and market surveys analyzed by the compensation consultant, each weighted at 50%.

        Our approach to setting executive compensation, which is periodically reviewed and updated by the Committee, is as follows:

Element	Targeted Position	Comments
Base Salary	Market median.	Individual circumstances can allow for certain positions to be above or below the median.
Annual Bonus	Opportunity to earn total cash compensation competitive with market, with upside/downside based on performance against financial and operating metrics.	Actual payout based on performance. Metrics include both financial and operational results that drive long-term value. Current award potential ranges from 0% to 200% of target.

Element	Targeted Position	Comments
Total Cash Compensation	Market median.

Target performance is intended to result in median total cash compensation. Superior performance will result in 75th percentile or higher total cash compensation. Below target performance will result in below median total cash compensation.

Long-Term Incentives (options, restricted shares and deferred units)	Market median.

Current practice is to award time-vested stock options, deferred units requiring continuous employment and fully contingent deferred units that vest based on total shareholder return compared to a group of companies we consider our performance peers. See "Long-Term Incentive Plan" for a description of this group. At median performance relative to this group of performance peers, we provide vesting of the contingent deferred units at target, and at upper quartile performance, the maximum contingent deferred unit award vests.

Total Direct Compensation	Market median.	Ability to earn above or below market median based on performance.

        The data from the peer group is gathered based both on position (CEO, CFO and General Counsel) and according to pay rank for the highest-paid position, the second highest-paid position, and so forth. The Committee's compensation consultant recommends this approach because of the variations in pay based on position and the need to ensure that a sufficient number of market matches exist for meaningful comparisons. The positions of Executive Vice President, Asset and Performance, and Executive Vice President, Global Business, are considered to be equivalent internally and are difficult to match based on position or role. Consequently, the data used to compare these positions is based on the median pay for all of the fourth- and fifth-ranked positions from the companies in the Peer Group. Data from the peer group analysis is combined with that of industry specific surveys to determine market ranges for each of our Named Executive Officers.

        Each element of compensation and the total direct compensation for each of the Named Executive Officers is then compared to the estimated market median for his or her position.

        In 2010, total direct compensation for the Named Executive Officer positions ranged from 29% below to 14% below the competitive market median, with an average of 21% below for the group. This range is due to a number of factors, including the fact that a number of our Named Executive Officers have not been in their positions for a long period of time, salaries falling below our median market target and the impact of the performance-based elements of our incentive compensation programs.

  Compensation Program Design

        The Committee reviews information, including Peer Group and other compensation survey information developed and provided by the compensation consultant, to determine the appropriate compensation levels and mix. Although we have no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term compensation, we have designed the components of our compensation programs so that, as an executive's responsibility increases, his or her compensation mix is weighted more heavily toward performance-based and at-risk compensation and less heavily toward base salary, while at the same time remaining competitive at or near the market median for total direct compensation and with a mix that is similar to that of our peers. Any benefits or perquisites that an executive officer may receive are not considered for purposes of this analysis. We supplement performance-based and at-risk compensation with downside protection to minimize the turnover of executive talent and to ensure that our executives' attention remains focused on the Company's and our shareholders' interests. Such downside protection includes, but is not limited to, severance benefits, as discussed in more detail below.

        We believe that a lack of internal pay equity among our executive officers would be detrimental to morale and productivity, and, as a result, to advancing the Company's and our shareholders' interests. To that end, we have designed our compensation programs so that all executives participate in the same compensation programs that our Chief Executive Officer participates in and so that base salary and incentive reward opportunities are commensurate with the executives' relative levels of responsibility within the Company.

        We also consider total compensation when we design our compensation programs and determine compensation levels. We developed a thorough analysis of the total value of each Named Executive Officer's entire compensation and benefits package. That analysis resulted in a total compensation "tally sheet" containing data on all elements of compensation and benefits, including retirement plan benefits, severance benefits and vested and unvested equity awards. The Committee annually reviews total compensation and considers it, along with the other factors noted above, when making compensation decisions. Based on its reviews of total compensation and such other factors, the Committee has concluded that the total compensation paid to the Company's executive officers, including the Named Executive Officers, is reasonable for the related performance period. However, compensation practices and philosophy are an evolving practice and future changes may be made to take into account changed circumstances, practices, competitive environments and other factors.

Executive Compensation Program—Direct Compensation Elements

  Base Salaries

        We provide our executive officers, including the Named Executive Officers, with base salaries that provide them a minimum level of compensation for services rendered during the year. The base salaries of our executive officers are reviewed upon a promotion or other change in job responsibility, and they are also reviewed annually, both individually and relative to other executive officers. Base salary adjustments are made to reflect our desired position in the competitive market.

        In February 2010, the Committee reviewed the base salaries of the Named Executive Officers. In connection with its review, the Committee considered recommendations from our Chief Executive Officer, competitive compensation information based on Peer Group and other survey data, the job responsibilities, performance, and expected future contributions of each executive officer, and our compensation philosophy and objectives. Considering input from Longnecker, the Committee concluded that, overall, our Named Executive Officers' base salaries for 2010 fell below the market median.

        As a result, effective February 16, 2010 for Messrs. Rosa, Brown and Bobillier and Ms. Richard, and March 1, 2010 for Mr. Newman, the Committee approved increases in base salary (or base salary reference) for these individuals to the following amounts:

Mr. Newman	$900,000
Mr. Rosa(1)	$450,000
Mr. Brown	$468,000
Mr. Bobillier(1)	$392,000
Ms. Richard	$355,000

(1)
Base salary reference is converted to CHF at the Company's long-term exchange rate of 1.21 CHF to USD.

        In connection with his appointment as Executive Vice President, Global Business, in August 2010, Mr. Toma's annual base salary reference was increased to $380,000.

  Changes in 2011

        Effective February 10, 2011, the Committee approved increases in base salary for the Named Executive Officers to the following amounts, based on the assessment of the market data provided by the compensation consultant, and the Committee's assessment of the continued progress of the Named Executive Officers in their respective roles:

Mr. Newman	$1,100,000
Mr. Rosa(1)	$500,000
Mr. Brown	$500,000
Mr. Bobillier(1)	$435,000
Mr. Toma(1)	$435,000

(1)
Base salary reference is converted to CHF at the Company's long-term exchange rate of 1.21 CHF to USD.

  Performance-Based Incentive Compensation

        Our performance-based incentive compensation is delivered through two programs: our Performance Award and Cash Bonus Plan and our Long-Term Incentive Plan.

  Performance Award and Cash Bonus Plan

        Our Performance Award and Cash Bonus Plan (the "Bonus Plan") is a goal-driven plan that provides participants, including the Named Executive Officers, with the opportunity to earn annual cash bonuses based on performance as measured against predetermined performance objectives. Individual target award levels, expressed as percentages of the participants' base salaries, are established by the Committee at the beginning of the year. These individual target award opportunities range from 10% of base salary for the lowest level eligible participant to 100% of base salary for our Chief Executive Officer. The target award opportunities under the Bonus Plan, when combined with base salaries, are intended to position the participants, on average, to earn total cash compensation approximating competitive market median levels. In addition, other performance levels above and below the target provide the opportunity for participants to earn total annual cash compensation above the competitive market median when above-target performance warrants, up to a designated maximum, or the possibility of earning total annual cash compensation below the median in cases of below-target performance.

        For performance during the past five years (2006-2010), the Bonus Plan has paid out in excess of the target level one time and under the target level four times. Other than in 2007, when the bonus payout was impacted by change-in-control provisions triggered by our merger with GlobalSantaFe, the maximum payout level was not achieved during this five-year period. The Named Executive Officers' average payout percentage over the past five years was 97% of the target award opportunity with the lowest payout of 0% in 2009 and the highest payout of 258% in 2007 under the provisions of a prior change-in-control policy. This policy was subsequently modified to limit payouts to 200% of the target award opportunity.

  2010 Cash Bonus Plan

        Under the 2010 Cash Bonus Plan, each Named Executive Officer had a potential payout range of 0% to 200% of his or her individual target award opportunity. In February 2010, the Committee also established a target bonus opportunity for 2010 for each of the Named Executive Officers, which is expressed as a percentage of base salary, as follows:

Mr. Newman	100%
Mr. Rosa	75%
Mr. Brown	65%
Mr. Bobillier	75%
Mr. Toma	60%
Ms. Richard	60%

        In connection with his appointment as Executive Vice President, Global Business, in August 2010, Mr. Toma's bonus opportunity was increased to 75%.

        Performance Measures.    Payouts under the 2010 Bonus Plan were determined based on the results of five performance measures:

  •
  Safety Performance (25%);

  –
  Total Recordable Incident Rate ("TRIR")

  –
  Total Potential Severity Rate ("TPSR")

  •
  Cash Flow Value Added ("CFVA") relative to our annual budget (50%);

  •
  Newbuilds (10%); and

  •
  Enterprise Resource Planning (15%).

        The calculation for each measure was interpolated relative to threshold, target and maximum amounts based on actual results.

        The 2009 Bonus Plan included several performance measures that were not included in the 2010 Bonus Plan. The overhead cost metric, which was based on actual performance of managing overhead costs against the Company's 2009 budgeted amount, was included in the 2009 Bonus Plan to specifically ensure that overhead costs were matched to the reduction in market activity seen in 2009. The lost revenue metric, which was based on the 2009 budget and out-of-service days of specific projects, was not included in the 2010 Bonus Plan as the effect of the lost revenue metric is embedded in the overall CFVA performance measure. The weight of the CFVA metric was increased from 30% for the 2009 Bonus Plan to 50% for the 2010 Bonus Plan to ensure that financial performance still accounted for 50% of the total bonus outcome. Additionally, the high-potential dropped objects ("HPDO") component of the Safety Performance metric was removed for the 2010 Bonus Plan, as the impact of HPDOs is already included in the determination of TPSR.

        Safety Performance.    Our business involves numerous operating hazards and we remain committed to protecting our employees, our property and the environment. Our ultimate goal is expressed in our Safety Vision of "an incident-free workplace—all the time, everywhere." The Committee sets our safety performance targets at levels each year that motivate our employees to continually improve our safety performance toward this ultimate goal. Twenty-five percent of the total award opportunity is based on the overall safety metric.

        The Committee measures our safety performance through a combination of our total recordable incident rate ("TRIR") and total potential severity rate ("TPSR").

  •
  TRIR is an industry standard measure of safety performance that is used to measure the frequency of a company's recordable incidents and comprised 50% of the overall safety metric. TRIR is measured in number of recordable incidents per 200,000 employee hours worked.

  •
  TPSR is a proprietary safety measure that we use to monitor the total potential severity of incidents and comprised 50% of the overall safety metric. Each incident is reviewed and assigned a number based on the impact that such incident could have had on our employees and contractors, and the total is then combined to determine the TPSR.

        The occurrence of a fatality may override the safety performance measure.

        The Committee set our TRIR target for 2010 at 0.73 and our TPSR target at 38.0. For TRIR, achievement of this target would reflect a 5% improvement over 2009 actual results. For TPSR, the target set for 2009 was maintained as the target for 2010, as 2009 actual results fell short of the 2009 target by 9.6%. Achieving performance at the target levels would result in the Named Executive Officers receiving a payout of 100% of the target bonus amount for this performance measure.

        Based on the foregoing safety performance measures, the actual TRIR was 0.74 and the TPSR was 35.4 for 2010. These outcomes together resulted in a calculated payout percentage of 115% for the safety performance measure for 2010. However, due to the fatalities that occurred in 2010, the Committee exercised its discretionary authority to modify the TRIR payout component to zero, which resulted in a modified payout percentage of 67.4% for the safety performance measure.

        Cash Flow Value Added ("CFVA").    Fifty percent of the target award opportunity for each Named Executive Officer under the 2010 Bonus Plan was based upon our achievement of CFVA based on a sliding scale that measures our CFVA performance for 2010 relative to our annual budget.

        CFVA is equal to Net Income (Loss) before Extraordinary Items,

Plus:	Depreciation Expense,
Plus (Minus):	Net Interest (Income) Expense,
Plus (Minus):	(Gain) Loss, net of tax, on Debt Retirement or Asset Sales, Dispositions or Impairments,
Plus (Minus):	Other Unusual Items, net of tax,
Plus (Minus):	Unusual Tax Items,
Plus:	Expenditures related to Approved Long-Term Investments,
Minus:	Overhead Allocations,
Minus:	Charge for Average Capital (Weighted Average Cost of Capital multiplied by Average Capital).

        Where Average Capital is equal to Total Equity,

Plus:	Total Long-Term Debt (Book Value),
Minus:	Cash and Cash Equivalents,
Minus:	Goodwill,
Plus:	Capitalized Lease Obligations under GAAP (Short and Long Term),
Minus:	Net Book Value of Fixed Assets,
Plus:	Fair Market Value of Fleet (excluding newbuilds),

Plus:	Incremental Capital Expenditures during the Year,
Minus:	Capital Expenditures related to Newbuilds and other Approved Long-Term Investments.

        The Committee set a CFVA target of $1.05 billion, which would result in participants receiving a full payout of the target bonus amount for achieving this performance measure. In the event the CFVA was less than $750 million, there would be no payout for this performance measure. If the CFVA was equal to or exceeded $1.6 billion, the payout would be the maximum of 200% of the target bonus amount for this performance measure. If the CFVA fell between these amounts, the payout percentage would be interpolated on a modified straight line basis that includes no significant acceleration or flattening between data points. The Committee believes that CFVA helps give the Named Executive Officers a clearer picture of their contribution to the profitability and share price of the Company and reflects whether or not operations exceed the expectations of the shareholders and our Board of Directors.

        For 2010, CFVA was $226 million, which resulted in a payout of 0% of the target bonus amount for this performance measure.

        Newbuilds.    The Committee, recognizing the value of providing additional incentive to our executive officers to continue to focus on financial and operational discipline in the delivery of certain newbuilds during 2010, included the newbuilds performance measure. The newbuilds performance measure is based on capital expenditures net of field operating contribution, which is the revenue generated by a rig less the expenses incurred by that rig over a given period. The Committee set the bonus amounts for this performance metric in accordance with the following scale:

Newbuilds Performance Measure	Payout
less than or equal to $627 million	200%
less than or equal to $654 million	150%
less than or equal to $685 million	100%
less than or equal to $716 million	50%
greater than or equal to $747 million	0%

        For 2010, the newbuilds performance measure was $792.6 million, which resulted in a payout of 0% of the target bonus amount for this performance measure.

        Enterprise Resource Planning.    The Committee, recognizing the importance of the successful implementation of the Company's enterprise resource planning system ("ERP"), which is designed to streamline the management of core information, processes and functions of the Company from shared data stores, added it as a performance measure for 2010.

        The Committee has measured our implementation of the enterprise resource planning system through a combination of measuring the completion of employee training compliance at the time the system is rolled out (a critical factor to an effective launch), the timing of the roll out and the achievement of a targeted system "up-time" following the roll out.

        Training compliance comprises 46% of this metric (7% out of the 15% total ERP performance component). The Committee set the bonus amounts for this element of the metric in accordance with the following scale:

Training compliance	Payout
greater than or equal to 98%	200%
greater than or equal to 90%	150%
greater than or equal to 80%	100%
greater than or equal to 75%	50%
less than or equal to 70%	0%

        Timing of the system roll out comprises 27% of this metric (4% out of the 15% total ERP performance component). The Committee set the bonus amounts for this element of the metric in accordance with the following scale:

Month of system roll out	Payout
April 2010	150%
May 2010	100%
June 2010	50%
After July 31, 2010	0%

        System "up-time" following the roll out comprises 27% of this metric (4% out of the 15% total ERP performance component). The Committee set the bonus amounts for this element of the metric in accordance with the following scale:

System "up-time" following the roll out	Payout
greater than or equal to 99.5%	200%
greater than or equal to 99%	150%
greater than or equal to 98%	100%
greater than or equal to 95%	50%
less than or equal to 90%	0%

        Results for each element of this performance metric were interpolated on a straight line based for performance levels between the outcomes provided above. The enterprise resource planning system was officially rolled out in April 2010, the Company achieved training compliance of 98%, and the system "up-time" in 2010 following the roll out was 99.5%. This combination of outcomes resulted in a payout percentage of 173% of the target bonus amount for this performance measure for 2010.

        Actual Bonus Plan Compensation for 2010.    Based on the performance measures described above and taking into account the Committee's decision to override the TRIR Safety metric to 0% payout, each of our Named Executive Officers received 44.8% of his or her targeted bonus compensation opportunity in 2010.

        In recognition of the outstanding achievement by Mr. Brown in leading the response to the unprecedented challenges the Company faced subsequent to the Macondo Incident, in February 2011 the Committee awarded Mr. Brown an additional cash bonus of $75,000.

  Changes for 2011

        The Committee has determined the performance measures comprising the Bonus Plan for 2011. The Committee retained the safety performance and cash flow value added measures. The Committee added corporate performance measures specific to achieving targeted performance levels in our three focus areas: customer focus, people focus and execution. Actual performance will be assessed by the Committee against achievement of specific objectives in each focus area relative to defined targets. The weighting of each component of the target bonus award for 2011 is as follows: safety performance (25%), cash flow value added performance (50%) and corporate performance objectives specific to achieving our strategic imperatives in the areas of customer focus, people focus and execution (25%).

        In February 2011, the Committee also established the target bonus opportunities for 2011 for each of our Named Executive Officers (other than Mr. Long and Ms. Richard), which is expressed as a percentage of base salary, and based on an assessment of the market data provided by the consultant, as follows:

Mr. Newman	100%
Mr. Rosa	75%
Mr. Brown	75%
Mr. Bobillier	75%
Mr. Toma	75%

  Long-Term Incentive Plan

        Under the Long-Term Incentive Plan of Transocean Ltd. (the "LTIP"), the Committee can design cash and share-based incentive compensation programs to incentivize superior performance and the achievement of corporate goals by employees and others who provide key services to us in order to promote the growth of shareholder value and retain key talent by providing such individuals with opportunities to participate in the long-term growth and profitability of the Company.

        Under the LTIP, the Committee may grant participants restricted shares, deferred units, stock options, share appreciation rights, cash awards, performance awards, or any combination of the foregoing. In granting these awards, the Committee may establish any conditions or restrictions it deems appropriate.

        The LTIP awards for all executive officers are granted annually at the Committee's February meeting at which the Committee also reviews and determines each Named Executive Officer's base salary and non-equity incentive plan compensation opportunity. The grant date for such awards is set on the date of the February meeting except as otherwise described below. The Committee sets award grants in February in order to consider all elements of compensation at the same time and to more closely align grant dates and the beginning of performance cycles. Our executive officers have no role in setting the grant date for any awards to our Named Executive Officers under our LTIP. The only exceptions to this timing policy are one-time sign-on awards or awards for a significant promotion, which are made at the time of such events, and in certain instances where deemed appropriate, special retention awards approved by the Committee on the date of other meetings of the Committee during the year. In determining the target value for LTIP awards made to the Named Executive Officers, the Committee considers competitive compensation information based on proxy and survey data, internal equity and, at times, individual performance of the executive officer.

        The annual long-term incentive awards granted for each of the Named Executive Officers in 2010 were as follows:

Mr. Newman	$5,400,000
Mr. Rosa	$1,500,000
Mr. Brown	$1,500,000
Mr. Bobillier	$1,500,000
Mr. Toma	$1,200,000
Ms. Richard	$1,200,000

  2010 Stock Option Awards

        Nonqualified stock options were granted to all executive officers, including the Named Executive Officers, as part of the 2010 annual long-term incentive grants, which were made in February 2010. Options were granted with an exercise price equal to the closing market price of the Company's shares on February 18, 2010, or $83.32, with a three-year vesting schedule (ratably one-third each year) and a ten-year term. When determining the number of stock options to grant to senior management in the 2010 annual grant, the Committee established the target value for the employee's total long-term incentive awards, took one-half of the total target value and allocated that to stock options, and then divided the total target value for stock options by the estimated Black Scholes Merton value per option to determine the actual number of options to be granted.

  2010 Contingent Deferred Units

        Contingent Deferred Units ("CDUs") were granted to all executive officers, including the Named Executive Officers, as part of the Company's 2010 annual long-term incentive grants. Each CDU represents one share. Each CDU granted in 2010 has a three-year performance cycle of January 1, 2010 through December 31, 2012. The number of CDUs earned by a Named Executive Officer will be based on the total shareholder return of the Company and 11 of the Company's performance peers, 10 of which are in the Peer Group: Baker Hughes Incorporated, Diamond Offshore Drilling Inc., Ensco plc, Halliburton Company, Nabors Industries Ltd., National-Oilwell Varco Inc., Noble Corporation, Pride International, Inc., Rowan Companies Inc., Schlumberger Limited and Weatherford International Ltd. (collectively, the "Performance Peer Group").

        The Performance Peer Group was initially determined by the Committee based on information provided by a prior compensation consultant regarding the historical total shareholder return of the companies in the Performance Peer Group relative to the Company. The companies in the Peer Group with historical total shareholder returns closest to the Company's were selected for inclusion in the Performance Peer Group, along with Nabors Industries Ltd., which, while no longer included in the Peer Group, is still considered by the Committee to be a peer of the Company from a total shareholder returns standpoint. Prior to August 2010, Smith International, Inc. was included in the Performance Peer Group, but due to Smith International, Inc.'s merger with Schlumberger Limited, the Committee removed Smith International, Inc. from the Performance Peer Group.

        Total shareholder return through the performance cycle is based on the comparison of the average closing share price for the 30 consecutive business days prior to the start of the performance cycle and the average closing share price for the last 30 consecutive business days in the performance cycle for the Company and each of the companies in the Performance Peer Group. The companies are then ranked according to percentage of improvement/deterioration in share price, adjusted for dividends. The number of CDUs the Named Executive Officer may earn is determined based on the Company's percentile rank among the companies in the Performance Peer Group.

        For the current Performance Peer Group, threshold performance is total shareholder return equal to or above the 25th percentile of the Performance Peer Group, at which 25% of the target award earned. Performance below the 25th percentile results in no awards being earned. Target performance is equal to or above the median of the Performance Peer Group, at which 100% of the target award is earned. At maximum performance, which is considered to be at or above the 75th percentile of the Performance Peer Group, 175% of the target award is earned. Upon vesting, each CDU, together with a cash payment equal to any dividends accrued during the performance cycle for earned and vested shares, will be distributed to the Named Executive Officer. The target value of the 2010 CDU grants to each of the Named Executive Officers was one-half of such officer's total 2010 long-term incentive award target value.

        In February 2011, the Committee determined the final value of the 2008 CDU grants, which were based on total shareholder return relative to the Performance Peer Group for the performance period beginning January 1, 2008 through December 31, 2010. For this period, the total shareholder return fell below the 25th percentile of the Performance Peer Group, which resulted in a determination that no deferred units would be earned for the 2008 CDU grants.

  Special Retention Awards

        In February and November 2010, recognizing the need for an additional mechanism to ensure the Company is able to retain key executives, the Committee approved special retention awards to certain officers. The Committee structured the awards using equity to promote alignment of employee interests with the interests of the Company's shareholders. Mr. Brown received an award in February 2010 that was intended to engage him in facilitating and ensuring a smooth transition for the new CEO.

Messrs. Bobillier, Rosa and Toma received awards in November 2010 that were intended to address competitive market pressures and ensure stability in the executive leadership team for the future.

        Mr. Brown was granted 8,103 time-vested deferred units, Messrs. Bobillier and Toma were each granted 9,412 time-vested deferred units and Mr. Rosa was granted 12,549 time-vested deferred units. The number of deferred units granted to Mr. Brown was based on a target award of $700,000 divided by the average of the closing market price of the Company's shares on the NYSE for the last 30 consecutive trading days prior to February 1, 2010, or $87.36. The number of deferred units granted to Messrs. Bobillier and Toma was based on a target award of $600,000 divided by the average of the closing market price of the Company's shares for the last 30 consecutive trading days prior to October 29, 2010, or $63.75. The number of deferred units granted to Mr. Rosa was based on a target award of $800,000 divided by the same factor, or $63.75. The deferred units vest in one-third increments over a three-year period on the anniversary of the date of grant.

  Changes for 2011

        In May 2010, the Committee determined that LTIP awards to the executive officers would, going forward, include an evenly-weighted mix of time-vested stock options, fully contingent deferred units and time-vested deferred units, with the actual percentages of each type included in the award to be determined at the time of each grant.

        In February 2011, the Committee determined that the terms and conditions of the time-vested stock option awards and time-vested deferred units would remain unchanged from the previous year and that Seadrill Limited would be added to the Performance Peer Group for the fully contingent deferred unit awards. The Committee approved the grants of such awards to the Named Executive Officers. The target LTIP award for 2011 for each of our Named Executive Officers (other than Mr. Long, Ms. Richard and Mr. Brown), is as follows:

Mr. Newman	$6,600,000
Mr. Rosa	$1,500,000
Mr. Bobillier	$1,500,000
Mr. Toma	$1,500,000

Compensation Related to Former Executive Officers

  Acceleration of Mr. Long's Equity Awards Upon Retirement

        On February 22, 2010, the Committee approved the acceleration of the vesting of all stock options and time-vested restricted share awards held by Mr. Long upon his retirement as our Chief Executive Officer and a member of our Board of Directors on February 28, 2010, such that the awards vested upon his retirement and were exercisable pursuant to the original terms of such awards. In addition, the Committee approved a modification of the performance-based contingent deferred units held by Mr. Long at retirement such that he became eligible to receive the entire amount of the units that he would have earned over the three-year performance cycle for the units, instead of a pro rata portion for the period he was actively employed. The ultimate award he receives will be based on his original target performance award modified by the Committee's determination of the Company's relative total shareholder return performance at the conclusion of the applicable performance cycle.

        The details of Mr. Long's post-employment compensation are more fully described in the section "Executive Compensation—Potential Payments Upon Termination or Change of Control."

  Separation with Ms. Richard

        Ms. Richard resigned from the Company effective May 31, 2010. The Company entered into a severance agreement with Ms. Richard, the details of which are more fully described in the section "Executive Compensation—Potential Payments Upon Termination or Change of Control."

Executive Compensation Program—Health, Welfare and Other Benefits

  Health Benefits

        We provide our Named Executive Officers with health, welfare and other benefits that we believe are reasonable and consistent with our overall compensation program. The Named Executive Officers participate in a variety of health and welfare and paid time-off benefits, as well as in the savings and retirement plans described below, all of which are designed to enable us to attract and retain our workforce in a competitive marketplace. The Named Executive Officers' medical and dental benefits for themselves and their dependents are provided through our self-funded Health Care Plan for employees on the same basis as other employees.

        We also provide each of our executive officers on the U.S. payroll, including the Named Executive Officers, a life insurance benefit equal to four times covered annual earnings, capped at a maximum of $1 million. Each of our executive officers may purchase at his or her own expense an additional amount of life insurance equal to one to three times his or her covered annual earnings, capped at a maximum of $500,000. The combined total of life insurance that we offer our executive officers is limited to $1,500,000. A similar level of coverage is provided to executive officers on the Swiss Franc payroll.

        We also provide for the continuation of base pay at the onset of illness or injury to eligible employees who are unable to perform their assigned duties due to a non-occupational personal illness or injury. Pay continuation is based on a monthly base salary, exclusive of annual incentive plan compensation or other extraordinary pay.

  Retirement Savings Plan

        Our U.S. Savings Plan is a tax-qualified defined contribution retirement savings plan in which all of our U.S. employees (citizens and tax residents), including the Named Executive Officers (other than Messrs. Rosa, Bobillier and Toma, who are not U.S. citizens or tax residents), are eligible to contribute up to 50% of their annual base salary up to the prescribed Internal Revenue Code annual limit ($16,500 in 2010) on a pre-tax basis or after-tax basis (if participating in the Roth 401(k)). Subject to the limitations set forth in Sections 401(a)(17), 401(m) and 415 of the Internal Revenue Code, our Company matches in cash on a pre-tax basis 100% of the first 6% of eligible base pay that is contributed to the plan by a participating employee. Participants age 50 and older, including the Named Executive Officers who are older than 50, may also make additional "catch-up" contributions on a pre-tax and/or Roth after-tax basis each year, up to the prescribed Internal Revenue Code annual limit ($5,500 in 2010). Catch-up contributions are not matched by the Company.

        Withdrawals from the U.S. Savings Plan made by an employee who is less than 59 1/2 years of age may be subject to a 10% penalty tax.

  Pension Equalization Plan

        Effective January 1, 2009, the legacy GlobalSantaFe Pension Equalization Plan and the legacy Transocean Supplemental Retirement Plan were merged into the Transocean Pension Equalization Plan (the "PEP"), a non-qualified, non-contributory, defined-benefit plan. To the extent the annual income of an eligible employee, including the Named Executive Officers, exceeds either the annual income limitations or the annual benefit limitations imposed by the Internal Revenue Code for purposes of calculating eligible remuneration under a qualified retirement plan (income is limited to $245,000 in 2010 and benefits are limited to $195,000 in 2010), any pension benefits attributable to such difference are paid in a lump sum from general assets. The formula used to calculate benefits under the PEP is the same as that used under the U.S. Retirement Plan. The lump-sum equivalent of the accrued benefit of certain individuals as of December 31, 2008 attributable to the legacy Transocean Supplemental Retirement Plan is calculated using the interest rate in the legacy Transocean Supplemental Retirement Plan, which was the annual interest rate equal to the yield on a new 7-12 year AA-rated general obligation tax-exempt bond as determined by Merrill Lynch & Co. (or its affiliates) and published in The Wall Street Journal.

  Transocean Management Ltd. Pension Plan

        We maintain the Transocean Management Ltd. Pension Plan, a nonqualified, defined contribution plan, for our non-U.S. citizen employees who relocate to Switzerland. Messrs. Rosa, Bobillier and Toma were the only Named Executive Officers in fiscal 2010 who participated in this plan. The plan is funded through cash contributions by us as a percentage of compensation along with contributions by employees. Mandatory contributions by the employees are 6% of pensionable salary. Additional voluntary contributions are permitted but these contributions do no generate any additional match by the Company. Current Company contribution levels are as follows:

Age	Company Match
24	10%
34	12%
44	14%
54	16%

        Contributions are based on a participant's annual salary. Regular retirement age under the plan is age 65 for men and 64 for women, as is customary in Switzerland.

  Redomestication Benefits

        Each of our executive officers who relocates to our principal executive offices in Switzerland is provided the following allowances and reimbursements:

  •
  a relocation package for such executive officer that includes, among other things, a lump sum relocation allowance equal to $30,000; temporary housing in Switzerland for up to six months; and standard outbound services, including a "house hunting" trip, tax preparation and financial planning services, home sales assistance, shipment of personal effects and other relocation costs;

  •
  a housing allowance of 11,000 to 14,000 Swiss francs per month, for five years;

  •
  a car allowance of 1,000 Swiss francs per month, for five years;

  •
  a cost of living allowance of 15% of base salary, for five years, capped at a maximum of $75,000 per year;

  •
  reimbursement or payment of school fees for eligible dependents under age 19; and

  •
  a home leave allowance equivalent to a full-fare economy round-trip ticket for the executive officer, spouse and qualifying dependents back to their point of origin which, on average, equates to approximately $27,000 per year per executive officer and will continue for five years.

        The amounts presented above are expected to be reviewed on an annual basis and may be adjusted based on market conditions. In addition, following the expiration of the five-year period, any or all of the foregoing allowances and reimbursements may be amended, terminated, modified and new allowances and reimbursements may be added.

        We provide tax equalization to the executive officers on the U.S. payroll so that their tax liability will be equal to their "stay at home" tax liability with respect to their base salary, annual bonus and incentive plan awards. Non-U.S. employees may choose, as an alternative to this U.S. tax equalization program, to be personally responsible for Swiss taxes on their base salary, annual bonus and incentive plan awards. The allowances and reimbursements outlined above are grossed up to cover Swiss taxes and social security payments. Each of the executive officers is fully reimbursed for any obligation such executive officer may have to pay Swiss wealth tax.

  Perquisites and Other Personal Benefits

        Each of our Named Executive Officers may receive each year as a perquisite up to $5,000 in financial planning and tax assistance. Each of our Named Executive Officers may also receive a club membership benefit. Historically, we have also provided a social security tax (FICA) gross up for these perquisites. Effective in 2011, we stopped providing gross ups for FICA payments on perquisites, including the financial and tax planning assistance and club membership benefits that we provide to Named Executive Officers. This gross up was only provided to Named Executive Officers on the U.S. payroll. All Named Executive Officers continue to be covered by our tax protection program for expatriates assigned to Switzerland. The amount of these perquisites that each of our Named Executive Officers actually received in 2010 was taxable to the executive officer in 2010. Each of our Named Executive Officers is eligible for a Company paid annual physical exam.

        The Committee annually reviews the nature and amount of the perquisites and other personal benefits provided to each of our executive officers to ensure that such perquisites are reasonable and competitive with industry practice.

Executive Compensation Program—Post-Employment Compensation

  Retirement Plans

        Our senior executives, including the Named Executive Officers, participate in one or more of the following retirement plans.

  U.S. Retirement Plan

        The Transocean U.S. Retirement Plan is a tax-qualified defined benefit pension plan funded through cash contributions made by us based on actuarial valuations and regulatory requirements. The purpose of the plan is to provide post-retirement income benefits to our U.S. employees (U.S. citizens and tax residents) in recognition of their long-term service to us. Employees working for the Company in the U.S. are fully vested after five continuous years of employment or upon reaching age 65. Benefits available to our Named Executive Officers are no greater than those offered to non-executive participants. Employees earn the right to receive an unreduced benefit upon retirement at age 65 or older, or a reduced benefit upon early retirement (age 55). The plan was amended effective January 1, 2009 to eliminate the 30 year lifetime cap on credited service.

  International Retirement Plan

        The International Retirement Plan is a nonqualified, defined contribution plan for non-U.S. citizen employees who accept international assignments and have completed at least one full calendar month of service. The plan is funded through cash contributions by us as a percentage of compensation along with voluntary contributions by employees, which are limited to 15% of the employee's base salary. For more information on this plan, including current Company contribution levels, please read, "Executive Compensation—Pension Benefits for Fiscal Year 2010—Transocean International Retirement Plan."

  Severance and Change-of-Control Arrangements

        We believe that the competitive marketplace for executive talent and our desire to retain our executive officers require us to provide our executive officers with a severance package. Each of our executive officers only receives a severance package in the event we choose to terminate the executive officer at our convenience. Currently, all Named Executive Officers are covered under our executive severance benefit policy, which provides for specified payments and benefits in the event of a termination at our convenience. A convenience-of-company termination occurs when determined by the Committee in its sole discretion. Under a convenience-of-company termination, in addition to compensation and benefits accrued up to the point of termination, an executive officer would receive each of the following:

  •
  a pro rata share of that year's targeted non-equity incentive plan compensation, as determined by the Committee;

  •
  a cash severance payment equal to one year base salary;

  •
  all outstanding awards granted under our LTIP would be treated under the convenience-of-company termination provisions as provided for in the award documents and more fully described under "Executive Compensation—Potential Payments Upon Termination or Change of Control"; and

  •
  outplacement services not to exceed 5% of the base salary of the executive officer.

        We also believe that the interests of our shareholders are served by a limited executive change of control severance policy, as well as by the change-of-control provisions included in our Performance Award and Cash Bonus Plan and Long-Term Incentive Plan, for certain executive officers who would be integral to the success of, and are most likely to be impacted by, a change of control. An executive officer who receives benefits under our executive change of control policy was not eligible to receive the severance benefit payable pursuant to the Transocean Executive Severance Policy, which is described below. An executive officer is only eligible to receive benefits under our executive change of control severance policy if we choose to terminate the executive officer or the executive officer resigns for good reason following the change of control. Mr. Brown, who is retiring in 2011, is the only executive officer covered under our executive change of control severance policy. This policy provides that individuals who, within 24 months after a change of control, are terminated without cause (as defined in the policy) or leave us for good reason (as defined in the policy) will receive, in addition to compensation and benefits accrued up to the point of termination, the following:

  •
  a pro rata share of that year's target bonus, as determined by the Committee;

  •
  a lump-sum cash severance payment equal to 2.99 times the sum of base salary and targeted award level under the Bonus Plan for such executive officer;

  •
  all outstanding LTIP awards will be treated under the convenience-of-company termination provisions as provided for in the award documents and more fully described in the accompanying "Executive Compensation—Potential Payments Upon Termination or Change of Control";

  •
  outplacement services not to exceed 5% of the base salary of the executive;

  •
  an additional payment to cover excise taxes imposed under Section 4999 of the Internal Revenue Code on excess parachute payments or under similar state or local law if the amount of payments and benefits subject to these taxes exceeds 110% of the safe harbor amount that would not subject the employee to these excise taxes; provided, however, that if the amount of payments and benefits subject to these taxes is less than 110% of the safe harbor amount, payments and benefits subject to these taxes would be reduced or eliminated to equal the safe harbor amount;

  •
  for purposes of calculating the executive officer's benefit under the PEP, the executive officer will be assumed to have three additional years of age and service credits for vesting and accrual and the executive's employment will be deemed to have continued for three years following termination at the then-current annual base salary and target bonus; and

  •
  other benefits consistent with severance practices for non-executive employees.

        All of our executives were eligible to receive benefits under the Executive Severance Policy for the full plan period. Each would have received the following benefits in the event of an involuntary termination under the terms of the Executive Severance Policy:

  •
  a pro rata share of that year's targeted award level under the Bonus Plan for such executive officer, as determined by the Committee;

  •
  a cash severance benefit equal to one year of base salary;

  •
  all outstanding awards granted under our LTIP would be treated under the convenience-of-company termination provisions as provided for in the award documents (2009 vested options would remain exercisable until the earlier of (1) 60 days following the termination date and (2) the expiration date of those options; 2008 vested options would remain exercisable through the expiration date of those options; unvested options would be forfeited, and the executive would be entitled to a pro-rata portion of the earned CDUs for the period the executive was actively employed);

  •
  continued medical and dental coverage (including dependents) at the active employee rate beginning on the termination date and continuing for two years or until the date he or she is eligible for other employer coverage; and

  •
  outplacement services not to exceed 5% of the base salary of the executive.

        The Committee periodically reviews severance packages and executive change-of-control severance packages offered to the executive officers of each of the companies in the Peer Group and has determined that the limited executive change-of-control severance package described above and the benefits available under the executive severance benefit policy are competitive with those packages. In order for a Named Executive Officer to receive the benefits described above, the executive officer must first sign a release of all claims against us and enter into a confidentiality agreement covering our trade secrets and proprietary information. We believe that in the event of a change of control, it is in the best interests of our shareholders to keep our executive officers focused on ensuring a smooth transition and a successful outcome for the combined company. We believe that by requiring both triggering events to occur (a change of control and termination) prior to our incurring these obligations, those executive officers who remain with us through a change of control will be appropriately focused while those who depart as a result of a change of control will be appropriately compensated.

Stock Ownership Requirements

        We believe that it is important for our executive officers to build and maintain an appropriate minimum equity stake in the Company. We believe that requiring our executive officers to maintain such a stake helps align our executive officers' interests with the long-term interests of our shareholders. Our equity ownership policy for 2010 and 2011 required that each of our executive officers, prior to selling any restricted shares awarded under our LTIP beginning with the grants made in 2003, must hold an interest in the Company's shares (as determined below) equal to the lesser of (1) the value of all restricted shares or deferred units, as applicable, granted under the LTIP beginning with the grants made in 2003, or since promotion to the level of Vice President or above, or (2) the following:

  •
  the Chief Executive Officer—five times annual base salary;

  •
  the President and an Executive or Senior Vice President—three times annual base salary;

  •
  a Vice President—one time annual base salary.

        These thresholds are regularly reviewed by the Committee and adjusted from time to time based on industry data available to the Committee.

        The forms of equity ownership that can be used to satisfy the ownership requirement include: (1) any vested or unvested shares accumulated through LTIP awards or other means and (2) the in-the-money portion of any vested, unexercised options. Compliance with this policy by each executive officer is reviewed by the Committee on an annual basis, and the Committee may exercise its discretion in response to any violation of this policy to limit the eligibility for or reduce the size of any future awards to the executive officer. The Committee has never found a violation of this policy, so the Committee has not exercised its discretion in this regard.

Hedging Policy

        In order to discourage our executive officers from hedging their long positions in the Company's shares, we have a policy that prohibits any of our executive officers from holding derivative instruments tied to our shares, other than derivative instruments issued by us, such as our convertible notes.

Limitations on Deductibility of Non-Performance Based Compensation

        To the extent attributable to our United States subsidiaries and otherwise deductible, Section 162(m) of the Internal Revenue Code limits the tax deduction that United States subsidiaries can take with respect to the compensation of designated executive officers, unless the compensation is "performance-based."

        Under our LTIP, the Committee has the discretion to award performance-based cash compensation that qualifies under Section 162(m) of the Internal Revenue Code based on the achievement of objective performance goals. All executive officers are eligible to receive this type of award. The Committee has determined, and may in the future determine, to award compensation that does not qualify under Section 162(m) as performance-based compensation.

EXECUTIVE COMPENSATION COMMITTEE REPORT

        The Executive Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on such review and discussions, the Executive Compensation Committee recommended to the Company's Board of Directors that the above Compensation Discussion and Analysis be included in this proxy statement.

Members of the Executive Compensation Committee:

    Edward R. Muller, Chairman
    Martin B. McNamara
    Robert M. Sprague

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table provides information about the compensation of the Company's Chief Executive Officer, Chief Financial Officer and the three other most highly compensated officers as of December 31, 2010. We also provide information about our former Chief Executive Officer, who resigned from employment with the Company effective February 28, 2010, and our former Senior Vice President, Human Resources and Information Technology, who resigned from employment with the Company effective May 31, 2010. We refer to the aforementioned individuals as the Named Executive Officers. The Company is not a party to any employment agreements with any of our Named Executive Officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)		All Other Compensation ($)		Total ($)

Steven L. Newman	2010	850,000		0	2,038,251	1,872,682	374,062	550,283	(6)	622,057	(7)	6,307,335
President and Chief	2009	636,405	(5)	0	2,060,781	1,458,240	—	568,609	(6)	650,652	(7)	5,374,687
Executive Officer	2008	544,583		0	1,990,045	1,367,545	350,438	417,954	(6)	50,419	(7)	4,720,984

Ricardo H. Rosa	2010	517,344	(8)	0	1,506,088	557,703	150,528	187,964	(9)	692,222	(10)	3,611,849
Senior Vice President and Chief Financial Officer	2009	437,892	(8)	0	1,125,112	636,313	—	184,248	(9)	951,113	(10)	3,334,678

Eric B. Brown	2010	465,697		75,000	1,326,799	557,703	133,612	396,195	(12)	1,002,994	(13)	3,958,000
Executive Vice	2009	475,325	(11)	0	1,125,112	795,392	—	694,143	(12)	652,340	(13)	3,742,312
President, Legal & Administration	2008	417,500		0	1,348,564	820,537	209,706	530,262	(12)	106,780	(13)	3,433,349

Arnaud A.Y. Bobillier	2010	450,357	(14)	0	1,294,372	557,703	131,040	106,215	(15)	598,639	(16)	3,138,326
Executive Vice President, Asset and Performance	2009	571,325	(14)	0	1,125,112	795,392	—	3,761	(15)	639,517	(16)	3,135,107

Ihab M. Toma	2010	427,937	(17)	0	1,162,541	446,150	109,040	80,767	(18)	398,917	(19)	2,625,352
Executive Vice President, Global Business

Robert L. Long	2010	219,229	(20)	0	—	—	86,912	390,459	(21)	14,401,288	(22)	15,097,888
Former Chief	2009	1,212,663	(20)	0	5,700,703	4,030,029	—	3,544,180	(21)	720,482	(22)	15,208,057
Executive Officer	2008	1,051,042		0	3,400,983	3,464,434	918,611	4,241,680	(21)	59,221	(22)	13,135,971

Cheryl D. Richard	2010	156,625	(23)	0	527,325	446,150	39,245	1,895,766	(24)	5,853,470	(25)	8,898,581
Former Senior Vice President, Human Resources and Information Technology

(1)
Represents the aggregate grant date fair value during such year under accounting standards for recognition of share-based compensation expense for restricted shares and deferred units granted pursuant to our LTIP in the specified year. For a discussion of the valuation assumptions with respect to these awards, please see Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
Represents the aggregate grant date fair value during such year under accounting standards for recognition of share-based compensation expense for options to purchase our shares granted under the LTIP in the specified year. For a discussion of the valuation assumptions with respect to these awards, please see Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(3)
Non-Equity Incentive Plan Compensation includes annual cash bonus incentives paid to the Named Executive Officers based on service during the year included in the table and awarded in the following year pursuant to our Performance Award and Cash Bonus Plan. The Performance Award and Cash Bonus Plan, including the performance targets used for 2010, is described under "Compensation Discussion and Analysis—Performance Award and Cash Bonus Plan."

(4)
There are no nonqualified deferred compensation earnings included in this column because no Named Executive Officer received above-market or preferential earnings on such compensation during 2010, 2009 or 2008.

(5)
The 2009 amount includes a vacation travel allowance of $36,405.

(6)
The 2010 amount includes change in qualified pension benefits of $67,634 and non-qualified pension benefits of $482,649. The 2009 amount includes change in qualified pension benefits of $66,778 and non-qualified pension benefits of $501,831. The 2008 amount includes change in qualified pension benefits of $60,296 and non-qualified pension benefits of $357,658.

(7)
The 2010 amount includes a cost of living adjustment of $86,745, automobile allowance of $11,474, housing allowance of $160,638, schooling allowance of $83,466, vacation travel allowance of $42,406, Swiss individual tax at source payments of $193,763, Company contributions to Mr. Newman's Transocean U.S. Savings Plan of $14,700, the life insurance premiums paid by the Company on his behalf, the tax gross up for his expatriate assignment allowances of $7,887 and fees paid for his financial planning benefit. The cost of living adjustment, automobile, housing and schooling allowances and Swiss individual tax at source payments described above were converted into USD using exchange rates ranging from 0.967 to 1.131 for CHF to USD. The 2009 amount includes a cost of living adjustment of $71,602, automobile allowance, housing allowance of $80,032, relocation allowance and expenses of $126,947, 2009 Swiss individual tax at source payments of $187,944, Company contributions to Mr. Newman's Transocean U.S. Savings Plan of $14,700, interest earned due to over-deduction of 401K of $4,962, the life insurance premiums paid by the Company on his behalf, the tax gross up for his perquisites of $14,357, the total fees paid for his club membership, the cost of his financial planning benefit, and the cost of his annual executive physical. The 2009 cost of living adjustment, automobile allowance, housing allowance, moving allowance and 2009 Swiss individual tax at source payments described above were converted into USD using exchange rates ranging from 1.09 to 1.12 for CHF to USD. The 2008 amount includes Company contributions to Mr. Newman's Transocean U.S. Savings Plan of $10,350, Company contributions to his Transocean U.S. Supplemental Savings Plan of $15,431, the life insurance premiums paid by the Company on his behalf, the cost of his financial planning benefit, the tax gross up for his perquisites of $338, the total fees paid for his club membership and the cost of his annual executive physical.

(8)
For 2010, Mr. Rosa's base pay was converted into USD using exchange rates ranging from 0.967 to 1.131 for CHF to USD. The 2009 amount includes payment for accrued but unused vacation to Mr. Rosa in the amount of $37,692 and a vacation travel allowance of $5,271. For 2009, Mr. Rosa's base pay and vacation travel allowance were converted into USD using exchange rates ranging from 1.01 to 1.09 for CHF to USD.

(9)
The 2010 amount includes change in qualified pension benefits of $187,964. The 2009 amount includes change in qualified pension benefits of $184,248.

(10)
The 2010 amount includes a cost of living adjustment of $77,984, automobile allowance of $11,474, housing allowance of $143,835, vacation travel allowance, Swiss individual tax at source payments of $257,824, Company contributions to Mr. Rosa's Transocean Management Ltd. Pension Plan of $114,296, tax reimbursement for French tax of $65,168, the life insurance premiums paid by the Company on his behalf, and the fees paid for his financial planning benefit. The payments described above were converted into USD using exchange rates ranging from 0.967 to 1.131 for CHF to USD. The 2009 amount includes a cost of living adjustment of $24,239, exchange rate coefficient of $8,009, automobile allowance of $16,496, housing allowance of $145,557, relocation allowance and expenses of $92,464, Company contributions to Mr. Rosa's Transocean International Savings Plan of $14,000, Transocean Inc. International Retirement Plan of $24,796, and Transocean Management Ltd. Pension Plan of $35,234, 2009 Swiss individual tax at source payments of $54,218, reimbursement for prior year U.S. tax payments of $234,774, tax reimbursement for French tax of $57,871, reimbursement of French wealth tax of $69,991, the tax gross up for his perquisites of $171,431, the life insurance premiums paid by the Company on his behalf, and the cost of his annual executive physical. The cost of living adjustment, automobile allowance, moving allowance, reimbursement of French wealth tax, 2009 Swiss individual tax at source payments, tax gross up and Transocean Management Ltd. pension plan contribution amounts were converted into USD using exchange rates ranging from 1.03 to 1.09 for CHF to USD and an exchange rate of 1.39 for EUR to USD. The reimbursement of French tax amount was converted into USD using an exchange rate of 1.39 for EUR to USD.

(11)
The 2009 amount includes a vacation travel allowance of $25,325.

(12)
The 2010 amount includes change in qualified pension benefits of $124,128 and non-qualified pension benefits of $272,067. The 2009 amount includes change in qualified pension benefits of $171,438 and non-qualified pension benefits of $522,705. The 2008 amount includes change in qualified pension benefits of $97,799 and non-qualified pension benefits of $432,463.

(13)
The 2010 amount includes a cost of living adjustment of $80,811, automobile allowance of $11,474, housing allowance of $160,638, vacation travel allowance of $29,500, Swiss individual tax at source payments of $547,978, tax equalization payment of $125,467, Company contributions to Mr. Brown's Transocean U.S. Savings Plan of $14,700, the life insurance premiums paid by the Company on his behalf, the tax gross up for his perquisites and expatriate assignment allowances of $11,996, fees paid for his financial planning benefit and club membership dues. The cost of living adjustment, automobile and housing allowances and Swiss individual tax at source payments described above were converted into USD using exchange rates ranging from 0.967 to 1.131 for CHF to USD. The 2009 amount includes a cost of living adjustment of $64,450, automobile allowance of $10,107, housing allowance of $154,406, relocation allowance and expenses of $114,194, 2009 Swiss individual tax at source payments of $278,955, Company contributions to Mr. Brown's Transocean U.S. Savings Plan of $14,700, the life insurance premiums paid by the Company on his behalf, the tax gross up for his perquisites of $8,516, the total fees paid for his club membership, and the cost of his annual executive physical. The 2009 cost of living adjustment, automobile allowance, housing allowance, moving allowance and 2009 Swiss individual tax at source payments described above were converted into USD using exchange rates ranging from 1.09 to 1.13 for CHF to USD. The 2008 amount includes Company contributions to Mr. Brown's Transocean U.S. Savings Plan, Company contributions to his Transocean U.S. Supplemental Savings Plan, the life insurance premiums paid by the Company on his behalf, the cost of his financial planning benefit, the tax gross up for his perquisites of $21,783, the total fees paid for his club membership and the cost of his annual executive physical.

(14)
In 2010, Mr. Bobillier's base pay was converted into USD using exchange rates ranging from 0.967 to 1.131 for CHF to USD. The 2009 amount includes payment for accrued but unused vacation to Mr. Bobillier in the amount of $123,952 and a vacation travel allowance of $12,532. In 2009, Mr. Bobillier's base pay, unused vacation and a vacation travel allowance were converted into USD using exchange rates ranging from 1.06 to 1.09 for CHF to USD and an exchange rate of 1.39 for EUR to USD.

(15)
The 2010 amount includes change in qualified pension benefits of $106,215. The 2009 amount includes change in qualified pension benefits of $3,761.

(16)
The 2010 amount includes a cost of living adjustment of $67,887, automobile allowance of $11,474, housing allowance of $143,835, vacation travel allowance of $10,208, Swiss individual tax at source payments of $209,277, Company contributions to Mr. Bobillier's Transocean Management Ltd. Pension Plan of $111,863, the life insurance premiums paid by the Company on his behalf, fees paid for his financial planning benefit of $13,928 and club membership dues of $16,133. The payments described above were converted into USD using exchange rates ranging from 0.967 to 1.131 for CHF to USD. The 2009 amount included a cost of living adjustment of $57,749, automobile allowance of $10,107, housing allowance of $150,834, relocation allowance and expenses of $174,468, 2009 Swiss individual tax at source payments of $123,626, Company contributions to Mr. Bobillier's French Savings Plan of $2,254, and Transocean Management Ltd. Pension Plan of $85,758, and the cost of his annual executive physical. The cost of living adjustment, automobile allowance, moving allowance, 2009 Swiss individual tax at source payments, tax gross up and Transocean Management Ltd. pension plan contribution amounts were converted into USD using exchange rates ranging from 1.06 to 1.09 for CHF to USD and an exchange rate of 1.39 for EUR to USD. The reimbursement of French Savings Plan amount was converted into USD using an exchange rate of 1.39 for EUR to USD.

(17)
In 2010, Mr. Toma's base pay was converted into USD using exchange rates ranging from 0.967 to 1.131 for CHF to USD.

(18)
The 2010 amount includes change in qualified pension benefits of $80,767.

(19)
The 2010 amount includes a cost of living adjustment of $63,525, automobile allowance of $11,474, housing allowance of $143,835, vacation travel allowance, Swiss individual tax at source payments of $76,651, Company contributions to Mr. Toma's Transocean Management Ltd. Pension Plan of $81,165, and the life insurance premiums paid by the Company on his behalf. The payments described above were converted into USD using exchange rates ranging from 0.967 to 1.131 for CHF to USD.

(20)
The 2010 amount includes an unused vacation payout of $19,229. The 2009 amount includes a vacation travel allowance of $12,663.

(21)
The 2010 amount includes change in qualified pension benefits of $144,030 and non-qualified pension benefits of $246,429. The 2009 amount includes change in qualified pension benefits of $153,271 and non-qualified pension benefits of $3,390,909. The 2008 amount includes change in qualified pension benefits of $177,346 and non-qualified pension benefits of $4,064,334.

(22)
Mr. Long retired from the Company on February 28, 2010, and the 2010 amount includes a retirement distribution of $13,887,691, cost of living adjustment of $14,648, automobile allowance, housing allowance of $10,675, moving expenses of $26,504, Swiss individual tax at source payments of $222,994, tax equalization payment of $190,311, Company contributions to Mr. Long's Transocean U.S. Savings Plan of $10,500, the life insurance premiums paid by the Company on his behalf, the tax gross up for his perquisites and expatriate assignment allowances of $12,552, fees paid for his financial planning benefit and club membership dues. The cost of living adjustment, automobile and housing allowances and Swiss individual tax at source payments described above were converted into USD using exchange rates ranging from 0.967 to 1.131 for CHF to USD. The 2009 amount includes a cost of living adjustment of $71,602, automobile allowance of $10,107, housing allowance of $133,095, moving allowance and expenses of $73,909, 2009 Swiss individual tax at source payments of $386,916, Company contributions to Mr. Long's Transocean U.S. Savings Plan of $14,700, interest earned due to over-deduction of 401K of $4,627, the life insurance premiums paid by the Company on his behalf, the tax gross up for his perquisites of $17,400, the total fees paid for his club membership, the cost of his financial planning benefit, and the cost of his annual executive physical. The 2009 cost of living adjustment, automobile allowance, housing allowance, moving allowance and 2009 Swiss individual tax at source payments described above were converted into USD using exchange rates ranging from 1.09 to 1.13 for CHF to USD. The 2008 amount includes Company contributions to Mr. Long's Transocean U.S. Savings Plan of $13,800, Company contributions to his Transocean U.S. Supplemental Savings Plan of $36,891, the life insurance premiums paid by the Company on his behalf, the cost of his financial planning benefit, the tax gross up for his perquisites of $433, the total fees paid for his club membership and the cost of his annual executive physical.

(23)
The 2010 amount includes an unused vacation payout of $9,959.

(24)
The 2010 amount includes change in qualified pension benefits of $16,526 and non-qualified pension benefits of $1,895,766. The non-qualified pension benefits include service through May 31, 2010. The present value was discounted back to May 31, 2010.

(25)
Ms. Richard resigned from the Company on May 31, 2010 and received compensation subject to the terms of a severance agreement with the Company. The 2010 amount includes severance payments of $1,287,083, retirement plan distributions of $3,065,576, excise tax paid by the Company on her behalf of $576,948, Company contributions to Ms. Richard's Transocean U.S. Savings Plan of $8,000, the life insurance premiums paid by the Company on her behalf, the tax gross up for her perquisites and severance benefits of $907,878, and the total fees paid for her club membership.

Grants of Plan-Based Awards for Fiscal Year 2010

        The following table sets forth certain information concerning grants of plan-based awards for the year ended December 31, 2010 for the Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
									All Other Option Awards: Number of Securities Underlying Options(3) (#)			Grant Date Fair Value of Stock and Option Awards(4) ($)
											Exercise or Base Price of Option Awards ($/Sh)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)

Steven L. Newman		0	900,000	1,800,000
	3/1/2010								63,675		80.26	1,872,682
	3/1/2010				7,727	30,906		54,806				2,038,251

Ricardo H. Rosa		0	337,500	675,000
	2/18/2010								17,688		83.32	557,703
	2/18/2010				2,146	8,585		15,024				669,156
	11/17/2010					12,549	(5)					846,932

Eric B. Brown		0	304,200	608,400
	2/18/2010								17,688		83.32	557,703
	2/18/2010				2,146	8,585		15,024				669,156
	2/18/2010					8,013	(5)					667,643

Arnaud A.Y. Bobillier		0	294,000	588,000
	2/18/2010								17,688		83.32	557,703
	2/18/2010				2,146	8,585		15,024				669,156
	11/17/2010					9,412	(5)					635,216

Ihab M. Toma		0	285,000	570,000
	2/18/2010								14,150		83.32	446,150
	2/18/2010				1,717	6,868		12,019				527,325
	11/17/2010					9,412	(5)					635,216

Cheryl D. Richard		0	213,000	426,000
	2/18/2010								14,150	(7)	83.32	446,150
	2/18/2010				1,717	6,868	(6)	12,019				527,325

(1)
This column shows the amount of cash payable to the Named Executive Officers under our Performance Award and Cash Bonus Plan. For more information regarding our Performance Award and Cash Bonus Plan, including the performance targets used for 2010, see "Compensation Discussion and Analysis—Performance Award and Cash Bonus Plan."

(2)
The February 18, 2010 contingent deferred unit award is subject to a three-year performance period ending on December 31, 2012. The actual number of deferred units received will be determined in the first 60 days of 2013 and is contingent on our performance in total shareholder return relative to the Performance Peer Group. Any earned shares will vest on December 31, 2012. For more information regarding our LTIP, including the performance targets used for 2010 and the contingent nature of the awards granted under our LTIP, please read, "Compensation Discussion and Analysis—Long-Term Incentive Plan."

(3)
This column shows the number of time-vested stock options granted to the Named Executive Officers under the LTIP. The options vest in one-third increments over a three-year period on the anniversary of the date of grant.

(4)
This column represents the grant date fair value of these awards calculated in accordance with accounting standards for recognition of share-based payment awards.

(5)
These time-vested deferred units were granted as retention bonuses and vest in one-third increments over a three-year period on the anniversary date of the applicable grant.

(6)
As a result of her resignation, Ms. Richard was only entitled to a pro-rata portion of these deferred units. Accordingly, 6,198 of these deferred units were forfeited on May 31, 2010.

(7)
These options were forfeited in accordance with their terms upon the resignation of Ms. Richard.

 Outstanding Equity Awards at Fiscal Year-End 2010

        The following table sets forth certain information with respect to outstanding equity awards at December 31, 2010 for the Named Executive Officers.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Share)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

Steven L. Newman	17,248		$83.70	7/13/06	7/12/16
	17,248		$73.21	10/12/06	7/12/16
	18,485	9,243	$144.32	7/9/08	7/8/18
	18,666	37,344	$60.19	2/12/09	2/11/19
		63,675	$80.26	3/1/10	2/29/20
						1,713	(2)	119,071
									27,149	(3)	1,887,127
									30,906	(4)	2,148,276

Ricardo H. Rosa	6,470	3,235	$144.32	7/9/08	7/8/18
	8,145	16,291	$60.19	2/12/09	2/11/19
		17,688	$83.32	2/18/10	2/17/20
						12,549	(5)	872,281
									11,847	(3)	823,485
									8,585	(4)	596,743

Eric B. Brown	5,545	11,092	$144.32	7/9/08	7/8/18
	10,181	20,364	$60.19	2/12/09	2/11/19
		17,688	$83.32	2/18/10	2/17/20
						1,437	(2)	99,886
						8,013	(6)	556,984
									14,808	(3)	1,029,304
									8,585	(4)	596,743

Arnaud A.Y. Bobillier	9,858	4,930	$144.32	7/9/08	7/8/18
	10,181	20,364	$60.19	2/12/09	2/11/19
		17,688	$83.32	2/18/10	2/17/20
						9,412	(5)	654,228
									14,808	(3)	1,029,304
									8,585	(4)	596,743

Ihab M. Toma	2,425	4,852	$72.51	8/17/09	8/16/19
		14,150	$83.32	2/18/10	2/17/20
						2,822		196,157
						9,412	(5)	654,228
									6,868	(4)	477,395

Robert L. Long	103,491		$83.70	7/13/06	7/12/16
	70,244		$144.32	7/9/08	7/8/18
	154,763		$60.19	2/12/09	2/11/19
									75,029	(3)	5,215,266

Cheryl D. Richard	1		$58.86	2/28/05	2/27/15
	3,188		$144.32	7/9/08	7/8/18
	8,145		$60.19	2/12/09	2/11/19
									5,327	(3)	370,280
									670	(4)	46,572

(1)
For purposes of calculating the amounts in these columns, the closing price of our shares on the NYSE on December 31, 2010 of $69.51 was used.

(2)
Represents time-vested restricted share retention awards granted on February 12, 2008. The awards vest in one-third increments over a three-year period on the anniversary of the date of grant.

(3)
Represents the February 12, 2009 contingent deferred unit award, which is subject to a three-year performance period ending on December 31, 2011. The actual number of deferred units received will be determined in the first 60 days of 2012 and is contingent on our performance in total shareholder return relative to the Performance Peer Group. Any shares earned will vest on December 31, 2011.

(4)
Represents the February 18, 2010 contingent deferred unit award, which is subject to a three-year performance period ending on December 31, 2012. The actual number of deferred units received will be determined in the first 60 days of 2013 and is contingent on our performance in total shareholder return relative to the Performance Peer Group. Any shares earned will vest on December 31, 2012. For more information regarding our LTIP, including the performance targets used for 2010 and the contingent nature of the awards granted under our LTIP, please read, "Compensation Discussion and Analysis—Long-Term Incentive Plan."

(5)
Represents time-vested deferred unit retention awards granted on November 17, 2010. The awards vest in one-third increments over a three-year period on the anniversary of the date of grant.

(6)
Represents a time-vested deferred unit retention award granted on February 18, 2010. The award vests in one-third increments over a three-year period on the anniversary of the date of grant.

Option Exercises and Shares Vested for Fiscal Year 2010

        The following table sets forth certain information with respect to the exercise of options and the vesting of restricted shares and deferred units, as applicable, during 2010 for the Named Executive Officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Steven L. Newman	0	0	6,750		387,320

Ricardo H. Rosa	0	0	1,390		67,554

Eric B. Brown	0	0	4,447		265,844

Arnaud A.Y. Bobillier	0	0	1,390		67,554

Ihab M. Toma	0	0	1,411		77,845

Robert L. Long	0	0	13,199	(1)	1,058,296

Cheryl D. Richard	0	0	2,210	(2)	151,849

(1)
All of these shares vested on February 28, 2010, in connection with Mr. Long's resignation from the Company.

(2)
Includes 1,105 shares with an aggregate value of $62,731 that vested on May 31, 2010, in connection with Ms. Richard's resignation from the Company.

Pension Benefits for Fiscal Year 2010

        We maintain the following pension plans for executive officers and other employees that provide for post-retirement income based on age and years of service:

  •
  Transocean U.S. Retirement Plan,

  •
  Transocean Pension Equalization Plan,

  •
  Transocean International Retirement Plan, and

  •
  Transocean Management Ltd. Pension Plan

        The following table and narrative disclosure set forth certain information with respect to pension benefits payable to the Named Executive Officers pursuant to these plans:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Steven L. Newman	Transocean U.S. Retirement Plan	17	335,905	0
	Transocean Pension Equalization Plan	17	1,497,623	0

Ricardo H. Rosa	Transocean International Retirement Plan	11	521,592	0
	Transocean Management Ltd. Pension Plan	2	135,310	0

Eric B. Brown	Transocean U.S. Retirement Plan	16	711,293	0
	Transocean Pension Equalization Plan	16	1,760,697	0

Arnaud A. Y. Bobillier	Transocean International Retirement Plan	2	18,707	0
	Transocean Management Ltd. Pension Plan	2	80,539	0

Ihab M. Toma	Transocean International Retirement Plan	1	86,452	0
	Transocean Management Ltd. Pension Plan	1	59,998	0

Robert L. Long	Transocean U.S. Retirement Plan	31	1,449,298	0
	Transocean Pension Equalization Plan	31	13,592,587	0

Cheryl D. Richard	Transocean U.S. Retirement Plan	7	181,724	0
	Transocean Pension Equalization Plan	7	917,386	917,386
	Transocean Supplemental Executive Retirement Plan	7	2,148,187	2,148,187

Transocean U.S. Retirement Plan

        The Transocean U.S. Retirement Plan is a tax-qualified pension plan funded through cash contributions made by the Company based on actuarial valuations and regulatory requirements. Messrs. Newman, Brown and Long and Ms. Richard were the Named Executive Officers in 2010 who have historically participated in this plan. The purpose of the plan is to provide post-retirement income benefits to employees in recognition of their long-term service to the Company. Employees working for the Company in the U.S. are fully vested after completing five years of eligible employment. Benefits available to the Named Executive Officers are no greater than those offered to non-executive participants. Employees earn the right to receive a benefit upon retirement at the normal retirement age of 65 or upon early retirement (age 55 or older). The plan was amended effective January 1, 2009 to eliminate the 30 year lifetime cap on credited service.

        Credited service under the plan includes all periods of employment after June 30, 1993, except for such periods when an employee does not meet eligibility requirements under the plan.

        The following elements of executive compensation are included in computing the retirement benefit: base salary, non-equity incentive plan compensation and special performance cash bonuses. Retirement benefits are calculated as (1) the product of (A) each year of an employee's credited service (with a maximum of 30 years of credited service), times (B) 2.00%, times (C) the final average earnings, minus (2) the product (also referred to as the "Offset") of (A) each year of an employee's credited service (with a maximum of 30 years of credited service), times (B) 0.65%, times (C) the final average social security earnings. However, the Offset cannot be greater than one-half of the gross benefit, calculated using the lesser of the final average earnings and final average social security earnings.

        If the employee elects to retire between the ages of 55 and 64, the amount of benefits is reduced; actuarial reduction factors are applied to his "gross benefit" and his final average social security earnings offset to allow for the fact that his benefit will start earlier than "normal" and will, therefore, be paid for a longer period of time.

        Messrs. Long and Brown have met the eligibility requirements for "early retirement" under the plan. The gross benefit is reduced 2% per year for the first five years and 6% per year for the next five years that the early retirement date precedes the normal retirement date. The offset benefit is reduced 6.67% per year for the first five years and 3.33% per year for the next five years that the early retirement date precedes the normal retirement date.

        Certain assumptions and calculation methods were used to determine the values of the pension benefits disclosed in the Pension Benefits Table above. In particular, monthly accrued pension benefits, payable at age 65, were determined as of December 31, 2010. The present value of these benefits was calculated based on assumptions used in the Company's financial statements for 2010. The key assumptions used were:

Discount rate:	5.56%

Mortality Table:	2010-PPA

Form of Payment:	Joint & 50% Survivor Annuity

Compensation:	Base Salary + Non-Equity Incentive Plan Compensation

Retirement Age:	62

Transocean Pension Equalization Plan

        Officers, including each of the Named Executive Officers, are eligible to receive a benefit from the Company's nonqualified, unfunded, noncontributory Pension Equalization Plan ("PEP") if the level of their compensation would otherwise cause them to exceed the Internal Revenue Code compensation limitations imposed on the Transocean U.S. Retirement Plan. The purpose of this plan is to recognize an executive's service to the Company and provide supplemental post-retirement income to those individuals. Benefits are payable upon a participant's termination of employment, or six months after termination in the case of certain officers.

        The following forms of compensation are used to calculate the supplemental benefit: base salary, non-equity incentive plan compensation and special performance cash bonuses. Benefits are not earned until the individual has five years of credited service with the Company. Mr. Brown is currently eligible to receive "early retirement" benefits under the PEP. The formula used to calculate the plan benefit is the same as that which is used to calculate benefits under the Transocean U.S. Retirement Plan; however, earnings are not limited to the pay cap under Internal Revenue Code Section 401(a)(17) ($245,000 in 2010). The accrued benefit of certain individuals as of December 31, 2008 attributable to the legacy Transocean Supplemental Retirement Plan will be calculated using the interest rate in the Supplemental Retirement Plan, which was the annual interest rate equal to the yield on a new 7-12 year AA-rated general obligation tax-exempt bond as determined by Merrill Lynch & Co. (or its affiliates) and published in The Wall Street Journal.

        Certain assumptions and calculation methods were used to determine the values of the pension benefits disclosed in the Pension Benefits Table above. In particular, monthly accrued pension benefits, payable at age 65, were determined as of December 31, 2010. The present value of these benefits was calculated based on assumptions used in the Company's financial statements for 2010. The key assumptions are:

Interest Rate:	4.54%

Mortality Table:	2010-417(e)

Form of Payment:	Lump Sum

Lump Sum Rate:	3.04%

Compensation:	Base Salary + Non-Equity Incentive Plan Compensation

Retirement Age:	62

Transocean International Retirement Plan

        The Company maintains the Transocean International Retirement Plan, a nonqualified, defined contribution plan, for its non-U.S. citizen employees who accept international assignments and have completed at least one full calendar month of service. Eligibility in the plan is based on residency outside of the U.S. Messrs. Rosa, Bobillier and Toma were the Named Executive Officers in 2010 who have historically participated in this plan. The plan is funded through cash contributions by the Company as a percentage of compensation along with voluntary contributions by employees, which are limited to 15% of the employee's base pay. Current Company contribution levels are as follows:

Service	Company Match
< 5 years	4.5%
5 - 9 years	5.0%
10 - 14 years	5.5%
15 - 19 years	6.0%
20+ years	6.5%

        Contributions are based on a participant's compensation (regular pay, non-equity cash incentive pay and special performance cash awards). The normal retirement age under the plan is age 60; however, participants who are age 50 or older, and who are vested with two or more years of service, may upon termination or retirement, elect to receive a lump sum or an annuity based on the full cash value of the participant's retirement account. If a participant retires with less than two years of service, the participant will only be entitled to receive benefits under the plan based on the accumulated value of his voluntary employee contributions.

Transocean Management Ltd. Pension Plan

        The Company maintains the Transocean Management Ltd. Pension Plan, a nonqualified, defined contribution plan, for its non-U.S. citizen employees that relocate to Switzerland. Messrs. Rosa, Bobillier and Toma were the Named Executive Officers in 2010 who participated in this plan. The plan is funded through cash contributions by the Company as a percentage of compensation along with contributions by employees. Mandatory contributions by the employees are 6% of pensionable salary. Additional voluntary contributions are permitted but these contributions do not generate any additional match by the Company. Current Company contribution levels are as follows:

Age	Company Match
24	10%
34	12%
44	14%
54	16%

        Contributions are based on a participant's annual salary. Regular retirement age under the plan is age 65 for men and 64 for women, as is customary in Switzerland.

Transocean Supplemental Executive Retirement Plan

        We maintain the Transocean Supplemental Executive Retirement Plan for a select group of management and highly compensated employees. Ms. Richard was the only Named Executive Officer in 2010 who participated in this plan. The plan is a nonqualified, unfunded, noncontributory plan established for the purpose of attracting, retaining and motivating executives in key positions within top management.

        The present value of these benefits was calculated based on assumptions used in the Company's financial statements for 2010. The key assumptions are:

Interest Rate:	4.68%

Mortality Table:	2010-417(e)

Form of Payment:	Lump Sum

Lump Sum Rate:	3.50%

Compensation:	Base Salary + Non-Equity Incentive Plan Compensation

Retirement Age:	62

Nonqualified Deferred Compensation for Fiscal Year 2010

        The following table and narrative disclosure set forth certain information with respect to nonqualified deferred compensation payable to the Named Executive Officers. All nonqualified deferred compensation plan benefits are payable in cash from the Company's general assets.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)

Steven L. Newman	0	0	1,160	0	36,426

Ricardo H. Rosa	0	0	143	0	4,494

Eric B. Brown	0	0	2,006	0	62,971

Arnaud A.Y. Bobillier	0	0	0	0	0

Ihab M. Toma	0	0	0	0	0

Robert L. Long	0	0	6,294	295,104	0

Cheryl D. Richard	0	0	0	0	0

(1)
The Transocean U.S. Supplemental Savings Plan was frozen as of December 31, 2008. Accordingly, no new participants were added in 2010. The balances under the plan will continue to accrue interest and remain in the plan until the participant leaves the Company.

(2)
Represents earnings in 2010 on balances in the Transocean U.S. Supplemental Savings Plan.

(3)
Represents balances as of December 31, 2010 in the Transocean U.S. Supplemental Savings Plan.

Transocean U.S. Supplemental Savings Plan

        The Named Executive Officers and certain other highly compensated employees as of December 31, 2008 are eligible to participate in the nonqualified, unfunded Transocean U.S. Supplemental Savings Plan if the level of their base salaries would otherwise cause them to exceed the contribution limits imposed by the Internal Revenue Code on the Transocean U.S. Savings Plan. Base pay is used to calculate the benefit. The Company maintains on its books an account for each participant to whom it credits (1) the amount of any Company matching contributions which are not paid to the Transocean U.S. Savings Plan due to limitations of the Internal Revenue Code, plus (2) earned interest. This interest is credited at the end of each calendar quarter and is calculated as a sum that is equal to the average balance for the quarter multiplied by one-fourth of the annual prime rate for corporate borrowers quoted by The Federal Reserve Statistical Release at the beginning of the quarter. The participant's supplemental savings benefit equals the balance recorded in his account. A participant receives a single lump sum payment of the balance at the time of such participant's termination, or six months after termination in the case of certain officers. A participant may not receive a distribution or make any withdrawals prior to such participant's termination. On December 31, 2008, the Transocean U.S. Supplemental Savings Plan was frozen. No further benefits will accrue under the plan after December 31, 2008.

Potential Payments Upon Termination or Change of Control

        The following tables and narrative disclosure set forth, as of December 31, 2010, certain information with respect to compensation that would be payable to the Named Executive Officers, other than Mr. Long and Ms. Richard, upon a variety of termination or change of control scenarios. Mr. Long retired from the Company effective February 28, 2010, and Ms. Richard resigned from employment with the Company effective May 31, 2010. The departures of Mr. Long and Ms. Richard occurred prior to completion of the last fiscal year. As a result, tables reflecting the actual benefits relating to their respective departures from the Company follow the tables for the other Named Executive Officers. Additionally, these tables do not reflect the impact of the new consulting agreement entered into with Mr. Brown in February 2011, as that agreement was not in effect as of December 31, 2010. As of December 31, 2010, the Named Executive Officers were eligible for the executive severance benefit policy, and Mr. Brown, in the event of a change in control, was eligible for benefit calculations under the executive change in control severance policy.

	Mr. Newman ($)	Mr. Rosa ($)	Mr. Brown ($)	Mr. Bobillier ($)	Mr. Toma ($)

I. Involuntary Not-for-Cause Termination
Cash Severance Payment(1)	900,000	450,000	468,000	392,000	380,000
Non-Equity Incentive Plan Compensation(1)	900,000	337,500	304,200	294,000	285,000
Outplacement Services(1)	45,000	22,500	23,400	19,600	19,000
Pension Equalization Plan(2)	1,497,623	0	3,253,446	0	0
Equity Incentive Plan Compensation under our LTIP
Vested Stock Options	173,967	75,911	94,887	94,887	0
Unvested Stock Options(3)	0	0	0	0	0
Performance-Based Deferred Units(4)	1,902,481	1,561,650	1,475,493	1,472,851	988,161
Time-Based Deferred Units(5)	119,071	872,281	656,870	654,228	850,385
Supplemental Savings Plan(6)	36,426	4,494	62,971	0	0
Welfare Payment(7)	25,758	28,947	30,342	28,003	31,386

Total Involuntary Not-for-Cause Severance Potential Payments	5,600,326	3,353,283	6,369,609	2,955,569	2,553,932

(1)
Any involuntary not-for-cause termination as of December 31, 2010 would have been calculated under the executive severance benefit and the Performance Award and Cash Bonus Plan.

(2)
Mr. Brown is the only Named Executive Officer who had satisfied the age (at least 55 years of age) and service (at least five years of credited service) requirements under the PEP as of December 31, 2010 and was therefore eligible to receive actual payments under the plan as of December 31, 2010. Mr. Brown could have received his PEP benefits through a lump sum payment after a six-month waiting period following termination. The amount of PEP benefits included in the table for Mr. Newman represents the present value of those benefits which would not have been payable as of December 31, 2010 but would be payable once he reaches 55 years of age.

(3)
The terms and conditions of the non-qualified option awards provide that upon an involuntary convenience of the Company termination, any unvested options terminate as of the date of termination.

(4)
The Performance-based Deferred Units ("CDUs") are based upon the achievement of a performance standard over a three-year period. The determination period for a portion of the CDUs ends on December 31, 2012 and the determination period for the remaining CDUs ends on December 31, 2013. The actual number of deferred units received will be determined in the first 60 days of 2013 of 2014, as applicable, and is contingent on our performance in total shareholder return relative to the Performance Peer Group. Upon an involuntary convenience of the Company termination, the Named Executive Officers would receive a pro-rata portion of the CDUs. The pro-rata portion of the CDUs is determined by multiplying the number of CDUs which would have otherwise been earned had the Named Executive Officer's employment not been terminated by a fraction, the numerator of which is the number of calendar days he was employed during the performance cycle after the grant date and the denominator of which is the total number of calendar days in the performance cycle after the grant date.

(5)
The Time-based Deferred Units are awards that vest in equal installments over three years, on the first, second and third anniversaries of the date of grant. Upon an involuntary convenience of the Company termination all of the restricted shares would vest.

(6)
Each Named Executive Officer's supplemental savings plan benefit is equal to the balance, which includes interest, recorded in his account as of December 31, 2010. Each Named Executive Officer is eligible to receive a single lump sum payment of the balance after a six-month waiting period after his termination. A participant may not receive a distribution or make any withdrawals prior to his termination.

(7)
Each Named Executive Officer would receive continuation of coverage under the Company's medical and dental insurance plans for the lesser of two years or until he obtains other employment providing such benefits.

	Mr. Newman ($)	Mr. Rosa ($)	Mr. Brown ($)	Mr. Bobillier ($)	Mr. Toma ($)

II. Voluntary Termination
Pension Equalization Plan(1)	1,497,623	0	1,760,697	0	0
Equity Incentive Plan Compensation under our LTIP
Vested Stock Options	173,967	75,911	94,887	94,887	0
Unvested Stock Options	0	0	0	0	0
Performance-Based Deferred Units(2)	0	0	818,623	0	0
Time-Based Deferred Units	0	0	0	0	0
Supplemental Savings Plan	36,426	4,494	62,971	0	0
Welfare Payment	0	0	0	0	0

Total Voluntary Termination Potential Payments	1,708,016	80,405	2,737,178	94,887	0

(1)
Mr. Brown is the only Named Executive Officer who had satisfied the age (at least 55 years of age) and service (at least five years of credited service) requirements under the PEP as of December 31, 2010 and was therefore eligible to receive actual payments under the plan as of December 31, 2010. Mr. Brown could have received his PEP benefits through a lump sum payment after a six-month waiting period following termination. The amount of PEP benefits included in the table for Mr. Newman represents the present value of those benefits which would not have been payable as of December 31, 2010 but would be payable once he reaches 55 years of age.

(2)
The 2009 and 2010 CDU awards contain a Rule of 70 provision, which provides that a pro-rata portion of this award will vest upon the retirement of a Named Executive Officer who has reached the minimum age of 55 and has accumulated 70 years of combined age and service time. Mr. Brown would satisfy the requirements of the Rule of 70, so, for purposes of this award in the table above, he has been treated as if he retired and were entitled to a pro-rata portion of the award.

        The following table describes payments and other benefits to Ms. Richard in connection with her resignation from employment with the Company effective May 31, 2010. In accordance with her severance agreement, Ms. Richard's benefits were calculated as follows:

Compensation Type	Terms of Agreement	Compensation Amount
Severance Pay:	Payment of a cash severance payment equal to three times Ms. Richard's base salary at her termination date, paid out in equal installments over a three-year period.	$1,065,000
Severance Bonus:	Payment of a cash severance bonus equal to three times the highest total bonus paid in any one year to Ms. Richard in the three years immediately prior to her termination date of May 31, 2010.	$1,080,000
2010 Annual Bonus:	Ms. Richard will participate in the Company's Performance Award and Cash Bonus Plan for the 2010 calendar year through her termination date. The bonus opportunity is 60% of actual base salary earnings for January 1, 2010—May 31, 2010.	$39,245
Equity Awards:	All awards previously granted under the LTIP will be treated in accordance with the termination provisions associated with termination for "convenience of the Company."	(1)
IRC Section 280G Tax Gross-up:	With respect to any payment by the Company to Ms. Richard that constitutes a "parachute payment" as defined in Section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will make an additional gross-up payment to Ms. Richard to cover the excise tax and all applicable taxes.	$907,878

(1)
The following table provides further details regarding the effect of her severance agreement on Ms. Richard's stock options, time-vested restricted share awards and performance-based contingent deferred units:

	Award Date	Exercise Price	Shares Awarded	Shares Vested	Shares Unvested	Out- standing & Retained	Treatment at May 31, 2010	Value of Change

Stock Options:	7/9/08	$144.32	9,566	3,188	6,378	3,188	Unvested options were forfeited on her termination date and vested options are exercisable for remaining term	—
	2/12/09	$60.19	24,436	8145	16,291	8,145	Unvested options were forfeited on her termination date and vested options are exercisable for three years from her termination date	$75,911
	2/18/10	$83.32	14,150	0	14,150	0	All unvested options were forfeited on her termination date	—

Restricted Stock:	2/12/08	N/A	3,315	2,210	1,105	1,105	All unvested shares were accelerated and vested on her termination date	$62,731

Performance-Based Deferred Units:(1)	2/12/09	N/A	11,847	6,520	11,847	5,327	Shares outstanding were pro-rated based on days employed during performance period; outstanding shares to be distributed 3/15/11 contingent on performance criteria	$370,280
	2/18/10	N/A	6,868	6,198	6,868	670	Shares outstanding were pro-rated based on days employed during performance period; outstanding shares to be distributed 3/15/12 contingent on performance criteria	$46,572

Total:			70,182	26,261	56,639	18,435		$555,494

(1)
Based on the target (100%) payout. The actual number of deferred units received will be determined after the end of the applicable performance cycle and is contingent on the Company's performance in total shareholder return relative to the Performance Peer Group. Ms. Richard's performance-based deferred units that were granted on July 9, 2008 were also pro-rated based on days employed during the performance period. However, in February 2010 the Committee determined that the payout for these performance-based deferred units was zero.

	Mr. Newman ($)	Mr. Rosa ($)	Mr. Brown ($)	Mr. Bobillier ($)	Mr. Toma ($)

III. Retirement(1)
Non-Equity Incentive Plan Compensation	900,000	450,000	304,200	294,000	285,000
Pension Equalization Plan(2)	1,497,623	0	1,760,697	0	0
Equity Incentive Plan Compensation under our LTIP
Vested Stock Options	173,967	75,911	94,887	94,887	0
Unvested Stock Options	0	0	0	0	0
Performance-Based Deferred Units(3)	0	0	818,623	0	0
Time-Based Deferred Units	0	0	0	0	0
Supplemental Savings Plan(2)	36,426	4,494	62,971	0	0

Total Retirement Potential Payments	2,608,016	530,405	3,041,378	388,887	285,000

(1)
Mr. Newman had not reached at least 55 years of age as of December 31, 2010 and was therefore not eligible for early retirement or normal retirement (age 65) under the PEP.

(2)
Mr. Brown was over 55 years of age as of December 31, 2010 and was therefore eligible for early retirement under the PEP. He would have been eligible to receive the same PEP and supplemental savings plan payments under this "III. Retirement" scenario as he would have received under the "II. Voluntary Termination" scenario described above.

(3)
The treatment of CDU awards upon retirement would be the same as the treatment described under "II. Voluntary Termination" above.

        The following table describes payments and other benefits to Mr. Long in connection with his retirement from employment with the Company effective February 28, 2010.

Retirement

Non-Equity Incentive Plan Compensation(1)	$86,912
Pension Equalization Plan(2)	$13,592,587
Equity Incentive Plan Compensation under our LTIP(3)
2009 Stock Options	$2,332,809
2008 Stock Options	$0
2009 Contingent Deferred Unit Award(4)	$3,962,394
2008 Contingent Deferred Unit Award(4)	$0
2007 Restricted Stock Award	$1,092,877
Supplemental Savings Plan(2)	$295,104
Transfer of country club membership	$14,000

(1)
Pursuant to the terms of the Bonus Plan, Mr. Long has the opportunity to receive a pro rata performance award for the 2010 performance period. The extent to which a performance award shall be deemed to have been earned shall be determined by multiplying the amount of the performance award that would have earned had Mr. Long not retired by a fraction, the numerator of which is the number of full calendar months Mr. Long was employed during the performance period and the denominator of which is the total number of calendar months during the performance period. The grant of a performance award is subject to achievement by the Company of certain performance measures and the discretion of the Executive Compensation Committee. Mr. Long's target bonus opportunity was 100% of his base salary at the time he retired.

(2)
Estimated amount to be paid in a lump sum. The payment of these amounts was deferred until September 1, 2010 to comply with Section 409A of the Internal Revenue Code and applicable Treasury authorities.

(3)
On February 22, 2010, the Executive Compensation Committee of the Board of Directors approved the acceleration of the vesting of all stock options and time-vested restricted share awards held by Mr. Long upon his retirement, such that the awards vested upon his retirement and will be exercisable pursuant to the original terms of such awards. In addition, the Executive Compensation Committee approved a modification of the performance-based contingent deferred units held by Mr. Long at his retirement such that he will receive the entire amount of the units that he would have earned over the three-year performance cycle for the units, instead of a pro rata portion. The ultimate award he receives will be based on his target performance award modified by the Committee's determination of the Company's relative total shareholder return (as that term is defined in the award) performance at the conclusion of the applicable performance cycle. The amount listed is based on the closing price of the Company's shares on the NYSE on December 31, 2009, which was $82.80. This amount represents the value of awards that would have been forfeited but for the action of the Executive Compensation Committee.

(4)
Based on the target (100%) payout. The actual number of deferred units received will be determined after the end of the applicable performance cycle and is contingent on the Company's performance in Total Shareholder Return relative to a subgroup of the Company's peer group. In February 2010, the Committee determined that the payout for the 2008 Contingent Deferred Unit Award was zero.

	Mr. Newman ($)	Mr. Rosa ($)	Mr. Brown ($)	Mr. Bobillier ($)	Mr. Toma ($)

IV. Termination in Connection with a Change of Control
Cash Severance Payment(1)	900,000	450,000	2,308,878	392,000	380,000
Non-Equity Incentive Plan Compensation(1)	900,000	337,500	304,200	294,000	285,000
Outplacement Services(1)	45,000	22,500	23,400	19,600	19,000
Pension Equalization Plan	1,497,623	0	3,253,446	0	0
Equity Incentive Plan Compensation under our LTIP
Vested Stock Options	173,967	75,911	94,887	94,887	0
Unvested Stock Options(2)	347,953	151,832	189,792	189,792	0
Performance-Based Deferred Units(3)	4,154,474	2,292,509	2,282,917	2,280,276	1,327,780
Time-Based Deferred Units(2)	119,071	872,281	656,870	654,228	850,385
Supplemental Savings Plan(4)	36,426	4,494	62,971	0	0
Welfare Payment(5)	25,758	28,947	30,342	28,003	31,386
Excise Tax Gross Up(1)	0	0	0	0	0

Total Change of Control Termination Potential Payments	8,200,272	4,235,974	9,207,703	3,952,786	2,893,551

(1)
This assumes a change of control event as of December 31, 2010. Mr. Brown would receive a payment under the executive change in control benefit. Messrs. Newman, Rosa, Bobillier and Toma would receive the same payments under this "IV. Termination in Connection with a Change of Control" scenario that they would receive under the "I. Involuntary Not-for-Cause Termination."

(2)
The unvested portions of the stock options and time-based deferred unit awards vest immediately upon a change of control.

(3)
Each Named Executive Officer is entitled to the number of performance-based deferred units equal to the target award upon a change of control.

(4)
Each Named Executive Officer would be eligible to receive the same supplemental savings plan payments as contemplated under the "I. Involuntary Not-for-Cause Termination" scenario described above.

(5)
Each Named Executive Officer would receive continuation of coverage under the Company's medical and dental insurance plans for the lesser of two years or until he or she obtains other employment providing such benefits.

	Mr. Newman ($)	Mr. Rosa ($)	Mr. Brown ($)	Mr. Bobillier ($)	Mr. Toma ($)

V. Death
Non-Equity Incentive Plan Compensation(1)	900,000	450,000	304,200	294,000	285,000
U.S. Pension Equalization Plan	920,843	0	1,352,273	0	0
Equity Incentive Plan Compensation under our LTIP
Vested Stock Options	173,967	75,911	94,887	94,887	0
Unvested Stock Options(2)	347,953	151,832	189,792	189,792	0
Performance-Based Deferred Units(3)	1,902,481	1,561,650	1,475,493	1,472,851	988,161
Time-Based Deferred Units(2)	119,071	872,281	656,870	654,228	850,385
Supplemental Savings Plan(4)	36,426	4,494	62,971	0	0
Life Insurance Proceeds(5)	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000

Total Death Potential Payments	5,400,741	4,116,168	5,136,486	3,705,758	3,123,546

(1)
Each Named Executive Officer's beneficiary would receive the pro rata share of the deceased's targeted non-equity incentive plan compensation for 2010. If the Named Executive Officer died on December 31, 2010, then this pro rata share would be equal to 100% of such Named Executive Officer's targeted non-equity compensation for 2010.

(2)
The unvested portions of the stock options and time-based deferred unit awards vest immediately upon death.

(3)
The beneficiary of each Named Executive Officer is entitled to a pro-rata portion of performance-based deferred units upon such Named Executive Officer's death.

(4)
Each Named Executive Officer would be eligible to receive the same supplemental savings plan payments as contemplated under the "I. Involuntary Not-for-Cause Termination" scenario described above.

(5)
We provide each of our Named Executive Officers with a life insurance benefit equal to four times covered annual earnings, capped at a maximum of $1,000,000.

	Mr. Newman ($)	Mr. Rosa ($)	Mr. Brown ($)	Mr. Bobillier ($)	Mr. Toma ($)

VI. Disability
Non-Equity Incentive Plan Compensation(1)	900,000	450,000	304,200	294,000	285,000
U.S. Pension Equalization Plan	1,497,623	0	1,760,697	0	0
Equity Incentive Plan Compensation under our LTIP
Vested Stock Options	173,967	75,911	94,887	94,887	0
Unvested Stock Options(2)	347,953	151,832	189,792	189,792	0
Performance-Based Deferred Units(3)	1,902,481	1,561,650	1,475,493	1,472,851	988,161
Time-Based Deferred Units(2)	119,071	872,281	656,870	654,228	850,385
Supplemental Savings Plan(1)	36,426	4,494	62,971	0	0
Disability Benefits(4)	0	0	0	0	0

Total Disability Potential Payments	4,977,521	3,116,168	4,544,910	2,705,758	2,123,546

(1)
Each of the potential non-equity incentive plan compensation and supplemental savings plan payments under this "VI. Disability" scenario would be the same as contemplated under the "V. Death" scenario described above.

(2)
The unvested portions of the stock options and time-based deferred unit awards vest immediately upon disability.

(3)
Each Named Executive Officer is entitled to a pro-rata portion of the performance-based deferred units upon disability.

(4)
None of our Named Executive Officers is eligible for any disability benefits beyond those benefits that are available generally to all of our salaried employees. The standard disability benefits that our Named Executive Officers would receive in the event of their disability are described under "Compensation Discussion and Analysis—Other Benefits."

CERTAIN TRANSACTIONS

        Our director W. Richard Anderson is the Chief Financial Officer of Eurasia Drilling Company Limited ("EDC"). We sold an entity that owns the rig Trident 20 to EDC in February 2011. The transaction resulted in a payment by the EDC entity to us of approximately $262 million, subject to certain post-closing purchase price adjustments. We are currently chartering the rig from the EDC entity pursuant to a bareboat charter in order to continue to perform our obligations under a drilling contract with our customer. We and EDC have agreed that an EDC entity will assume the obligations under this drilling contract, subject to certain approvals that are expected to be obtained in the first half of 2011. We have also agreed to perform certain transition services for EDC following the assumption of the drilling contract by the EDC entity.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information concerning securities authorized for issuance under our equity compensation plans as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	967,462	$70.10	16,250,228
Equity compensation plans not approved by security holders(2)(3)	—	—	—

Total	967,462	$70.10	16,250,228

(1)
In addition to stock options, we are authorized to grant awards of restricted shares and deferred units under our Long-Term Incentive Plan, and 2,271,629 shares are available for future issuance pursuant to grants of restricted shares and deferred units under this plan.

(2)
Does not include 395,083 shares to be issued upon the exercise of options with a weighted average exercise price of $46.02 that were granted under (a) equity compensation plans of GlobalSantaFe Corporation assumed by us in connection with our merger with GlobalSantaFe and (b) the Sedco Forex Option plan assumed by us in connection with our merger with Sedco Forex Holding Limited, and (c) equity compensation plans of R&B Falcon Corporation assumed by us in connection with our merger with R&B Falcon (collectively, the "Assumed Plans"). No new awards will be granted under the Assumed Plans.

(3)
Does not include any shares that may be distributed under our deferred compensation plan, which has not been approved by our shareholders. Under this plan, our directors could defer any fees or retainers by investing those amounts in Transocean Inc. ordinary share equivalents or in other investments selected by the administrative committee. Amounts that are invested in the share equivalents at the time of distribution are distributed in ordinary shares. After December 31, 2005, no further deferrals may be made under the plan. As of the time immediately prior to our merger with GlobalSantaFe, our directors had purchased 30,490 Transocean Inc. ordinary share equivalents under this plan. Each of the share equivalents was reclassified into 0.6996 share equivalents and $33.03 cash. Fractional share equivalents were paid in cash. The total cash consideration was used to purchase additional share equivalents using the closing price for Transocean Inc. ordinary shares on November 27, 2007. As a result of the Redomestication, each Transocean Inc. ordinary share equivalent was exchanged for a Transocean Ltd. share equivalent. For the years ended December 31, 2009 and December 31, 2010, our directors held 28,749 share equivalents under the plan.

AGENDA ITEM 10

        Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2010 and Reelection of Ernst & Young Ltd., Zurich, as the Company's Auditor Pursuant to the Swiss Code of Obligations for a Further One-Year Term

Proposal

        The Board of Directors proposes that Ernst & Young LLP be appointed as the Company's independent registered public accounting firm for fiscal year 2011 and Ernst & Young Ltd., Zurich, be reelected as the Company's auditor pursuant to the Swiss Code of Obligations for a further one-year term, commencing on the day of election at the 2011 annual general meeting and terminating on the day of the 2012 annual general meeting.

        Representatives of Ernst & Young LLP and Ernst & Young Ltd. will be present at the annual general meeting, will have the opportunity to make a statement and will be available to respond to questions you may ask. Information regarding the fees paid by the Company to Ernst & Young appears below.

Voting Requirement to Approve Proposal

        The affirmative "FOR" vote of a majority of the votes cast in person or by proxy at the annual general meeting, not counting abstentions or blank or invalid ballots.

Recommendation

        Our Board of Directors recommends a vote "FOR" the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year 2011 and the election of Ernst & Young Ltd., Zurich, as the Company's auditor pursuant to the Swiss Code of Obligations for a further one-year term, commencing on the day of election at the 2011 annual general meeting and terminating on the day of the 2012 annual general meeting.

FEES PAID TO ERNST & YOUNG

        Audit Fees for Ernst & Young LLP and its affiliates for each of the fiscal years 2010 and 2009 and Audit-Related Fees, Tax Fees and Total of All Other Fees for services rendered in 2010 and 2009 are as follows, as described below:

	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	Total of All Other Fees(4)
Fiscal year 2010	$5,933,736	$565,112	$877,469	$6,012
Fiscal year 2009	$5,594,545	$211,487	$1,059,602	$182,948

(1)
The audit fees include those associated with our annual audit, reviews of our quarterly reports on Form 10-Q, statutory audits of our subsidiaries, services associated with documents filed with the SEC and audit consultations.

(2)
The audit related fees include services in connection with accounting consultations, employee benefit plan audits and attest services related to financial reporting.

(3)
Tax fees were for tax preparation, tax compliance and tax advice, including tax services related to our expatriate program.

(4)
All other fees were for test monitoring services, certain legislative updates, other publications and subscription services.

 Audit Committee Pre-Approval of Audit and Non-Audit Services

        The Audit Committee pre-approves all auditing services, review or attest engagements and permitted non-audit services to be performed by our independent registered public accounting firm. The Audit Committee has considered whether the provision of services rendered in 2010 other than the audit of our financial statements and reviews of quarterly financial statements was compatible with maintaining the independence of Ernst & Young LLP and determined that the provision of such services was compatible with maintaining such independence.

        The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services performed by the independent registered public accounting firm. The policy requires advance approval by the Audit Committee of all audit and non-audit work. Unless the specific service has been previously pre-approved with respect to the 12-month period following the advance approval, the Audit Committee must approve a service before the independent registered public accounting firm is engaged to perform the service. The Audit Committee has given advance approval for specified audit, audit-related and tax services for 2011. Requests for services that have received this pre-approval are subject to specified fee or budget restrictions as well as internal management controls.

 AGENDA ITEM 11.
Advisory Vote on Executive Compensation

Proposal

        As required by Section 14A of the Securities Exchange Act, the Board of Directors proposes that shareholders be provided with an advisory vote on the compensation of the Company's Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement, and that the same be approved. The proposed shareholder resolution is as follows:

        RESOLVED, that the compensation of the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative disclosure in the proxy statement for the Company's 2011 annual general meeting of shareholders is hereby APPROVED.

Explanation

        The Company is presenting this proposal to give you as a shareholder the opportunity to endorse or not endorse the Company's pay program for Named Executive Officers by voting for or against the above resolution.

        Our compensation program for our Named Executive Officers is designed to reward performance that creates long-term shareholder value for the Company's shareholders through the following features, which are discussed in more detail in our Compensation Discussion and Analysis:

  •
  annual cash bonuses based on performance as measured against pre-determined performance goals;

  •
  a compensation mix weighted toward long-term incentives to allow our Named Executive Officers to participate in the long-term growth and profitability of the Company;

  •
  fully contingent deferred units that vest based on total shareholder return compared to 11 companies in our performance peer group;

  •
  median pay positioning for target performance, above median pay for above target performance, and below median pay for below target performance; and

  •
  a stock ownership policy that requires our executive officers to build and maintain a minimum equity stake in the Company to help align our executive officers' interests with the long-term interests of our shareholders.

        While our Board of Directors intends to carefully consider the results of the shareholder vote on the proposal, the final vote will not be binding on us and is advisory in nature. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the vote and address them in making future decisions about executive compensation programs.

Voting Requirement to Approve Advisory Proposal

        The affirmative "FOR" vote of a majority of the votes cast in person or by proxy at the annual general meeting, not counting abstentions, broker non-votes or blank or invalid ballots.

Recommendation

        The Board of Directors recommends that you vote "FOR" approval of the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosure in the proxy statement for the Company's 2011 annual general meeting of shareholders.

 AGENDA ITEM 12.
Advisory Vote on Frequency of Executive Compensation Vote

Proposal

        As required by Section 14A of the Securities Exchange Act, the Board of Directors proposes that shareholders be provided with an advisory vote on whether the advisory vote on the compensation of the Company's Named Executive Officers should occur every one, two or three years.

Explanation

        The Company is presenting this proposal to give you as a shareholder the opportunity to inform the Company as to how often you wish the Company to hold an advisory vote on executive compensation. While our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

        We recommend that a non-binding advisory vote on the compensation of our executive officers as disclosed in our proxy statement for our annual general meeting be held every year. We believe holding that vote every year provides the most effective timeframe because it will provide our shareholders a consistent and clear communication channel for shareholder concerns about our executive pay programs. In the future, we may determine that a less frequent advisory vote is appropriate, either in response to the vote of our shareholders on this Agenda Item 12 or for other reasons.

Voting Requirement to Approve Advisory Proposal

        Shareholders are being asked to provide an advisory vote on whether the non-binding advisory vote on the approval of the compensation of the Named Executive Officers should be held every one, two or three years. The approval of an alternative requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual general meeting. If none of the alternatives (one year, two years or three years) receive a majority vote, we will consider the alternative with the highest number of votes cast by shareholders to be the alternative that has been selected by shareholders.

Recommendation

        The Board of Directors recommends that you vote to hold an advisory vote on executive compensation every year.

OTHER MATTERS

Compensation Committee Interlocks and Insider Participation

        The members of the Executive Compensation Committee of the Board of Directors during the last completed fiscal year were Edward R. Muller, Chairman, Martin B. McNamara and Robert M. Sprague. John L. Whitmire was the Chairman of the Committee until his resignation from the Board in June 2010. There are no matters relating to interlocks or insider participation that we are required to report.

Section 16(a) Beneficial Ownership Reporting Compliance

        Federal securities laws require the Company's executive officers and directors, and persons who own more than ten percent of the Company's shares, to file initial reports of ownership and reports of changes in ownership of the Company's equity securities with the Securities and Exchange Commission. Based solely on a review of such reports furnished to the Company and written representations as to Form 5 requirements for 2010, the Company believes that two officers failed to file a report on a timely basis in 2010 and that no beneficial owner of more than ten percent of the Company's shares failed to file a report on a timely basis during 2010. Mr. Rosa failed to timely report the purchase of 175 of the Company's shares on July 20, 2010, and Mr. Toma failed to timely report the conversion of 1,411 of his time-vested deferred units into shares upon the vesting of the deferred units on August 17, 2010.

Solicitation of Proxies

        The accompanying proxy is being solicited on behalf of the Board of Directors. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation will be borne by us. We have retained D. F. King & Co., Inc. for a fee of $18,500, plus expenses, to aid in the solicitation of proxies. Proxies may be solicited by personal interview, mail, telephone, facsimile, Internet or other means of electronic distribution by our directors, officers and employees, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held by those persons, and we will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

Householding

        The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

        As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one annual report and proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that shareholder should contact their broker or send a request to Investor Relations at our offices in the United States, at 4 Greenway Plaza, Houston, Texas 77046. We will deliver, promptly upon written or oral request to Investor Relations, a separate copy of the 2010 Annual Report and this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

Proposals of Shareholders

        Shareholder Proposals in the Proxy Statement.    Rule 14a-8 under the Securities Exchange Act of 1934 addresses when a company must include a shareholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to our 2012 annual general meeting, your proposals must be received at our principal executive offices c/o Transocean Management Ltd., 10 Chemin de Blandonnet, CH-1214 Vernier, Switzerland by no later than December 3, 2011. However, if the date of the 2012 annual general meeting changes by more than 30 days from the anniversary of the 2011 annual general meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials. We will notify you of this deadline in a Quarterly Report on Form 10-Q or in another communication to you. Shareholder proposals must also be otherwise eligible for inclusion.

        Shareholder Proposals and Nominations for Directors to Be Presented at Meetings.    If you desire to bring a matter before an annual general meeting and the proposal is submitted outside the process of Rule 14a-8, you must follow the procedures set forth in our Articles of Association. Our Articles of Association provide generally that, if you desire to propose any business at an annual meeting (including the nomination of any director), you must give us written notice at least 30 calendar days prior to the anniversary date of the proxy statement in connection with Transocean's last general meeting of shareholders; provided, however, that if the date of the general meeting of shareholders is more than 15 days before or 30 days after the anniversary date of the last annual general meeting of shareholders, such request must instead be made by the tenth day following the date on which we have made public disclosure of the date of the general meeting of shareholders. The deadline under our Articles of Association for submitting proposals will be March 2, 2012 for the 2012 annual meeting unless it is more than 15 days before or 30 days after May 13, 2012. The request must specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

        If you desire to nominate directors to be presented at an annual general meeting, you must give us written notice within the time period described in the preceding paragraph. If you desire to nominate directors to be presented at an extraordinary general meeting at which the Board of Directors has determined that directors will be elected, you must give us written notice by the close of business on the tenth day following our public disclosure of the meeting date. Notice must set forth:

  •
  your name and address and the name and address of the person or persons to be nominated;

  •
  a representation that you are a holder of record of our shares entitled to vote at the meeting or, if the record date for the meeting is subsequent to the date required for that shareholder notice, a representation that you are a holder of record at the time of the notice and intend to be a holder of record on the date of the meeting and, in either case, setting forth the class and number of shares so held, including shares held beneficially;

  •
  a representation that you intend to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice;

  •
  a description of all arrangements or understandings between you and each nominee you proposed and any other person or persons under which the nomination or nominations are to be made by you;

  •
  any other information regarding each nominee you proposed that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

  •
  the consent of each nominee to serve as a director if so elected.

        The Board of Directors may refuse to transact any business or to acknowledge the nomination of any person if you fail to comply with the foregoing procedures. You may obtain a copy of our Articles of Association and Organizational Regulations, in which these procedures are set forth, upon written request to our Corporate Secretary, Transocean Ltd., Turmstrasse 30, CH-6300 Zug, Switzerland.

Annexes

 Annex A

Dividend Out of Reserve From Capital Contributions

Note: A vote by shareholders at the 2011 Annual General Meeting on Agenda Item 6 regarding the release and allocation of legal reserve, reserve from capital contributions, to dividend reserve from capital contributions; and the dividend distribution out of the dividend reserve from capital contributions is contingent on shareholder approval at the 2011 Annual General Meeting of the proposals of the Board of Directors under Agenda Item 3 and Agenda Item 5. Accordingly, if either Agenda Item 3 or Agenda Item 5 is not approved at the 2011 Annual General Meeting, there will be no vote on Agenda Item 6 at the 2011 Annual General Meeting.

        The Board of Directors submits the shareholder resolution set forth below for approval by the Company's shareholders.

Shareholder Resolution

        It is hereby resolved as follows:

        (1)   A dividend in the amount of USD 3.16 per share of the Company (the "Per Share USD Dividend Amount," and the aggregate Per Share USD Dividend Amount, calculated on the basis of the total number of shares outstanding as of the 2011 Annual General Meeting, excluding any shares held by the Company or any of its direct or indirect subsidiaries, the "Aggregate USD Dividend Amount") shall be distributed out of the dividend reserve from capital contributions (expressed in CHF and amounting to CHF 1,937,000,000, or approximately USD 6.27 per share based on a USD/CHF exchange rate of CHF 0.929 per USD 1 in effect on February 25, 2011) pursuant to the proposal of the Board of Directors under Agenda Item 6 (the "Dividend Reserve"); the dividend shall be payable in four equal installments of USD 0.79 per share of the Company outstanding (excluding any shares held by the Company or any of its direct or indirect subsidiaries) on the record date for the applicable installment (each such installment hereinafter a "Per Share Quarterly USD Dividend Amount"; each date on which a Per Share Quarterly USD Dividend Amount is paid hereinafter an "Installment Date"; and the aggregate Per Share Quarterly USD Dividend Amount payable on an Installment Date, calculated on the basis of the total number of shares outstanding as of the record date for the relevant Per Share Quarterly USD Dividend Amount, the "Aggregate Quarterly USD Dividend Amount");

        provided, however, that:

        (a)   if, on the date of the 2011 Annual General Meeting, the Aggregate USD Dividend Amount exceeds, when converted into CHF at a USD/CHF exchange rate prevailing on or about the date of the 2011 Annual General Meeting as determined by the Board of Directors or, upon due authorization by the Board of Directors, executive management, in its reasonable discretion, the Dividend Reserve (expressed in CHF), the proposed Per Share USD Dividend Amount shall be reduced such that the Aggregate USD Dividend Amount, converted into CHF at a USD/CHF exchange rate prevailing on or about the date of the 2011 Annual General Meeting as determined by the Board of Directors or, upon due authorization by the Board of Directors, executive management, in its reasonable discretion, is at a maximum equal to the Dividend Reserve (expressed in CHF); and

        provided, further, that

        (b)   if any Aggregate Quarterly USD Dividend Amount, when converted into CHF at a USD/CHF exchange rate prevailing on or about the record date for that Aggregate Quarterly USD Dividend Amount as determined by the Board of Directors or, upon due authorization by the Board of Directors, executive management, in its reasonable discretion, exceeds the Dividend Reserve amount (expressed in CHF) as of the record date for that Aggregate Quarterly USD Dividend Amount, taking into account the payment of any preceding Aggregate Quarterly USD Dividend Amount (if any) (the Dividend Reserve so calculated hereinafter the "Remaining Dividend Reserve"), the Per Share Quarterly USD Dividend Amount shall be reduced such that the Aggregate Quarterly USD Dividend Amount, converted into CHF at a USD/CHF exchange rate prevailing on or about the record date for such Aggregate Quarterly USD Dividend Amount as determined by the Board of Directors or, upon due authorization by the Board of Directors, executive management in its reasonable discretion, is at a maximum equal to the Remaining Dividend Reserve.

        (2)   Shareholders may, upon the terms and conditions provided by the Board of Directors in its reasonable discretion, elect, during the election period as determined by the Board of Directors or, upon due authorization by the Board of Directors, executive management, in its reasonable discretion, to receive any Per Share Quarterly USD Dividend Amount in CHF (subject to the downward adjustments in accordance with the principles set forth above under (1)), at the USD/CHF exchange rate prevailing on or about the record date for the relevant Per Share Quarterly USD Dividend Amount, as determined by the Board of Directors or, upon due authorization by the Board of Directors, executive management, in its discretion.

        (3)   It shall be the task of the Board of Directors or, upon due authorization by the Board of Directors, executive management to execute this resolution of the 2011 Annual General Meeting, including, but not limited to, setting the record date (and thus, indirectly, the ex-dividend date), the Installment Dates and determining the duration of the election period to request payment of Per Share Quarterly USD Dividend Amount in CHF. As specified in the Articles of Association, the Board of Directors will determine the date from which shares newly issued out of the authorized share capital of the Company are entitled to dividend payments. Shares newly issued out of the conditional share capital are entitled to dividend payments if such shares are issued and outstanding on or before the record date for the relevant Per Share Quarterly USD Dividend Amount. For the avoidance of doubt, shareholders who sell their shares prior to the relevant record date lose their dividend entitlement and transfer such entitlement to the purchaser(s) of their shares.

        (4)   Any Dividend Reserve amount remaining after the payment of the final Aggregate Quarterly USD Dividend Amount shall, by operation of this shareholder resolution, be immediately reallocated to the account "legal reserve, reserve from capital contributions," included in the Company's statutory standalone balance sheet, without any requirement that such reallocation be approved by the Board of Directors or the general meeting of shareholders.

 Annex B

New Authorized Share Capital

        The Board of Directors proposes that the existing Article 5 of the Articles of Association be replaced in its entirety by the following new provision (changes to the previously existing Article 5 are marked):

Artikel 5	Article 5
Genehmigtes Aktienkapital	Authorized Share Capital
1 Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis zum ~~18. Dezember 2010~~ 13. Mai 2013 im Maximalbetrag von CHF ~~2'5'14'264'735~~ 1'005'705'855* durch Ausgabe von höchstens ~~167'617'649~~ 67'047'057 vollständig zu liberierenden Aktien mit einem Nennwert von je CHF 15* zu erhöhen. Eine Erhöhung (i) auf dem Weg einer Festübernahme durch eine Bank, ein Bankenkonsortium oder Dritte und eines anschliessenden Angebots an die bisherigen Aktionäre sowie (ii) in Teilbeträgen ist zulässig.	1 The Board of Directors is authorized to increase the share capital, at any time until ~~December 18, 2010~~ May 13, 2013, by a maximum amount of CHF ~~2,514,264,735~~ 1,005,705,855* by issuing a maximum of ~~167,617,649~~ 67,047,057 fully paid up Shares with a par value of CHF 15* each. An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of the Company, and (ii) in partial amounts shall be permissible.
2 Der Verwaltungsrat legt den Zeitpunkt der Ausgabe, den Ausgabebetrag, die Art, wie die neuen Aktien zu liberieren sind, den Beginn der Dividendenberechtigung, die Bedingungen für die Ausübung der Bezugsrechte sowie die Zuteilung der Bezugsrechte, welche nicht ausgeübt wurden, fest. Nicht-ausgeübte Bezugsrechte kann der Verwaltungsrat verfallen lassen, oder er kann diese bzw. Aktien, für welche Bezugsrechte eingeräumt, aber nicht ausgeübt werden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.	2 The Board of Directors shall determine the time of the issuance, the issue price, the manner in which the new Shares have to be paid up, the date from which the Shares carry the right to dividends, the conditions for the exercise of the preemptive rights and the allotment of preemptive rights that have not been exercised. The Board of Directors may allow the preemptive rights that have not been exercised to expire, or it may place such rights or Shares, the preemptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.

*  Subject to downward adjustment pursuant to the shareholder resolution adopted at the 2010 Annual General Meeting approving the 2010 Distribution if (1) the 2010 Distribution is not rescinded as proposed by the Board of Directors pursuant to Agenda Item 5 and (2) the initial partial par value reduction from CHF 15 to CHF 14.14 per share to be implemented under the shareholder resolution approving the 2010 Distribution is registered in the commercial register. If the circumstances described in the immediately preceding sentence have not occurred prior to the time of the registration of the amended Article 5 regarding the authorized share capital of the Company, the Board of Directors shall be authorized to register the amended Article 5 of the Articles of Association regarding the authorized share capital of the Company prior to the registration of the initial partial par value reduction under the shareholder resolution approving the 2010 Distribution (if any) with a par value per share of CHF 15 and a maximum amount of CHF 1,005,705,855. Alternatively, if such circumstances have previously occurred, the Board of Directors shall be authorized to register the amended Article 5 of the Articles of Association regarding the authorized share capital of the Company with a par value of CHF 14.14 and a maximum amount of CHF 948,045,385.98.

3 Der Verwaltungsrat ist ermächtigt, die Bezugsrechte der Aktionäre zu entziehen oder zu beschränken und einzelnen Aktionären oder Dritten zuzuweisen:	3 The Board of Directors is authorized to withdraw or limit the preemptive rights of the shareholders and to allot them to individual shareholders or third parties:
(a) wenn der Ausgabebetrag der neuen Aktien unter Berücksichtigung des Marktpreises festgesetzt wird; oder	(a) if the issue price of the new Shares is determined by reference to the market price; or
(b) für die Übernahme von Unternehmen, Unternehmensteilen oder Beteiligungen oder für die Finanzierung oder Refinanzierung solcher Transaktionen oder die Finanzierung von neuen Investitionsvorhaben der Gesellschaft; oder	(b) for the acquisition of an enterprise, part(s) of an
enterprise or participations,
or for the financing or
refinancing of any of such transactions, or for the financing of new investment plans of the Company; or
(c) zum Zwecke der Erweiterung des Aktionärskreises in bestimmten Finanz- oder Investoren-Märkten, zur Beteiligung von strategischen Partnern, oder im Zusammenhang mit der Kotierung von neuen Aktien an inländischen oder ausländischen Börsen; oder	(c) for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new Shares on domestic or foreign stock exchanges; or
(d) für die Einräumung einer Mehrzuteilungsoption (Greenshoe) von bis zu 20% der zu platzierenden oder zu verkaufenden Aktien an die betreffenden Erstkäufer oder Festübernehmer im Rahmen einer Aktienplatzierung oder eines Aktienverkaufs; oder	(d) for purposes of granting an over-allotment option
(Greenshoe) of up to
20% of the total number of
Shares in a placement or sale of Shares to the respective initial purchaser(s) or underwriter(s);
or
(e) für die Beteiligung von Mitgliedern des Verwaltungsrates, Mitglieder der Geschäftsleitung, Mitarbeitern, Beauftragten, Beratern oder anderen Personen, die für die Gesellschaft oder eine ihrer Tochtergesellschaften Leistungen erbringen; oder	(e) for the participation of members of the Board of Directors, members of the executive management, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its subsidiaries; or

(f) wenn ein Aktionär oder eine Gruppe von in gemeinsamer Absprache handelnden Aktionären mehr als 15% des im Handelsregister eingetragenen Aktienkapitals der Gesellschaft auf sich vereinigt hat, ohne den übrigen Aktionären ein vom Verwaltungsrat empfohlenes Übernahmeangebot zu unterbreiten; oder zur Abwehr eines unterbreiteten, angedrohten oder potentiellen Übernahmeangebotes, welches der Verwaltungsrat, nach Konsultation mit einem von ihm beigezogenen unabhängigen Finanzberater, den Aktionären nicht zur Annahme empfohlen hat, weil der Verwaltungsrat das Übernahmeangebot in finanzieller Hinsicht gegenüber den Aktionären nicht als fair beurteilt hat.	(f) following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the commercial register without having submitted to the other shareholders a takeover offer recommended by the Board of Directors, or for the defense of an actual, threatened or potential takeover bid, in relation to which the Board of Directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the Board of Directors has not found the takeover bid to be financially fair to the shareholders.

4 Die neuen Aktien unterliegen den Eintragungsbeschränkungen in das Aktienbuch von Artikel 7 und 9 dieser Statuten.	4 The new Shares shall be subject to the limitations for registration in the share register pursuant to Articles 7 and 9 of these Articles of Association.

 Annex C

Amended Article 22 of the Articles of Association

        The Board of Directors proposes that article 22 of the Articles of Association be amended as follows (changes are marked):

Artikel 22—Anzahl der Verwaltungsräte	Article 22—Number of Directors
Der Verwaltungsrat besteht aus mindestens zwei und höchstens ~~14~~ 12 Mitgliedern.	The Board of Directors shall consist of no less than two and no more than ~~14~~ 12 members.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TRANSOCEAN LTD. M30922-P06577 TRANSOCEAN LTD. TURMSTRASSE 30 CH-6300 ZUG, SWITZERLAND 9a. Jagjeet S. Bindra VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you do not provide specific voting instructions, your voting rights will be exercised in the manner proposed by the Board of Directors, "FOR" proposals 1-8 and 10-11, "FOR" each director nominee listed in proposal 9 and, with respect to proposal 12, a selection of "1 Year" and Transocean will act as your proxy. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 1 Year 2 Years 3 Years Abstain 1. Approval of the 2010 Annual Report, including the consolidated financial statements of Transocean Ltd. for fiscal year 2010 and the statutory financial statements of Transocean Ltd. for fiscal year 2010. 2. Discharge of the members of the Board of Directors and executive management from liability for activities during fiscal year 2010. 3. Appropriation of available earnings for fiscal year 2010. 4. Proposed reallocation of free reserve to legal reserve, reserve from capital contributions. 5. Rescission of the distribution to shareholders in the form of a par value reduction as approved at the 2010 annual general meeting. 6. Release and allocation of legal reserve, reserve from capital contributions, to dividend reserve from capital contributions; dividend distribution out of the dividend reserve from capital contributions. If proposal 3 and proposal 5 are not approved as proposed by the Board of Directors, there will be no vote on this proposal 6. 7. New authorized share capital. 8. Reduction of the maximum number of members of the Board of Directors to 12. For Against Abstain For Against Abstain The signature on this Proxy Card should correspond exactly with the shareholder's name as printed above. In the case of joint tenancies, co-executors, or co-trustees, each should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title. 9c. Tan Ek Kia 9d. Martin B. McNamara; and 9e. Ian C. Strachan 10. Appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2011 and reelection of Ernst & Young Ltd., Zurich, as the Company's auditor for a further one-year term. 11. Advisory vote on executive compensation. 12. Advisory vote on the frequency of executive compensation vote. 9. Election of the following two new directors (please mark the boxes next to each nominee): Election of Class III Directors for a three-year term: Election of Class I Director for a one-year term: Reelection of the following Class III Directors for a three-year term: The signatory appoints Transocean as proxy. The signatory appoints the Independent Representative, Rainer Hager, as proxy. Yes No 0 0 0 0 0 0 The signatory will personally attend the Meeting to vote all shares the signatory is entitled to vote at the meeting. 0 0 0 In the event of other agenda items or proposals during the Meeting on which voting is permissible under Swiss law, Transocean or the Independent Representative, as applicable, will vote the shares in accordance with the respective recommendation of the Board of Directors. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 9b. Steve Lucas

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be Held May 13, 2011: The Combined Document is available at http://www.deepwater.com/proxymaterials.cfm. M30923-P06577 Transocean Ltd. Admission Card If you choose to personally attend and exercise your voting rights at the Transocean Ltd. Annual General Meeting on May 13, 2011 at 4 p.m., Swiss time, at the Lorzensaal Cham, Dorfplatz 3, CH-6330 Cham, Switzerland, please mark the appropriate box on the Proxy Card on the reverse side, sign and date the Proxy Card on the reverse side and return it to Transocean Ltd., Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA, in the enclosed postage pre-paid envelope arriving no later than 4 p.m. Eastern Daylight Time (EDT) (10 p.m. Swiss time) on May 12, 2011. In addition, please present this detached card, together with proof of identification, at the admission office prior to the meeting. If you hold several admission cards, please present all of them for validation at the meeting. Your vote is important. To ensure the shares are represented, you should complete, sign and date the below proxy card and return it promptly in the enclosed postage pre-paid envelope, whether or not you intend to attend the meeting. You may revoke your proxy and vote in person if you decide to attend the meeting. You Must Separate This Admission Card Before Returning the Proxy Card in the Enclosed Envelope. TRANSOCEAN LTD. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Proxy Card for use at the Annual General Meeting of Shareholders of Transocean Ltd., a Swiss corporation ("Transocean"), or any adjournment or postponement thereof (the "Meeting"), to be held on May 13, 2011 at 4:00 p.m., Swiss time, at the Lorzensaal Cham, Dorfplatz 3, CH-6330 Cham, Switzerland. IMPORTANT NOTE: Please sign, date and return this Proxy Card in the enclosed postage pre-paid envelope either to: Transocean Ltd., Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or, if granting a proxy to the independent representative Rainer Hager, Attorney at Law and Notary, Schweiger, Advokatur/Notariat, Dammstrasse 19, CH-6300 Zug, Switzerland. We urge you to return your proxy card by 4 p.m. Eastern Daylight Time (EDT) (10 p.m. Swiss time) on May 12, 2011 to ensure that your Proxy Card is timely submitted. INDICATE ON THE REVERSE SIDE OF THIS PROXY CARD WHETHER: The signatory, revoking any proxy heretofore given in connection with the Meeting, appoints Transocean as proxy, with full powers of substitution, to represent the signatory at the Meeting and to vote all shares the signatory is entitled to vote at such Meeting on all matters properly presented at the Meeting; or The signatory, revoking any proxy heretofore given in connection with the Meeting, appoints the independent representative, Rainer Hager (the "Independent Representative"), with full powers of substitution, to represent the signatory at the Meeting and to vote all shares the signatory is entitled to vote at such Meeting on all matters properly presented at the Meeting. Please also provide your specific voting instructions by marking the applicable instruction boxes on the reverse side of this Proxy Card. If you do not provide specific instructions in relation to one or several agenda items, your voting rights will be exercised in the manner proposed by the Board of Directors ("FOR" proposals 1-8 and 10-11, "FOR" each director nominee listed in proposal 9 and, with respect to proposal 12, a selection of "1 Year"). If you do not provide specific instructions otherwise, in the event of other agenda items or proposals during the Meeting ("Ad Hoc Proposals") on which voting is permissible under Swiss law, Transocean or the Independent Representative, as applicable, will vote the shares in accordance with the respective recommendation of the Board of Directors. If you return the Proxy Card without indication whether you appoint Transocean or the Independent Representative as your proxy, the Proxy Card will be treated as an authorization of Transocean to act as your proxy. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Meeting. Continued on the reverse side. Must be signed and dated on the reverse side.